Exhibit 10.104

Execution Version

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

CREDIT AND GUARANTY AGREEMENT
among
VENTURE GLOBAL LNG, INC.,
as the Borrower,
The Guarantors
From Time to Time Party Hereto,
The Several Lenders
from Time to Time Party Hereto
and
SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent,
Dated as of November 7, 2025

SUMITOMO MITSUI BANKING CORPORATION
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANCO SANTANDER, S.A., NEW YORK BRANCH, BANK OF AMERICA, N.A., GOLDMAN SACHS BANK USA, ING CAPITAL LLC, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., NATIONAL BANK OF CANADA, TRUIST SECURITIES, INC. AND WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers
SUMITOMO MITSUI BANKING CORPORATION
as Sole Bookrunner

Table of Contents

Page
Section 1.01.    Defined Terms    1
Section 1.02.    Other Definitional Provisions    62
Section 1.03.    Timing of Payment or Performance    63
Section 1.04.    Rates    63
Section 1.05.    Letter of Credit Amounts    63
Section 1.06.    Limited Condition Transactions    63
Section 1.07.    Certain Calculations    64
Section 1.08.    Suspension of Certain Covenants    65
Section 1.09.    Exchange Rates; Currency Equivalents    66
ARTICLE 2
COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01.    Commitments    67
Section 2.02.    Loans and Borrowings    67
Section 2.03.    Swingline Loans    68
Section 2.04.    Letters of Credit    69
Section 2.05.    Funding of Borrowings    74
Section 2.06.    [Reserved]    75
Section 2.07.    Evidence of Debt; Register; Lenders’ Books and Records; Notes    75
Section 2.08.    Interest    76
Section 2.09.    Conversion/Continuation    77
Section 2.10.    Default Interest    78
Section 2.11.    Fees    78
Section 2.12.    Repayment of Principal    79
Section 2.13.    Voluntary Prepayments    79
Section 2.14.    Mandatory Prepayments    80
Section 2.15.    General Provisions Regarding Payments    80
Section 2.16.    Ratable Sharing    81
Section 2.17.    Making or Maintaining Term SOFR Loans    82
Section 2.18.    Increased Costs; Capital Requirements    83
Section 2.19.    Taxes    84
Section 2.20.    Benchmark Replacement Setting    87
Section 2.21.    Incremental Credit Extensions    88
Section 2.22.    Termination and Reduction of Commitments.    91
Section 2.23.    Illegality    92
Section 2.24.    Mitigation Obligations; Replacement of Lenders    92
Section 2.25.    Defaulting Lenders    94
Section 2.26.    Extensions of Maturity Date    96
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.01.    Financial Condition    97
Section 3.02.    No Change    98
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Table of Contents (continued)

Section 3.03.    Existence; Compliance with Law    98
Section 3.04.    Power; Authorization; Enforceable Obligations    98
Section 3.05.    No Legal Bar    98
Section 3.06.    No Litigation    98
Section 3.07.    No Default    99
Section 3.08.    Ownership of Property; Liens    99
Section 3.09.    Intellectual Property    99
Section 3.10.    Taxes    99
Section 3.11.    Margin Regulations    99
Section 3.12.    Nature of Business    99
Section 3.13.    ERISA    99
Section 3.14.    Investment Company Act    99
Section 3.15.    Subsidiaries; Capitalization    100
Section 3.16.    [Reserved]    100
Section 3.17.    Environmental Matters    100
Section 3.18.    Accuracy of Information, Etc    100
Section 3.19.    Security Documents    100
Section 3.20.    Solvency; Bankruptcy    101
Section 3.21.    Indebtedness and Liabilities    101
Section 3.22.    Anti-Money Laundering and Anti-Corruption Laws; Sanctions    101
Section 3.23.    Insurance    102
Section 3.24.    Pari Passu Ranking    102
Section 3.25.    Labor and Employment Laws    102
ARTICLE 4
CONDITIONS PRECEDENT
Section 4.01.    Conditions to Effective Date    102
Section 4.02.    Conditions to Each Credit Extension    104
ARTICLE 5
AFFIRMATIVE COVENANTS
Section 5.01.    Financial Statements    105
Section 5.02.    Certificates; Other Information    106
Section 5.03.    Payment of Taxes and Other Obligations    107
Section 5.04.    Conduct of Business and Maintenance of Existence; Compliance with Law    107
Section 5.05.    Maintenance of Property; Insurance    107
Section 5.06.    Inspection of Property; Books and Records; Discussions    108
Section 5.07.    Notices    108
Section 5.08.    Environmental Laws    108
Section 5.09.    [Reserved]    109
Section 5.10.    Maintenance of Lien; Further Assurances; Additional Collateral    109
Section 5.11.    [Reserved]    109

Table of Contents (continued)

Section 5.12.    [Reserved]    109
Section 5.13.    Use of Proceeds    109
Section 5.14.    [Reserved]    109
Section 5.15.    Sanctions; Anti-Money Laundering and Anti-Corruption Laws    109
Section 5.16.    Maintenance of Title    110
Section 5.17.    Guarantees and Security    110
Section 5.18.    Designation of Restricted and Unrestricted Subsidiaries    110
ARTICLE 6
NEGATIVE COVENANTS
Section 6.01.    Limitation on Indebtedness; Disqualified Stock and Preferred Equity    111
Section 6.02.    Limitation on Liens    116
Section 6.03.    Limitation on Fundamental Changes    116
Section 6.04.    Limitation on Sales of Assets    118
Section 6.05.    Limitation on Restricted Payments    119
Section 6.06.    Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries    125
Section 6.07.    Financial Covenant    127
Section 6.08.    Limitation on Transactions with Affiliates.    127
Section 6.09.    Limitation on Amendments to Organizational Documents    131
Section 6.10.    Margin Regulations    131
Section 6.11.    Anti-Money Laundering and Anti-Corruption Laws    131
ARTICLE 7
EVENTS OF DEFAULT
Section 7.01.    Events of Default    131
Section 7.02.    Right to Cure    134
Section 7.03.    Application of Proceeds    136
ARTICLE 8
THE ADMINISTRATIVE AGENT
Section 8.01.    Appointment and Authority    137
Section 8.02.    Rights as a Lender    140
Section 8.03.    Reliance by Administrative Agent    140
Section 8.04.    Resignation of Administrative Agent    141
Section 8.05.    Non-Reliance on Administrative Agent and Other Lenders    142
Section 8.06.    Collateral Matters; Rights Under Hedge Agreements    143
Section 8.07.    Withholding Taxes    143
Section 8.08.    Certain ERISA Matters    144
Section 8.09.    Credit Bidding    145
Section 8.10.    Erroneous Payments.    146

Table of Contents (continued)

ARTICLE 9
GUARANTY
Section 9.01.    Obligation to Guaranty    149
Section 9.02.    Guaranty    149
Section 9.03.    Limitation of Liability    149
Section 9.04.    Guaranty Absolute    149
Section 9.05.    Waivers and Acknowledgments    150
Section 9.06.    Subrogation    151
Section 9.07.    Subordination    152
Section 9.08.    Continuing Guaranty; Assignments    152
Section 9.09.    Keepwell    153
Section 9.10.    Release of Guarantors    153
ARTICLE 10
MISCELLANEOUS
Section 10.01.    Amendments and Waivers    154
Section 10.02.    Notices    157
Section 10.03.    No Waiver; Cumulative Remedies    158
Section 10.04.    Survival    159
Section 10.05.    Payment of Expenses; Limitation of Liability; Indemnity, Etc    159
Section 10.06.    Successors and Assigns; Participations and Assignments    161
Section 10.07.    Adjustments; Set-off    164
Section 10.08.    Counterparts    165
Section 10.09.    Severability    166
Section 10.10.    Integration    166
Section 10.11.    GOVERNING LAW    166
Section 10.12.    Submission To Jurisdiction; Waivers    166
Section 10.13.    Acknowledgments    167
Section 10.14.    Confidentiality    167
Section 10.15.    WAIVERS OF JURY TRIAL    168
Section 10.16.    USA PATRIOT ACT    168
Section 10.17.    Payments Set Aside    169
Section 10.18.    Releases of Collateral    169
Section 10.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    170
Section 10.20.    Acknowledgement Regarding Any Supported QFCs    170
Section 10.21.    Reaffirmation of Security Grant    171

SCHEDULES:

1.1A        Commitments
1.1B        Disqualified Advisors
1.1C        Disclosed Matters
3.15        Subsidiaries
3.19        UCC Filing Jurisdictions
3.21(a)        Liabilities
4.1(h)        Effective Date Lien Searches
EXHIBITS:
A    Form of Compliance Certificate
B-1    Form of Closing Certificate
B-2    Form of Secretary’s Certificate
C    Form of Assignment and Acceptance
D    Form of Note
E-1    Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-2    Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
E-3    Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-4    Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F    Form of Solvency Certificate
G-1    Form of Funding Notice
G-2    Form of Conversion/Continuation Notice
H    [Reserved]
I    [Reserved]
J    Form of Guarantor Joinder

v

CREDIT AND GUARANTY AGREEMENT
CREDIT AND GUARANTY AGREEMENT, dated as of November 7, 2025 (this “Agreement”), among VENTURE GLOBAL LNG, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party hereto, the Lenders from time to time party hereto, the Issuing Banks from time to time party hereto and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).
The Borrower has requested that the Lenders and Issuing Banks extend credit to the Borrower, and the Lenders and Issuing Banks are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01.    Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.
“2028 Notes” means $2,250,000,000 in aggregate principal amount of the Borrower’s 8.125% senior secured notes due 2028 issued pursuant to the 2028 and 2031 Senior Secured Notes Indenture on May 26, 2023.
“2029 Notes” means (i) $2,500,000,000 in aggregate principal amount of the Borrower’s 9.500% senior secured notes due 2029 issued pursuant to the 2029 and 2032 Senior Secured Notes Indenture on October 24, 2023, and (ii) $500,000,000 in aggregate principal amount of the Borrower’s 9.500% senior secured notes due 2029 issued pursuant to the 2029 and 2032 Senior Secured Notes Indenture on November 8, 2023.
“2030 Notes” means $1,500,000,000 in aggregate principal amount of the Borrower’s 7.00% senior secured notes due 2030 issued pursuant to the 2030 Senior Secured Notes Indenture on July 24, 2024.
“2031 Notes” means $2,250,000,000 in aggregate principal amount of the Borrower’s 8.375% senior secured notes due 2031 issued pursuant to the 2028 and 2031 Senior Secured Notes Indenture on May 26, 2023.
“2032 Notes” means (i) $1,500,000,000 in aggregate principal amount of the Borrower’s 9.875% senior secured notes due 2032 issued pursuant to the 2029 and 2032 Senior Secured Notes Indenture on October 24, 2023, and (ii) $500,000,000 in aggregate principal amount of the Borrower’s 9.875% senior secured notes due 2032 issued pursuant to the 2029 and 2032 Senior Secured Notes Indenture on November 8, 2023.
“2028 and 2031 Senior Secured Notes Indenture” means the Indenture dated as of May 26, 2023 (as amended, modified or supplemented from time to time), between the Borrower, as issuer, the trustee and the collateral agent referred to therein, pursuant to which the 2028 Notes and the and 2031 Notes were issued.

“2029 and 2032 Senior Secured Notes Indenture” means the Indenture dated as of October 24, 2023, as amended by the First Supplemental Indenture dated November 8, 2023 (as further amended, modified or supplemented from time to time), between the Borrower, as issuer, the trustee and the collateral agent referred to therein, pursuant to which the 2029 Notes and the 2032 Notes were issued.
“2030 Senior Secured Notes Indenture” means the Indenture dated as of July 24, 2024 (as amended, modified or supplemented from time to time), between the Borrower, as issuer, the trustee and the collateral agent referred to therein, pursuant to which the 2030 Notes were issued.
“Acquired Debt” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with or in contemplation of such Person becoming a Restricted Subsidiary of the Borrower or such acquisition, or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Borrower or any Restricted Subsidiary. Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.
“Adjusted Cash From Operating Activities” means, for any period, the aggregate amount of net cash from operating activities of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted as follows (in each case, without duplication):
(a)    decreased by the sum of the following:
(i)    the aggregate amount of any cash distributions or cash repurchase amounts actually paid during such period to any Person (other than the Borrower and its Restricted Subsidiaries) with respect to any Disqualified Stock or Preferred Equity issued by, or non-controlling interest in, any Non-Recourse Subsidiary, solely to the extent such distributions or repurchases are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; plus
(ii)    the aggregate amount of any mandatory payments actually made during such period with respect to any ECR Transaction, solely to the extent such payments are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; plus
(iii)    the aggregate amount of any amortization payments incurred during such period with respect to any Non-Recourse Financing (other than any payments in connection with or relating to any refinancing of any Non-Recourse Financing); and
(b)    increased by Force Majeure Adjustments not to exceed thirty percent (30%) of Adjusted Cash From Operating Activities for such period (determined after giving effect to any such Force Majeure Adjustments).
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” means (a) the Required Lenders, if the Required Lenders determine that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan pursuant to Section 2.17(a)(ii), (b) all Lenders, if the Administrative Agent determines that “Term SOFR” cannot be determined pursuant to the definition thereof pursuant to Section 2.17(a)(i) and (c) such Lender, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR pursuant to Section 2.18.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Affiliate Transaction” has the meaning assigned to such term in Section 6.08.
“Agent” means the Administrative Agent and any other Person appointed under the Loan Documents to serve in an agent or similar capacity.
“Agent Parties” has the meaning assigned to such term in Section 10.02.
“Aggregate Amounts Due” has the meaning assigned to such term in Section 2.16.
“Agreement” has the meaning assigned to such term in the preamble.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a SOFR or Base Rate floor, or otherwise, in each case, incurred or payable by the Loan Parties generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming a four (4)-year life to maturity (e.g., one hundred (100) basis points of original issue discount equals to twenty-five (25) basis points of interest margin for a four (4) year average life to maturity) or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness; and provided, further, that: (a) “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, ticking fees, undrawn commitment fees and similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part any or all lenders of such Indebtedness), any fees not paid or payable in the primary syndication of such Indebtedness or other fees not paid or payable generally to such lenders ratably (or, if there is only one Lender (or one affiliated group of Lenders), are of the type not customarily shared with lender generally); (b) if any Incremental Loans include a SOFR or Base Rate floor that is greater than the SOFR or Base Rate floor applicable to any existing Class of Loans, such differential between SOFR or Base Rate floors, as applicable, shall be included in the calculation of All-In Yield, but only to the extent an increase in the SOFR or Base Rate floor applicable to the existing Loans would cause an increase in the interest rate then in effect thereunder, and in such case the SOFR and Base Rate floors (but not the Applicable Margin, unless the Borrower otherwise elects in its sole discretion) applicable to the existing Loans shall be increased to the extent of such differential between SOFR or Base Rate floors, as the case may be; and (c) with respect to calculating the All-In Yield applicable to any Revolving Facility or Incremental Revolving Facility, the

All-In Yield will be calculated assuming that such Revolving Facility or Incremental Revolving Facility is fully drawn.
“Alternative Currency” means Euros and Sterling.
“Ancillary Document” has the meaning assigned to such term in Section 10.08.
“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.22(b).
“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 3.22(a).
“Applicable Intercreditor Agreement” means, as the context may require, the First Lien Intercreditor Agreement or any Market Intercreditor Agreement or another intercreditor agreement (which may, if applicable consist of a collateral proceeds “waterfall”).
“Applicable Margin” means (a) with respect to any Term SOFR Loan, 2.50% per annum, and (b) with respect to any Base Rate Loan, 1.50% per annum; provided that, the Applicable Margin shall decrease (i) to (A) with respect to any Term SOFR Loan, 2.00% per annum and (B) with respect to any Base Rate Loan, 1.00% per annum, upon the achievement of an Investment Grade Rating with respect to each outstanding Senior Secured Note by any one Rating Agency and (ii) to (A) with respect to any Term SOFR Loan, 1.50% per annum and (B) with respect to any Base Rate Loan, 0.50% per annum, upon achieving an Investment Grade Rating with respect to each outstanding Senior Secured Note from any two Rating Agencies.
“Approved Electronic Platform” has the meaning assigned to such term in Section 10.02.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.
“Arrangers” means, collectively, Sumitomo Mitsui Banking Corporation, in its capacity as coordinating lead arranger and sole bookrunner, and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., New York Branch, Bank of America, N.A., Goldman Sachs Bank USA, ING Capital LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Truist Securities, Inc. and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers.
“Asset Sale” means:
(a)    the sale, lease, transfer, conveyance or other disposition of any assets by the Borrower or any of its Restricted Subsidiaries (including by way of a Sale and Leaseback Transaction) outside of the ordinary course of business; and
(b)    the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Borrower or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than the greater of (A) $150,000,000 and (B) 4.5% of Distributable Cash for the applicable Test Period;
(2)    a transfer of assets or Equity Interests between or among the Borrower and any Restricted Subsidiary, except to the extent such assets or Equity Interests constitute or would constitute Collateral unless such assets or Equity Interests would continue to constitute Collateral following such transfer or would constitute Excluded Capital Stock following such transfer;
(3)    an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary;
(4)    the sale, lease or other transfer of accounts receivable, inventory or other assets in the ordinary course of business, and any sale or other disposition of damaged, worn-out, surplus or obsolete assets or assets that are no longer useful in the conduct of the business of the Borrower and its Restricted Subsidiaries or economically practicable or commercially reasonable to maintain, in each case whether now owned or hereafter acquired, in each case in the good faith determination of the Borrower;
(5)    the sale, conveyance or other disposition for value of environmental attributes or energy, fuel, water or emission credits or similar rights or contracts for any of the foregoing by the Borrower or any of its Restricted Subsidiaries;
(6)    licenses and sublicenses by the Borrower or any of its Restricted Subsidiaries;
(7)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;
(8)    the granting and enforcement and exercise of a Lien not prohibited by Section 6.02, and any sale, transfer or other disposition in connection therewith or deemed reasonably necessary or desirable by the Borrower in good faith for the consummation thereof;
(9)    any Restricted Payment not prohibited by Section 6.05 the proceeds of which are substantially contemporaneously used to fund a Permitted Investment or the making of a Restricted Payment not prohibited by Section 6.05, or any Permitted Investment;
(10)    the sale or other disposition of cash or Cash Equivalents;
(11)    the disposition of receivables in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;
(12)    the foreclosure, condemnation, expropriation, forced dispositions, eminent domain or any similar action with respect to any property or other assets, transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event, or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13)    the disposition of assets to a person who is providing services (the provision of which has been or is to be outsourced by the Borrower or any Subsidiary to such person) related to such assets;
(14)    the lease (including Sale and Leaseback Transactions and inverted lease transactions), as lessor or sublessor, or license (other than any long-term exclusive license), as licensor or sublicensor, of real or personal property or intellectual property that does not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(15)    Sale and Leaseback Transactions, as lessee or sublessee, and other dispositions by a Non-Recourse Subsidiary in connection with Non-Recourse Financing incurred by such Non-Recourse Subsidiary;
(16)    the cancellation of intercompany Indebtedness with the Borrower or any of its Restricted Subsidiaries permitted under this Agreement;
(17)    swaps of assets for other similar assets or assets whose value is reasonably equivalent or greater in terms of type, value and quality, than the assets being swapped, as determined in good faith by the Borrower;
(18)    the unwinding or termination of Hedging Obligations;
(19)    the issuance, sale or other disposition of Equity Interests in (i) Joint Ventures or (ii) Subsidiaries, substantially all of which Subsidiaries’ or Joint Ventures’ assets are assets that, if disposed of separately, would not constitute an Asset Sale, in a single transaction or series of related transactions;
(20)    dispositions of investments in Joint Ventures to the extent required by, or made pursuant to buy/sell and/or put/call arrangements between the Joint Venture parties set forth in, Joint Venture agreements and similar binding arrangements;
(21)    the issuance of Equity Interests by the Borrower or a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Person;
(22)    the issuance, sale or other disposition of Equity Interests or other assets of a Non-Recourse Subsidiary; provided that any net proceeds of such disposition are (A) applied to Project Costs of the Project to which such Non-Recourse Subsidiary relates or to repay a Non-Recourse Financing of such Project or (B) applied to (i) prepay the Loans or to repurchase, prepay, redeem or repay any other Indebtedness of the Borrower or its Restricted Subsidiaries, (ii) to repurchase, prepay, redeem or repay any Non-Recourse Financing or Indebtedness incurred pursuant to any ECR Transaction or (iii) to make any Investment, in each case, to the extent not prohibited hereunder;
(23)    any sale, lease, conveyance or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(24)    dispositions of improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business;

(25)    the lapse or abandonment of intellectual property rights (including any registrations or applications therefor) in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole;
(26)    any sale, transfer or other disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC; provided that upon formation of such Delaware Divided LLC, such Delaware Divided LLC shall be a Restricted Subsidiary;
(27)    any sale, transfer or other disposition in connection with, and deemed reasonably necessary or desirable by the Borrower in good faith for the consummation of, any IPO Reorganization Transactions or any Tax Restructuring;
(28)    Permitted Intercompany Activities and related transactions;
(29)    any Equity Financing Transaction;
(30)    ECR Transactions; and
(31)    (A) dispositions or discounts without recourse of accounts receivable, notes receivable, rights to payment, other current assets or participations therein, or (B) dispositions of assets in connection with any Permitted Receivables Financing Assets pursuant to any Permitted Receivables Financing (including Equity Interests in any Subsidiary all of substantially all of the assets of which are Permitted Receivables Financing Assets).
In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.
“Assignment and Acceptance” means an agreement substantially in the form of Exhibit C.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due that are in existence on the Effective Date or thereafter incurred) of the Borrower or any Restricted Subsidiary, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to thereto), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Loans” means Loans for which the applicable rate of interest is based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with

Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” has the meaning assigned to such term in Section 10.07(a).
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(i)) of such party.
“Board of Directors” means:
(a)    with respect to a corporation, the board of directors of the corporation (including any committee thereof duly authorized to act on behalf of such board);
(b)    with respect to a partnership having only one general partner, the board of directors of the general partner of the partnership;
(c)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members or other governing body thereof; and
(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Borrowing” means a (a) Revolving Borrowing, (b) a Swingline Borrowing or (c) a Term Borrowing, as the context may require, consisting of simultaneous Loans of the same Type and, in the case of a Term SOFR Borrowing, having the same Interest Period.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Stock” means:
(1)    in the case of a corporation or company, corporate stock or shares;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Captive Insurance Subsidiary” means (a) any Subsidiary of the Borrower operating for the purpose of (i) insuring the businesses, operations or properties owned or operated by any Parent Entity, the Borrower or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Debt Fund Affiliates or Immediate Family Members), and related benefits and/or (ii) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (b) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (a) above.
“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following:
(1)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders, becomes the beneficial owner (as such term is defined in Rules 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Borrower (or its successors by merger, consolidation or purchase of all or substantially all of its assets); or
(2)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders;
provided, however, that a transaction in which the Borrower becomes a Subsidiary of another Person (other than any of the Permitted Holders) shall not constitute a Change of Control if (a) the shareholders of the Borrower immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Borrower immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person) and/or any of the Permitted Holders, Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Borrower; provided further, (i) a Person or group shall not be deemed to Beneficially Own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of Voting Stock in connection with the transactions contemplated by such agreement, (ii) the phrase “person” or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (A) any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (B) any underwriter in connection with an IPO, and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower or the Parent Entity Beneficially Owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being Beneficially Owned by such “group” or any other member of such group for purposes of determining whether a Change of Control has occurred.
“Class” means, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Incremental Term Loans of any series established as a separate “Class” pursuant to Section 2.21, Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Incremental Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.21, a Revolving Commitment or an Incremental Revolving

Commitment of any series established as a separate “Class” pursuant to Section 2.21 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means any Property of any Loan Party, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document; provided that, the Collateral shall not include any Excluded Assets.
“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of May 26, 2023 among the Borrower, each other Grantor (as defined and referred to therein), the trustee for the Senior Secured Notes, each other Senior Class Debt Representative from time to time party thereto and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Collateral Agent” has the meaning assigned to such term in the Collateral Agency Agreement.
“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment and Incremental Commitment, as applicable, in effect as of such time.
“Commitment Fee” has the meaning assigned to such term in Section 2.11(a).
“Commitment Fee Rate” means, on any date, a rate of 0.35% per annum; provided that, the Commitment Fee Rate shall decrease to 0.275% upon the achievement of an Investment Grade Rating with respect to each outstanding Senior Secured Note by any one Rating Agency and to 0.20% upon achieving an Investment Grade Rating with respect to each outstanding Senior Secured Note from any two Rating Agencies.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001(a)(14) or 4001(b)(1) of ERISA or is part of a group that includes any Loan Party and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Communications” means, collectively, any written notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.02, including through an Approved Electronic Platform.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.17(c), and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any obligation under any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its Property is bound.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit G-2.
“Covenant Suspension Event” has the meaning assigned to such term in Section 1.08.
“Covenant Testing Condition” shall be satisfied at any time if as of such time (a) the sum of (i) the aggregate principal amount of the Revolving Loans then outstanding plus (ii) the aggregate stated amount of (x) Letters of Credit issued but not yet drawn hereunder; provided that the aggregate face amount of such Letters of Credit shall not exceed five hundred million Dollars ($500,000,000) for purposes of this calculation and (y) Letters of Credit drawn hereunder that have not been reimbursed within three (3) Business Days after being drawn or cash collateralized in accordance with Section 2.04(j) exceeds (b) fifty percent (50%) of the aggregate amount of the Revolving Commitments as in effect at such time.
“Covered Party” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), in each case that is party to a Supported QFC.
“Credit Extension” has the meaning assigned to such term in Section 4.02.
“Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in receivables), or letters of credit, notes, earn-out obligations constituting Indebtedness or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender group of lenders, counterparties or otherwise.
“Cumulative Distributable Cash” means, with respect to any date of determination, the cumulative Distributable Cash for the period (taken as one accounting period) from, and including, the first day of the fiscal quarter in which the Reference Date occurred, to, and including, the end of the most recently ended fiscal quarter of the Borrower for which internal financial statements are available as of such date of determination.
“Cure Amount” has the meaning assigned to such term in Section 7.02(a).
“Cure Contribution” has the meaning assigned to such term in Section 7.02(a).
“Cure Expiration Period” has the meaning assigned to such term in Section 7.02.
“Cure Right” has the meaning assigned to such term in Section 7.02(a).
“Debt Fund Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Excess Proceeds” means the net proceeds from Asset Sales required to be offered to the holders of any of the holders of the Senior Secured Notes that remain after the consummation of such offer in accordance with the terms of the applicable Senior Secured Notes Indenture.
“Default” means any of the events or conditions specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing, or has made a public statement to that effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or any Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Issuing Bank’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Delaware Divided LLC” means any Delaware LLC formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Deposit Account” has the meaning assigned to such term in the UCC.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated by the Borrower as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of Cash Equivalents in compliance with Section 6.04.
“Designated Preferred Stock” means Preferred Stock of the Borrower or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock on the issuance date thereof, the cash proceeds of which are excluded from any calculation of Incremental Funds.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in (a) VG Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, (b) all other reports filed by VG Inc. with the SEC since January 1, 2025 and prior to the Effective Date which have been posted on the web site of the SEC at www.sec.gov, (c) any other information generally made available by VG Inc. or the Borrower to the public prior to the date hereof through the issuance of a press release or posting to its website and (d) the actions, suits and proceedings and the environmental matters disclosed in Schedule 1.1C.
“Disqualified Advisor” means (a) unless otherwise consented to by the Borrower in writing (including email) any Person set forth by the Borrower on Schedule 1.1B as of the Effective Date (the “Disqualified Advisor List”), as updated from time to time by the Borrower by written notice to the

Administrative Agent to add any consultants or other advisors of the Borrower or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a); provided, that (i) any designation as a “Disqualified Advisor” shall not apply retroactively and (ii) no legal counsel shall be a “Disqualified Advisor”.
“Disqualified Lender” means, unless otherwise consented to by the Borrower in writing (including by email), (a) any Person set forth on the DQ List sent by the Borrower to the Administrative Agent at its address set forth in Section 10.02 on or before the Effective Date, as such DQ List may be updated from time to time by the Borrower by written notice to the Administrative Agent at the email address set forth above to add any bona fide competitor of the Borrower and shall only become effective, as of and following two (2) Business Days after such delivery or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a), excluding any bona fide debt fund affiliate of such Person that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds, and similar extensions of credit or securities in the ordinary course of its business; provided that, any designation as a “Disqualified Lender” shall not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans or entered into a trade for either of the foregoing.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any Parent Entity thereof that would not otherwise constitute Disqualified Stock, and for cash in lieu of fractional shares of Capital Stock and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Capital Stock of such Person or as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the Maturity Date; provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager or consultant (or their respective Debt Fund Affiliates or Immediate Family Members), of the Borrower, any of its Subsidiaries, any Parent Entity or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Borrower or any other plan for the benefit of current, former or future employees (or their respective Debt Fund Affiliates or Immediate Family Members) of the Borrower or its Subsidiaries or by any such plan to such employees (or their respective Debt Fund Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Distributable Cash” means, for any period, the aggregate amount of net cash provided by (used in) operating activities of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted as follows (in each case, without duplication):
(a)    decreased by the aggregate amount of net cash provided by (used in) operating activities of any Unrestricted Subsidiaries of the Borrower for such period; and
(b)    increased by the sum of the following:

(i)    the aggregate amount of any scheduled cash interest payments and any other debt service payments with respect to any Indebtedness of the Borrower and its Restricted Subsidiaries, solely to the extent such payments are actually made during such period using net cash provided by financing activities of the Borrower and its Restricted Subsidiaries for such period; plus
(ii)    the aggregate amount of any Test Revenue to the extent included in net cash provided by (used in) investing activities of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; plus
(iii)    the aggregate amount of dividends, distributions or return on investment actually received by the Borrower or any of its Restricted Subsidiaries during such period in the form of cash or Cash Equivalents from any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary, Joint Venture or investment recorded in such Person under the equity method of accounting); plus
(iv)    solely to the extent Distributable Cash is used to determine the Fixed Charge Coverage Ratio, the aggregate amount of any operating expenses incurred by the Borrower during such period; and
(c)    decreased by the sum of the following:
(i)    the aggregate amount of any scheduled cash interest payments, amortization payments and any other debt service payments and repayments with respect to any Non-Recourse Financing of any Non-Recourse Subsidiary, solely to the extent such payments are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; plus
(ii)    the aggregate amount of any cash distributions or cash repurchase amounts actually paid during such period to any Person (other than the Borrower and its Restricted Subsidiaries) with respect to any Disqualified Stock or Preferred Equity issued by, or non-controlling interest in, any Non-Recourse Subsidiary, solely to the extent such distributions or repurchases are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; plus
(iii)    the aggregate amount of any mandatory payments actually made during such period with respect to any ECR Transaction, solely to the extent such payments are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; plus
(iv)    the aggregate amount of any Investments actually made by the Borrower or any of its Restricted Subsidiaries during such period in the form of cash or Cash Equivalents in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary, Joint Venture or Investment recorded in such Person under the equity method of accounting), solely to the extent such Investments are actually made during such period using net cash provided by operating activities of the Borrower and its Restricted Subsidiaries for such period; and
(d)    decreased by deposits into (or increased by withdrawals from) any restricted cash accounts during such period that are required pursuant to any Non-Recourse Financing of any Non-Recourse Subsidiary (including fully funding any contingency requirements, reserving for remaining construction costs and fulfilling any debt service reserve account obligations), solely to the extent that such deposits (or withdrawals) decrease (or increase) net cash provided by (used in) operating activities of the Borrower and its Restricted Subsidiaries for such period.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“DQ List” has the meaning assigned to such term in Section 10.02.
“Early Cargo Revenues” means, with respect to any group of Project Companies for an applicable Project, the total cash permitted to be distributed by such group of Project Companies to the Borrower prior to the applicable commercial operation date under the Non-Recourse Financing for the applicable Project.
“ECR Transaction” means any transaction involving the use of Early Cargo Revenues (and no other funds of a Recourse Person) to provide credit support (contingent or otherwise), equitize or otherwise finance any Project Company in connection with a Non-Recourse Financing or Equity Financing Transaction; provided that, no Person that benefits from such ECR Transaction shall have recourse to any Recourse Person other than rights to Early Cargo Revenues actually received by any Recourse Person and (for the avoidance of doubt) shall not be entitled to any Lien on the assets of any Recourse Person.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions precedent set forth in Section 4.01 have been satisfied or waived by the Lenders. For the avoidance of doubt, the Effective Date is November 7, 2025.
“Effective Yield” means, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, original issue discount, up-front fees, interest rate floors or similar devices, all recurring fees and all other similar fees; provided that, original issue discount and up-front fees shall, for floating rate Indebtedness, be equated to interest rate assuming a three-year life to maturity; provided further that, “Effective Yield” shall not include arrangement fees or similar fees paid to the arrangers or lenders for such Indebtedness.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, or any investment vehicle, holding company, or trust established primarily for the benefit of a natural person, (ii) any Disqualified Lender or Defaulting Lender or (iii) the Borrower or any of its Affiliates.
“Environment” means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basis, wetlands, estuaries and canals), groundwater, drinking water, sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, cause of action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising out of, based on, resulting from or relating to (a) circumstances forming the basis of any actual or alleged violation of any Environmental Law, (b) the presence, Release of, or exposure to, any Hazardous Materials, or (c) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.
“Environmental Laws” means any and all applicable Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials, including Laws relating to: (a) the exposure to, or Releases or threatened Releases of, Hazardous Materials, (b) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Materials, or (c) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
“Equity Financing Transaction” means any bona fide equity issuance or equity financing transaction or series of related transactions by any Non-Recourse Subsidiary (including, for the avoidance of doubt, any issuance or series of related issuances of Disqualified Stock, Preferred Equity or other Equity Interests by any Non-Recourse Subsidiary) (a) the proceeds of which are used for the financing (or refinancing) of all or any portion of any Project to which such Non-Recourse Subsidiary relates, all or any portion of any other Project Costs relating to any such Project, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Borrower in good faith; provided that, to the extent such Disqualified Stock, Preferred Equity of other Equity Interests are issued by a Non-Recourse Subsidiary that is an obligor under any Non-Recourse Financing relating to the applicable Project, the proceeds of the issuance of such Disqualified Stock, Preferred Equity of other Equity Interests may be used for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any one or more other Projects, all or any portion of any Project Costs relating to any such one or more other Projects, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Borrower in good faith, so long as such use of proceeds is permitted under the terms of each Non-Recourse Financing that is then outstanding to which such Non-Recourse Subsidiary is a party (and not pursuant to an amendment or waiver of any such Non-Recourse Financing in contemplation thereof); and (b) such transaction or series of related transactions does not result in such Non-Recourse Subsidiary no longer constituting a “Restricted Subsidiary” for purposes of this Agreement immediately after giving effect thereto.
“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Event” means (a) with respect to any Pension Plan, a “reportable event” (as defined in Section 4043(c) of ERISA), other than those events as to which the notice period referred to in Section 4043(a) of ERISA has been waived; (b) the failure of any Loan Party or any Commonly Controlled Entity to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by any Loan Party or any Commonly Controlled Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the receipt by any Loan Party or any Commonly Controlled Entity from the Pension Benefit Guaranty Corporation (“PBGC”) or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (g) the incurrence by any Loan Party or any Commonly Controlled Entity of any liability with respect to its withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (h) the receipt by any Loan Party or any Commonly Controlled Entity of any notice, concerning the imposition of withdrawal liability as a result of a complete or partial withdrawal from a Multiemployer Plan (as such terms are defined in Part I of Subtitle E of Title IV of ERISA) or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), in “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA); (i) the failure by any Loan Party or any Commonly Controlled Entity to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; or (j) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to it in Section 8.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.10(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.10(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.10(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.10(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Event of Default” means any of the events or conditions specified in Section 7.01; provided that, any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means (a) any asset (including any general intangibles and any contract, instrument, lease, license, permit, agreement or other document, or any property or other right subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement or, in the case of after-acquired property, pre-existing secured Indebtedness not incurred in anticipation of the acquisition by the Borrower or any Loan Party of such property)) the grant or perfection of a security interest in which would (i) constitute a violation of a restriction in favor of a third party (other than a Loan Party or any Subsidiary thereof) or result in the abandonment, invalidation or unenforceability of any right or assets of the relevant Loan Party, (ii) result in a breach, termination (or a right of termination) or default under any such contract, instrument, lease, license, permit, agreement or other document (including pursuant to any “change of control” or similar provision) (there being no requirement pursuant to any Loan Document to obtain any consent in respect thereof from any Person that is not also a Loan Party or any Subsidiary thereof) or (iii) permit any Person (other than any Loan Party or any Subsidiary thereof) to amend any rights, benefits and/or obligations of the relevant Loan Party in respect of such relevant asset or permit such Person to require any Loan Party or any Subsidiary of any Loan Party to take any action materially adverse to the interests of such Subsidiary or Loan Party; provided that, any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law; provided further that, any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such general intangible or other right that does not result in any of the consequences specified in clauses (i) through (iii) above, (b) the Excluded Capital Stock (provided that upon any release of the Lien on any such Excluded Capital Stock in favor of the Senior Secured Notes Collateral Agent in accordance with the terms of each Senior Secured Notes Indenture, such Capital Stock shall automatically constitute an Excluded Asset hereunder), (c) any intent-to-use (or similar) trademark application prior to the filing of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability, or result in the voiding of, such intent-to-use trademark application or any registration issuing therefrom under applicable law, (d) any asset or property (including Capital Stock), the grant or perfection of a security interest in which would (A) require any governmental or regulatory consent, approval, license or authorization (there being no requirement under any Loan Document to obtain the consent of any Governmental Authority or other Person (other than any Loan Party or any Subsidiary thereof), including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), unless such consent, approval, license or authorization has been obtained, (B) be prohibited or restricted by applicable Requirements of Law (including enforceable anti-assignment provisions of applicable Requirements of Law), except, in the case of the foregoing clause (A) and this clause (B), to the extent such prohibition would be rendered ineffective under applicable anti-assignment provisions of the UCC of any relevant jurisdiction notwithstanding such prohibition, (C) trigger termination of any contract pursuant to a “change of control” or similar provision and is binding on such asset on the Effective Date or at the time of its acquisition and not incurred in contemplation thereof; it being understood that “Excluded Assets” shall not include proceeds or receivables arising out of any contract described in this clause (d) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable law notwithstanding the relevant provision or (D) result in material adverse tax consequences to any Loan Party or any of its Subsidiaries as determined by the Borrower in good faith, (e) (i) except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, any leasehold interest and (ii) any real property or real property interest, (f) any margin stock, (g) any governmental or regulatory license or state or local franchise, charter, consent, permit or authorization to the extent the granting of a security interest therein is prohibited or restricted thereby or by applicable requirements of law, other than the proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; provided, however, that any such asset will only constitute an Excluded Asset under this clause (g) to the extent such prohibition or restriction would not be rendered ineffective pursuant to applicable anti-assignment provisions of the UCC of any relevant jurisdiction, (h) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected by filing an “all-assets” UCC financing statement) and all commercial tort claims, (i) any cash or Cash Equivalents (other than cash and Cash Equivalent representing identifiable proceeds of other Collateral, a security interest in which can be perfected through the filing of an “all-assets” UCC financing statement), (j) any deposit account or commodity or securities account (excluding any securities entitlements and any related assets to the extent a security interest therein can be perfected through the filing of an “all assets” UCC financing statement; it being understood that this exception does not apply to cash or Cash Equivalents other than cash and Cash Equivalents representing identifiable proceeds of other Collateral), (k) any motor vehicle, airplane or other asset subject to a certificate of title (other than to the extent a security interest therein can be perfected by filing an “all assets” UCC financing statement and without the requirement to list any VIN, serial or similar number), (l) any asset with respect to which the Collateral Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party, as applicable, to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Loan Parties afforded thereby and (m) except for the Borrower, all assets and property of any other Person other than Pledged Equity and the proceeds thereof. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, (a) in no event is any Building or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) included in the definition of “Collateral” and (b) no Building or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) shall be subject to a Lien under any Security Document. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968, (ii) the

Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.
“Excluded Capital Stock” means the Capital Stock of any Subsidiary of the Borrower that is (i) not a Wholly-Owned Subsidiary directly owned by the Borrower or any Guarantor, (ii) an Immaterial Subsidiary or (iii) an Unrestricted Subsidiary.
“Excluded Subsidiary” means any of (i) any Subsidiary that is not a Wholly-Owned Subsidiary of a Loan Party, (ii) any Foreign Subsidiary, (iii) any Foreign Subsidiary Holdco, (iv) any direct or indirect Domestic Subsidiary that is a Subsidiary of any Foreign Subsidiary that is a CFC, (v) any Subsidiary acquired after the Effective Date that is prohibited or restricted by applicable Law or by Contractual Obligation on the date such Subsidiary is so acquired (and so long as such Contractual Obligation was not incurred in contemplation of such investment or acquisition) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) or third party (other than any Loan Party) consent, approval, license or authorization not obtained, (vi) any Immaterial Subsidiary, (vii) any Subsidiary of the Borrower (other than any Subsidiary that is required to be joined as a Guarantor pursuant to Section 5.17), (viii) [reserved], (ix) any Non-Recourse Subsidiary, (x) any Unrestricted Subsidiary, (xi) any Subsidiary of the Borrower the guarantee by which in respect of each Senior Secured Notes Indentures has been released in accordance with the terms of each such Senior Secured Notes Indentures and (xii) any Subsidiary where the Borrower and the Administrative Agent reasonably determine that the burden or cost (including any adverse tax consequences to the Borrower or any of its Subsidiaries) of providing a Guaranty will outweigh the benefits to be obtained by the Lenders therefrom.
“Excluded Swap Obligation” means, with respect to a Guarantor, (a) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation, or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case (i) imposed on any Recipient as a result of such Recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) Taxes imposed on any Recipient that are attributable to such Recipient’s failure to comply with the requirements of clause (f),

(g), (h), (i) or (j) of Section 2.19, (c) with respect to any Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to any Law in effect at the time such Lender acquires such interest in a Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.19) (or changes its applicable lending office) except in each case to the extent that (i) such Lender’s assignor was entitled, immediately prior to the assignment to such Lender, to additional amounts in respect of such withholding Tax, or (ii) such Lender was entitled, immediately prior to such change in applicable lending office, to additional amounts in respect of such withholding Tax, and (d) any withholding Taxes that are imposed pursuant to FATCA.
“Existing Indebtedness” means any Indebtedness, Disqualified Stock and Preferred Stock of the Borrower and its Restricted Subsidiaries (other than any Indebtedness pursuant to any Loan Document, Indebtedness in respect of any Senior Secured Notes and Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary) outstanding on the Effective Date.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.26(a).
“Extended Maturity Date” has the meaning assigned to such term in Section 2.26(b)(ii).
“Extending Lender” has the meaning assigned to such term in Section 2.26(b)(ii).
“Extension Request” has the meaning assigned to such term in Section 2.26(a).
“Facility Fee Letter” means that certain Venture Global LNG Revolving Credit Facility Fee Letter, dated as of the date hereof, between among the Borrower, the Administrative Agent and the other parties thereto as of the date hereof.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, as determined by the Borrower in good faith.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such intergovernmental agreement.
“FCPA” has the meaning assigned to such term in Section 3.22(b).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fee Letter” means, collectively, (a) that certain Agency Fee Letter, dated as of November 7, 2025, by and between Sumitomo Mitsui Banking Corporation and the Borrower and (b) the Facility Fee Letter.
“Finance Lease Obligations” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes on the basis of GAAP. The amount of such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP.
“Financial Covenant” has the meaning assigned to such term in Section 6.07.
“First Lien Intercreditor Agreement” means the first lien intercreditor agreement, dated as of September 28, 2023, among the trustee for the holders of the Senior Secured Notes, the Collateral Agent and the senior class debt representatives from time to time party thereto, and acknowledged by the Borrower and the other grantors from time to time party thereto, as amended, supplemented or modified from time to time.
“Fitch” means, Fitch Ratings, Inc.
“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of: (x) the aggregate amount of Distributable Cash for the applicable Test Period plus the aggregate amount of Fixed Charges for the applicable Test Period to (y) the aggregate amount of the Fixed Charges for the applicable Test Period. In the event that the Borrower or any Restricted Subsidiary (other than any Non-Recourse Subsidiary) incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, defeasance, discharge, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Equity, as if the same had occurred at the beginning of the applicable four-quarter period.
In addition, for purposes of making the computation referred to above,
(1)    Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower or any of its Subsidiaries during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Distributable Cash resulting therefrom) had occurred on the first day of the Test Period;
(2)    if since the beginning of the Test Period, any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable Test Period;
(3)    any Person that is a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary or a Subsidiary, as applicable, at all times during the applicable Test Period, and any Person that is not a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary or a Subsidiary, as applicable, at any time during the Test Period;
(4)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness);
(5)    interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP; and
(6)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the Borrower (and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business expansion or other transaction which is being given pro forma effect).
“Fixed Charges” means, for any period, without duplication, the sum of:
(1)    consolidated interest expense of the Borrower and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period including, with respect to the Borrower and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees or bankers acceptances, (c) the interest component of Finance Lease Obligations, and (d) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, but excluding (i) annual agency fees paid to the administrative agents and collateral agents under any credit facilities, (ii) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (iii) penalties and interest relating to taxes, (iv) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (v) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions, (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(vii) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (viii) any interest expense attributable to obligations of the Borrower and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) that are classified as “capital lease obligations” under GAAP due to the consolidation of variable interest entities and (ix) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations; plus
(2)    cash dividends on any Disqualified Stock or Preferred Equity of the Borrower or any Restricted Subsidiary (other than Non-Recourse Subsidiaries), provided that any Disqualified Stock of the Borrower or any Restricted Subsidiary (other than Non-Recourse Subsidiaries) and any Preferred Equity of any Restricted Subsidiary (other than Non-Recourse Subsidiaries) is incurred in accordance with Section 6.01, plus
(3)    consolidated capitalized interest of the Borrower and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period, whether paid or accrued.
For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.
“Floor” means a rate of interest equal to 0.0%.
“Force Majeure Adjustment” means, during the continuance of a Force Majeure Period, an amount equal to (x) the actual amount of dividends, distributions and repayment of good-faith loans made in cash or Cash Equivalents, directly or indirectly, to Borrower in connection with the applicable Project, during the Test Period immediately preceding the fiscal quarter in which the applicable Force Majeure Event occurred minus (y) the actual amount of dividends, distributions and repayment of good-faith loans made in cash or Cash Equivalents, directly or indirectly, to Borrower in connection with the applicable Project during the Test Period for which the Force Majeure Adjustment is being claimed; provided, that the foregoing shall not result in a Force Majeure Adjustment that is a negative number (in which case the Force Majeure Adjustment shall be zero).
“Force Majeure Election Notice” has the meaning specified in the definition of “Force Majeure Period”.
“Force Majeure Event” means the occurrence of any event of force majeure under any material contract with a third party (as determined by the Borrower in good faith) in respect of any material Project (as determined by the Borrower in good faith), in each case, so long as such Force Majeure Event does not, individually or with other such events, constitute an event of default under any Indebtedness incurred in connection with such Project in the individual or aggregate principal amounts in excess of the Threshold Amount.
“Force Majeure Period” means, at the election of Borrower, the first full fiscal quarter ending after a Force Majeure Event and the three (3) full fiscal quarters following such first full fiscal quarter; provided that (i) only one (1) Force Majeure Period may be in effect at any point in time, (ii) no new Force Majeure Period may commence until at least two (2) full fiscal quarters have elapsed following the end of a prior Force Majeure Period and (iii) no more than two (2) Force Majeure Periods may be elected during the period beginning on the Effective Date and ending on the final Maturity Date.

If Borrower wishes to elect a Force Majeure Period with respect to any Force Majeure Event, it shall deliver notice to Administrative Agent of such election within three hundred sixty-five (365) days following the occurrence of such Force Majeure Event (such notice, a “Force Majeure Election Notice”). The Force Majeure Election Notice shall include: (A) a summary of the actions that the applicable project entity intends to take with respect to the applicable Force Majeure Event; (B) a certificate of the Independent Engineer certifying that the proposed remedial actions (x) have eliminated or will eliminate the impact on the applicable Project of any such Force Majeure Event and (y) have enabled or will enable the applicable project to generate production at a rate and at a quality sufficient for the project to meet its material obligations under commercial contracts that were in existence at the end of the fiscal quarter immediately following the final fiscal quarter of the Force Majeure Period; and (C) a certificate of the Borrower certifying that no such commercial contracts have been terminated or are reasonably likely to be terminated as a result of such Force Majeure Event.
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” means a Domestic Subsidiary of the Borrower with no material assets other than the Capital Stock (or Capital Stock and Indebtedness) of one or more (1) Foreign Subsidiaries that are “controlled foreign corporation” within the meaning of Section 957(a) of the Code or (2) other Foreign Subsidiary Holdco.
“Funded Borrower Debt” means Indebtedness of Borrower (determined on an unconsolidated basis) of the type referred to in clauses (1), (2) and (4) of the definition of “Indebtedness” and any other Finance Lease Obligations of the Borrower, including, for the avoidance of doubt, (x) any drawn Letter of Credit (it being understood that issued but undrawn Letters of Credit shall not constitute Funded Borrower Debt) and (y) any guarantees with respect to any of the foregoing.
“Funding Notice” means a notice substantially in the form of Exhibit G-1.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body, instrumentality, political subdivision thereof, entity, officer or examiner exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign nation, entity or government or any political subdivision thereof (including any supranational bodies such as the European Union or the European Central Bank).
“Grantors” means the Borrower, each Guarantor and each Subsidiary (other than any Excluded Subsidiary) of the Borrower required to become a Grantor hereunder pursuant to Section 5.17. For the avoidance, each Grantor (other than the Borrower) shall also be a Guarantor.
“Guarantee Date” has the meaning assigned to such term in Section 5.17.
“Guarantor” means each Subsidiary (other than any Excluded Subsidiary) of the Borrower required to become a Guarantor hereunder pursuant to Section 9.01 and solely at the election of the Borrower, any other Affiliate of the Borrower that becomes a Guarantor hereunder pursuant to Section 9.01.

“Guarantor Joinder” has the meaning assigned to such term in Section 5.17.
“Guarantor Obligation” has the meaning assigned to such term in Section 9.02.
“Guaranty” means the guaranty of the Guarantors set forth in Article 9.
“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, oil, petroleum, a petroleum product, asbestos, urea formaldehyde, radioactive material, polychlorinated biphenyls, toxic mold or words of similar meaning or effect under any Law relating to pollution, waste, human health and safety or the environment, or (b) can form the basis of any liability under any Law relating to pollution, waste, human health and safety or the environment.
“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master derivatives agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, purchase and sale agreements for renewable energy credits, fuel purchase and sale agreements, swaps, options and other agreements entered into for hedging purposes, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.
“Holdco Debt Ratio” means, for any Test Period, the ratio of (1) Holdco Total Debt as of the end of such Test Period to (2) Distributable Cash for such Test Period, in each case with such pro forma adjustments to Holdco Total Debt and Distributable Cash as are appropriate, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” as determined in good faith by the Borrower.

“Holdco Total Debt” means, as of any date, the sum of (1) the aggregate amount of all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis consisting of Indebtedness for borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit (but excluding any Non-Recourse Financing and Permitted Receivables Financings), plus (2) the aggregate amount of all outstanding Disqualified Stock of the Borrower and Disqualified Stock and Preferred Stock of its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis, with the amount of such Disqualified Stock or Preferred Stock, as applicable, equal to the greater of its voluntary or involuntary liquidation preference and its Maximum Fixed Repurchase Prices, determined on a consolidated basis in accordance with GAAP, as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock means the price at which such Disqualified Stock or Preferred Stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or Preferred Stock cannot be so redeemed or repurchased, the fair market value of such Disqualified Stock or Preferred Stock (as determined in good faith by the Borrower), determined on any date on which Holdco Total Debt shall be required to be determined.
“Illegality Notice” has the meaning assigned to such term in Section 2.23.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that does not have consolidated assets in excess of 5.0% of consolidated total assets of the Borrower and its Restricted Subsidiaries as of the last day of the applicable Test Period; provided that, the consolidated total assets (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of consolidated total assets of the Borrower and its Restricted Subsidiaries as of the last day of the applicable Test Period; provided, further, that, any direct Wholly-Owned Subsidiary of the Borrower that owns, directly or indirectly, all or a portion of the Calcasieu Pass Project, the TransCameron pipeline, the Plaquemines Project, the Gator Express pipeline, the CP2 Project, the CP Express pipeline, the Delta Project and/or the Delta Express pipeline shall not, in any event, be an Immaterial Subsidiary.
“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Amount” has the meaning assigned to such term in Section 6.02(c).
“Incremental Commitment” means any commitment hereunder pursuant to Section 2.21.
“Incremental Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.21) and the Borrower executed by the Borrower, the Administrative Agent, each Lender that agrees to provide all or a portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.21.

“Incremental Funds” has the meaning assigned to such term in Section 6.05.
“Incremental Lender” has the meaning assigned to such term in Section 2.21(b).
“Incremental Loans” has the meaning assigned to such term in Section 2.21(a).
“Incremental Revolving Commitments” means any revolving commitments added pursuant to Section 2.21.
“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Revolving Lender” means an Incremental Lender holding Incremental Revolving Commitments.
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loan Commitments” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).
“incur” or an “Incurrence” has the meaning assigned to such term in Section 6.01.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Finance Lease Obligations in respect of sale and leaseback transactions;
(5)    obligations representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or
(6)    representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.
For the avoidance of doubt and notwithstanding the foregoing, the term “Indebtedness” will not include: (i) non-interest bearing installment obligations, contingent obligations and accrued liabilities, in each case that are incurred in the ordinary course of business and are not more than 90 days past due; (ii) obligations (a) in respect of any acquisition or contribution agreement with respect to any Permitted Investment (other than obligations constituting Indebtedness pursuant to clause (5) of this definition), or (b) existing by virtue of rights of a Non-Recourse Subsidiary under a Project Obligation collaterally assigned to a creditor, which rights may be exercised pursuant to such Project Obligation against the Borrower or any Restricted Subsidiary that is party to such Project Obligation; (iii) any prepayments or deposits received from customers or obligations in respect of funds held on behalf of customers (including, without limitation, in relation to periodic purchase volume or sales incentive rebates), in each case, in the ordinary course of business; (iv) any obligations under any license, permit or approval or guarantees thereof incurred prior to the Effective Date in the ordinary course of business; (v) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business or project, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (other than obligations constituting Indebtedness pursuant to clause (5) of this definition); provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; and (vi) any Capital Stock.
“Indemnified Liabilities” has the meaning assigned to such term in Section 10.05(c).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.05(c).
“Independent Engineer” means (a) Lummus Consultants International, Inc. or (b) such other independent engineer as the Borrower may appoint from time to time (provided that such independent engineer is reasonably acceptable to the Administrative Agent).
“Information” has the meaning assigned to such term in Section 10.14.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, proprietary technology, proprietary know-how and proprietary processes, and all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date” means with respect to (a) any Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date and the final maturity date of such Base Rate Loan, and (b) any Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the final maturity date of such Term SOFR Loan; provided that, in the case of each Interest Period of longer than three months “Interest

Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means in connection with a Term SOFR Loan, an interest period of one, three or six months (in each case, subject to the availability thereof), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Effective Date or Conversion/Continuation Date thereof, as the case may be, and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month, (iii) no Interest Period with respect to any portion of Term SOFR Loans shall extend beyond the Maturity Date, and (iv) no tenor that has been removed from this definition pursuant to Section 2.21(d) shall be available for specification in such Funding Notice or Conversion/Continuation Notice.
“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities.
For purposes of Section 6.05, “Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Borrower at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary.
“Investment Grade Rating” means: (a) with respect to S&P, any of the categories from and including AAA to and including BBB- (or equivalent successor categories); (b) with respect to Moody’s, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories); and (c) with respect to Fitch, any of the categories from and including AAA to and including BBB- (or equivalent successor categories).
“Investors” means (a) the VGP Investor, (b) the Management Investors and (c) other holders of Equity Interests in the Borrower or VG Inc. on the Effective Date.
“IPO” means (a) the issuance by the Borrower or any Parent Entity of common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or comparable filing in any other applicable jurisdiction) pursuant to an effective registration statement filed with the SEC or any other comparable Governmental Authority in any other applicable jurisdiction or pursuant to Rule 144A promulgated under the Securities Act (whether as a primary offering, a secondary public offering or a combination thereof) and (b) any other transaction or series of related transactions (including any acquisition by, or combination or other similar transaction with, a special purpose acquisition company that (i) is an entity organized or existing under the laws of the U.S., any state thereof or the District of Columbia, (ii) prior to the IPO engaged in no material business or activity other than those related to becoming and acting as a special purpose acquisition company and consummating the IPO and (iii) immediately prior to the IPO had no material assets other than cash and Cash Equivalents) that results in any of the common Equity Interests of the Borrower or any Parent Entity being publicly traded on any U.S. national securities exchange or over-the-counter market or any analogous exchange or market.
“IPO Reorganization Transactions” means, collectively, the transactions effected in connection with and reasonably related to consummating an IPO.
“ISDA CDS Definitions” has the meaning assigned such term in Section 10.01.
“Issuing Bank” means each of Sumitomo Mitsui Banking Corporation, Bank of America, N.A., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Banco Santander, S.A., New York Branch, Truist Bank and Wells Fargo Bank, N.A. and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.04(i), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one Issuing Bank at any given time, the term Issuing Bank shall refer to the relevant Issuing Bank(s).
“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Borrower in which the Borrower or any of its Restricted Subsidiaries makes any Investment.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.
“Law” means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority.
“LC Collateral Account” has the meaning assigned to such term in Section 2.04(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.25 of the LC Exposure of Defaulting Lenders in effect at such time.
“Lender Counterparty” means the Administrative Agent and each Lender and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is the Administrative Agent or a Lender (or an Affiliate of the Administrative Agent or a Lender) as of the date of entering into such Hedge Agreement but subsequently ceases to be (or whose Affiliate ceases to be) the Administrative Agent or a Lender).

“Lender-Related Person” has the meaning assigned to such term in Section 10.05(b).
“Lenders” means the Revolving Lenders, any Incremental Revolving Lender, any Term Lender and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Commitment” means (i) with respect to any Issuing Bank listed on Schedule 1.1A(ii), the amount set forth opposite such Issuing Bank’s name on such Schedule and (ii) with respect to any other Issuing Bank, the amount specified to be such Issuing Bank’s “Letter of Credit Commitment” at the time such Issuing Bank becomes an Issuing Bank (as contemplated by Section 2.04(b)(i) all as separately increased pursuant to any written agreement between such Issuing Bank and the Borrower and notified to the Administrative Agent) in each case, as the same may be reduced from time to time pursuant to the terms of this Agreement; provided that with the consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed, any Issuing Bank may assign in whole or part a portion of its Letter of Credit Commitment to any other Revolving Lender who consents to such assignment. The aggregate amount of Letter of Credit Commitments available as of the Effective Date is $1,000,000,000. The Letter of Credit Commitment is part of, and not in addition to, the Revolving Commitment.
“Letter of Credit Request” means a request by any Borrower for the issuance, amendment or extension of a Letter of Credit in accordance with Section 2.04.
“Letter of Credit Sublimit” means the aggregate amount of Letter of Credit Commitments, as adjusted from time to time in accordance with Section 2.04(b)(i) or Section 2.21 hereof.
“Leverage Ratio” means with respect to any Test Period, the ratio of (x) Funded Borrower Debt as of the last day of such Test Period to (y) Adjusted Cash From Operating Activities for such Test Period.
“Lien” means, with respect to any asset:
(1)    any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;
(2)    the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and
(3)    in the case of equity interests or debt securities, any purchase option, call or similar right of a third party with respect to such equity interests or debt securities.
“Limited Condition Transaction” means the entering into or consummation of any transaction (including any Restricted Payment, Change of Control, acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock, Indebtedness or otherwise) or other Investment by the Borrower or one or more of its Restricted Subsidiaries).

“Loan Documents” means this Agreement, the Fee Letter, the Security Documents, the Notes, any Incremental Facility Amendment and any agreement designated therein by the Borrower, the Administrative Agent and the applicable Lenders as a Loan Document.
“Loan Party” means, collectively, the Borrower, the Guarantors and the Grantors.
“Loans” means any Revolving Loans, Swingline Loans, Term SOFR Loans, Base Rate Loans and/or Incremental Loans, as the context may require.
“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants (or their respective Debt Fund Affiliates or Immediate Family Members) of any Parent Entity, the Borrower or any Restricted Subsidiary:
(1)    (a) in respect of travel, entertainment, relocation or moving related expenses, payroll advances, deferred compensation and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or industry norms, or in connection with any Investment or acquisition (by meter, consolidation, amalgamation or otherwise) that is not prohibited by this Agreement, or (b) for purposes of funding any such Person’s purchase or redemption of Capital Stock (or similar obligations) of the Borrower, its Subsidiaries or any Parent Entity that is not prohibited by Section 6.05;
(2)    in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in connection with any closing or consolidation of any facility or office; or
(3)    not exceeding $10,000,000 in the aggregate outstanding at the time of incurrence.
“Management Investors” means any individual who is a future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Borrower, any Subsidiary or any Parent Entity who are (directly or indirectly through one or more investment vehicles) holders of Equity Interests in the Borrower and/or any Parent Entity and their Permitted Transferees.
“Margin Stock” has the meaning specified in Regulation U.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of the Borrower or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to clause (xx) of Section 6.05(b) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock is traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Market Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of Liens or arrangements relating to the distribution of payments in respect of Collateral, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (b) in the event a Market Intercreditor Agreement has been entered into after the Effective Date, the terms of which are, taken as a whole, not materially less favorable to the

Lenders than the terms of such Market Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clauses (a) and (b) as determined by the Borrower in good faith.
“Material Adverse Effect” means any act, event, condition or circumstance which materially impairs (a) the business, assets, properties, liabilities or condition of the Loan Parties and their respective Restricted Subsidiaries (taken as a whole), (b) the ability of any Loan Party to perform its payment obligations under any Loan Document, (c) the validity or enforceability of any Loan Document, (d) the rights of or remedies or benefits, taken as a whole, available to the Administrative Agent and each Lender under any Loan Document or (e) the security interests of the Secured Parties.
“Maturity Date” means (a) with respect to the Revolving Facility, the Revolving Maturity Date, (b) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment and (c) with respect to any Revolving Commitment extended pursuant to Section 2.26, the Extended Maturity Date.
“MFN Protection” has the meaning assigned to such term in Section 2.21(a).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which any Loan Party or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability.
“Net Short Lender” has the meaning assigned to such term in Section 10.01.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.24(b).
“Non-extending Lender” has the meaning assigned to such term in Section 2.26(a).
“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Loan Parties or their securities.
“Non-Recourse Financing” means any Indebtedness (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness):
(1)    as to which no Recourse Person provides any guarantee or other credit support (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guaranteeing person or otherwise) or has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so), other than, in each case, (i) customary carve-out matters for which a Recourse Person acts as a guarantor in connection with such Indebtedness, such as, without limitation, fraud, misappropriation, breach of representation and warranty and misapplication, (ii) any guarantees or other credit support of such Indebtedness by a Recourse Person made pursuant to Section 6.01(a) or that would otherwise constitute Permitted Debt, in each case, so long as such Recourse Person becomes a Guarantor to the extent required under Section 5.17, (iii) any Permitted Project Undertakings, (iv) any guarantees or other credit support in connection with any ECR Transaction, (v) any Standard Securitization Undertakings, and (vi) any Permitted Intercompany Activities; and

(2)    which is incurred by one or more Non-Recourse Subsidiaries (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness) for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any Project to which such Non-Recourse Subsidiaries relate, all or any portion of any Project Costs relating to any such Project, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Borrower in good faith; provided that, to the extent such Non-Recourse Financing is incurred by a Non-Recourse Subsidiary that is an obligor under any Non-Recourse Financing relating to the applicable Project that is not structurally or otherwise subordinated or junior to any other Non-Recourse Financing for such Project, the proceeds of such Non-Recourse Financing being incurred may be used for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any one or more other Projects, all or any portion of any Project Costs relating to any such one or more other Projects, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Borrower in good faith, so long as such use of proceeds is permitted under the terms of each Non-Recourse Financing that is then outstanding in respect of the Project to which such Non-Recourse Subsidiary is a party (and not pursuant to an amendment or waiver of any such Non-Recourse Financing in contemplation thereof).
“Non-Recourse Party” has the meaning assigned to such term in Section 10.05(f).
“Non-Recourse Subsidiary” means each of the following, as determined at any time and from time to time by the Borrower in good faith:
(1)    any Restricted Subsidiary of the Borrower that (i) is a Project Company, (ii) has no Subsidiaries and owns no material businesses or assets other than those Subsidiaries, businesses and assets reasonably necessary, appropriate or desirable for, or reasonably related or ancillary to, no more than one individual Project or other activities reasonably related or ancillary thereto, or necessary, appropriate or desirable in connection therewith, and (iii) has no Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit then outstanding other than any Non-Recourse Financing, Indebtedness arising from Permitted Intercompany Activities or otherwise between or among the Borrower and any Restricted Subsidiaries not prohibited by this Agreement, and guarantees of Indebtedness of any other Person (other than the Borrower or any Restricted Subsidiary) that are otherwise not prohibited by this Agreement; and
(2)    any Restricted Subsidiary of the Borrower that (i) is the direct or indirect owner of all or a majority (including together with one or more other Non-Recourse Subsidiaries) of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (1) of this definition, (ii) has no Subsidiaries other than Subsidiaries each of which meets the conditions set forth in clause (1) or clause (2)(i) of this definition, (iii) owns no material businesses or assets other than those businesses and assets reasonably necessary, appropriate or desirable for, or reasonably related or ancillary to, no more than one individual Project or other activities reasonably related or ancillary thereto, or necessary, appropriate or desirable in connection therewith, and (iv) has no Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit then outstanding other than any Non-Recourse Financing, Indebtedness arising from Permitted Intercompany Activities or otherwise between or among the Borrower and any Restricted Subsidiaries not prohibited by Agreement, and guarantees of Indebtedness of any other Person (other than the Borrower or any Restricted Subsidiary) that are otherwise not prohibited by this Agreement.
As of the Effective Date, each of Venture Global Calcasieu Pass Holding, LLC, Calcasieu Pass Funding, LLC, Calcasieu Pass Holdings, LLC, Calcasieu Pass Pledgor, LLC, Venture Global Calcasieu Pass, LLC, TransCameron Pipeline, LLC, Calcasieu Tug Services, LLC, Calcasieu Pass Operations, LLC, TransCameron Operations, LLC, Venture Global CCS Cameron, LLC, Venture Global Plaquemines LNG Holding II, LLC, Venture Global Plaquemines LNG Holding, LLC, Plaquemines LNG Funding, LLC, Plaquemines LNG Holdings Pledgor, LLC, Plaquemines LNG Holdings, LLC, Plaquemines LNG Pledgor, LLC, Venture Global Plaquemines LNG, LLC, Venture Global Gator Express, LLC, Plaquemines Tug Services, LLC, Plaquemines LNG Operations, LLC, Venture Global CCS Plaquemines, LLC, Gator Express Operations, LLC, Venture Global CP2 LNG Holding, LLC, Venture Global CP2 LNG, LLC, Venture Global CP Express, LLC, Venture Global Delta LNG, LLC, Venture Global Delta Express, LLC, Venture Global Midstream Holdings, LLC, VG LNG Shipping, LLC, CP2 LNG Operations, LLC, CP Express Operations, LLC, Cameron Generation, LLC, Plaquemines Generation, LLC, Venture Global Ship Management Ltd, Venture Global Shipping Holdings, LLC, Venture Global Shipping I, LLC, Venture Global Shipping II, LLC, Venture Global Shipping III, LLC, Venture Global Shipping IV, LLC, Venture Global Shipping V, LLC, Astra 5 Limited, Venture Global CP3 LNG, LLC, Venture Global Land Holdings, LLC, HQ 1001 19 North Holdings, LLC, HQ 1001 19 NORTH, LLC, VG LNG Engineering, LLC, CP2 Development Co., LLC, VG Gas Marketing, LLC, Plaquemines Expansion, LLC, Venture Global Services, LLC, CP2 LNG Holdings Pledgor, LLC, CP2 LNG Holdings, LLC, CP2 LNG Pledgor, LLC, CP2 Procurement, LLC, VGLNG Insurance, LLC, Venture Global Commodities, LLC, VGC Operations, LLC, VG LNG Services Limited, Astra 8 Limited, Project Kagami 1 Limited, Project Kagami 2 Limited, Venture Global CP3 Holding, LLC, Venture Global CP3 Express, LLC, Venture Global Operations, LLC, VG S&E, LLC, CP3 LNG Operations, LLC, Delta LNG Operations, LLC, 190 Davis Road, LLC, Plaquemines Land Ventures, LLC, Cameron Land Ventures, LLC, CP Marine Offloading, LLC, Venture Global Operations Support, LLC, Venture Global Aviation Holdings, LLC, VG Aviation II, LLC, VG Aviation III, LLC, Venture Global Marine Holdings, LLC, CP2 Tug Services, LLC, Cloud Connector, LLC and Marais Pipeline, LLC shall constitute Non-Recourse Subsidiaries.
“Note” means a promissory note in the form of Exhibit D, as it may be amended, restated, supplemented or otherwise modified from time to time.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor site.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower with respect to any Loan or Letter of Credit, and all other obligations and liabilities (including obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights) of each Loan Party (including interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to any Agent, any Lender or any Lender Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the Security Agreement or the other Loan Documents, any Secured Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; provided that, as used herein with respect to an obligation of a Loan Party hereunder or under any other Loan Document, the term “Obligation” shall not include (or be construed to include) Excluded Swap Obligations.
“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (and any interest, additions to Tax or penalties applicable thereto), except any such Taxes that are Other Connection Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Entity” means the Borrower and any Person that is the direct or indirect parent of the Borrower and of which the Borrower is a direct or indirect Subsidiary.
“Participant” has the meaning assigned to such term in Section 10.06(c).
“Participant Register” has the meaning assigned to such term in Section 10.06(c).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning assigned to it in Section 8.10(a).
“Pension Plan” means a “pension plan,” as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which any Loan Party may have liability, including any liability by reason of such Loan Party’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under section 4069 of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Permit” means any permit, license, approval, consent, order, certificate, judgment, writ, award, determination, direction, decree, registration, notification, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority.
“Permitted Business” means (a)(i) any businesses, services or activities engaged in by the Borrower or any of its Subsidiaries on the Effective Date, (ii) any Project, and any businesses, services or activities engaged in by the Borrower or any of its Subsidiaries in connection with any Project, including in connection with preparing for, and implementing any Project, and (iii) any businesses, services and activities engaged in by the Borrower or any of its Subsidiaries that are reasonably related, complementary, incidental, synergistic, ancillary or similar to any of the foregoing or are, in whole or in part, extensions, expansions or developments of any thereof, and (b) where the context requires, any Person engaged primarily in the businesses, services or activities described in clause (a) of this definition, in each case, as determined by the Borrower in good faith.
“Permitted Business Investments” means Investments by the Borrower or any of its Restricted Subsidiaries in any Person (including any Joint Venture or Unrestricted Subsidiary); provided that:
(1)    such Person is engaged in a Permitted Business;
(2)    except in the case of any such Investment by a Non-Recourse Subsidiary, at the time of such Investment and immediately thereafter, the Borrower could incur $1.00 of additional Indebtedness under the Holdco Debt Ratio test set forth in Section 6.01(a); and
(3)    if, upon consummation of such Investment, such Person will be a Restricted Subsidiary, then if either such Restricted Subsidiary will be a Recourse Person and has outstanding any Indebtedness, or such Person will be a Non-Recourse Subsidiary and has outstanding Indebtedness at the time of such Investment that is recourse to any Recourse Person, then in each case such Person could, at the time such Investment is made, incur such Indebtedness at such time pursuant to Section 6.01.
“Permitted Debt” has the meaning assigned to such term in Section 6.01(b).
“Permitted Equity” means (a) common equity of the Borrower or a Parent Entity, (b) Qualified Stock of the Borrower or a Parent Entity and (c) other preferred Capital Stock of the Borrower or a Parent Entity having terms reasonably acceptable to the Administrative Agent.

“Permitted Holder” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act as in effect on the date of this Indenture) so long as, in the case of this clause (b), such one or more Investors directly or indirectly collectively Beneficially Own more than 50% of the aggregate voting Equity Interests that are Beneficially Owned by the group.
“Permitted Intercompany Activities” means any transactions between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business, consistent with past practice or industry norms, or that are reasonably necessary, appropriate or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, netting, overdraft protection, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) marketing and other professional services and shipping and maintenance arrangements.
“Permitted Investment” means:
(1)    any Investment in any Loan Party or any Restricted Subsidiary;
(2)    any Investment in a Person, if as a result of such Investment:
(i)    such Person becomes a Restricted Subsidiary; or
(i)    such Person is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary and in each case, any Investment held by any such Person; provided that such Investment was not made by such Person in contemplation of such Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation, transfer or liquidation;
(3)    any Investment in cash or Cash Equivalents;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.04 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on the Effective Date and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, except as otherwise permitted under this Agreement);
(6)    (a) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower and (b) advances and prepayments for asset purchases (i) in the ordinary course of business or (ii) if such asset purchases would otherwise constitute a Permitted Investment;
(7)    (i) extensions of trade credit (or notes receivable arising from such grant) and deposits, prepayments and other credits to suppliers made in the ordinary course of business, and Investments received in compromise or resolution thereof from financially troubled account debtors or in connection with the bankruptcy or reorganization of suppliers or customers or in settlement of delinquent obligations of, or other disputes with, suppliers and customers, and other credits to suppliers in the ordinary course of business, or (ii) any Investments received in compromise or resolution of litigation, arbitration or other disputes;
(8)    Hedging Obligations permitted under clause (xiii) of Section 6.05(b);
(9)    Investments in the Senior Secured Notes, including repurchases of the Senior Secured Notes;
(10)    any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits;
(11)    Management Advances;
(12)    Permitted Business Investments; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12);
(13)    (i) any guarantee of Indebtedness permitted to be incurred pursuant to Section 6.01, (ii) any guarantee of performance obligations in the ordinary course of business, and (iii) the creation of Liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 6.02;
(14)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15)    extensions of credit to (and guarantees to the benefit of) customers, suppliers, vendors, contractors and service providers in the ordinary course of business including, advances to customers and suppliers that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(16)    other Investments made since the Effective Date in any Person having an aggregate Fair Market Value that are at that time outstanding (measured, with respect to each Investment, on the date such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (A) $100,000,000 and (B) 3.0% of Distributable Cash for the applicable Test Period; provided that if any Investment pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and not this clause (16);
(17)    acquisitions or other Investments consisting of assets, equipment, inventory, supplies, materials and property intended for use in any Project;
(18)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(19)    trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets in accordance with GAAP;
(20)    earnest money deposits may be made to the extent required in connection with acquisitions permitted under this Agreement or the acquisition or real property and related assets;
(21)    Investments by the Borrower or any Restricted Subsidiary consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;
(22)    Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(23)    Investments pursuant to any Project Obligations, any Permitted Project Undertaking or any Permitted Transaction;
(24)    [reserved];
(25)    Investments the payment for which consists of Equity Interests (other than Disqualified Stock, except to the extent issued by the Borrower to one of its Restricted Subsidiaries) of the Borrower, or redemptions in whole or in part of any of the Equity Interests of the Borrower (other than Disqualified Stock, except to the extent issued by the Borrower to one of its Restricted Subsidiaries) or with the proceeds from substantially concurrent equity contributions or new Equity Interests (and in no event shall such contribution or issuance so utilized increase the amount available as Incremental Funds for Restricted Payments pursuant to Section 6.05(a) or be duplicative of any payments pursuant to Section 6.05(b)) (other than Disqualified Stock, except to the extent issued by the Borrower to one of its Restricted Subsidiaries);
(26)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 6.08(b) (except transactions described in clauses (ii), (vii), (xi) and (xiv) of Section 6.08(b));
(27)    any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice or industry norms of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(28)    Investments in connection with any Permitted Intercompany Activities and, to the extent deemed reasonably necessary by the Borrower in good faith for the consummation of, any IPO Reorganization Transaction or any Tax Restructuring;
(29)    guarantees of leases or other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business or consistent with past practice or industry norms;

(30)    Investments in or relating to a Receivables Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Permitted Receivables Financing (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;
(31)    Investments in connection with any Permitted Receivables Financing permitted under this Agreement, the contribution, sale or other transfer of Permitted Receivables Financing Assets, cash or Cash Equivalents made in connection with a Permitted Receivables Financing permitted under this Agreement or repurchases in connection with the foregoing (including the contribution or lending of cash and Cash Equivalents to Subsidiaries to finance the purchase of receivables or related assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves, the contribution of replacement or substitute assets to a Receivables Subsidiary and Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Indebtedness); and
(32)    Investments in Joint Ventures having an aggregate fair market value taken together with all other Investments made pursuant to this clause (32) that are at that time outstanding not to exceed the greater of (A) $500,000,000 and (B) 15.0% of Distributable Cash for the applicable Test Period (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments; provided, however, that if any Investment pursuant to this clause (32) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (32).
For purposes of determining compliance with this definition, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (1) through (32) above, the Borrower will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (1) through (32) in any manner that otherwise complies with this definition.
“Permitted Liens” means:
(1)    Liens securing Indebtedness (i) under Credit Facilities incurred pursuant to clause (ii) of Section 6.01(b) or (ii) incurred pursuant to the Holdco Debt Ratio test set forth in Section 6.01(a); provided that no such Liens may be created upon any asset or property that is not Collateral unless the Obligations are equally and ratably secured with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing subordinated Indebtedness shall be expressly subordinate to any Lien securing the Obligations to at least the same extent such subordinated Indebtedness is subordinate to the Obligations, as the case may be);
(2)    Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary;
(3)    Liens on property existing at the time the Borrower or any of its Restricted Subsidiaries acquires such property; provided that such Liens were in existence prior to the contemplation of such acquisition, were not incurred in contemplation thereof and do not extend to any other assets of the Borrower or any of its Restricted Subsidiaries;
(4)    Liens securing Indebtedness under Bank Product Obligations, cash pooling arrangements and Hedging Obligations, which obligations are permitted by clause (xiv) of Section 6.01(b) and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;
(5)    Liens existing on the Effective Date;
(6)    Liens in favor of any Loan Party or any of its Restricted Subsidiaries;
(7)    Liens for Taxes, statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law;
(8)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or pledges or deposits to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, concessions, government contracts, trade contracts, performance and return-of-money bonds and other similar or related obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);
(9)    Liens relating to current or future escrow arrangements securing Indebtedness of the Borrower or any Guarantor (including, without limitation, arrangements for the escrow of the proceeds of Indebtedness pending consummation of an acquisition);
(10)    Liens on the Capital Stock or any assets or properties of, or advances or loans to, Non-Recourse Subsidiaries (i) either securing any Non-Recourse Financing or any Project Obligations of one or more Non-Recourse Subsidiaries or (ii) or permitted pursuant to the terms thereof or by a waiver of such terms;
(11)    any other Liens securing Indebtedness permitted under clauses (v), (viii), (xviii), (xix), (xxiii), (xxiv) or (xxv) of Section 6.01(b); provided that (i) Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (v) of Section 6.01(b) extend only to the assets so purchased, leased, developed, expanded, constructed, installed, replaced, repaired, refurbished, repositioned or improved or subject to such Sale and Leaseback Transaction (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided, further, that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders; (ii) Liens securing obligations relating to any Indebtedness permitted to be incurred pursuant to clause (xxv) of Section 6.01(b) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on all or a portion of the same assets or the same categories or types of assets as the assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; and (iii) Liens securing Indebtedness permitted to be incurred pursuant to clause (viii) of Section 6.01(b) shall only be permitted if such Liens are limited to all or a part of the same property or assets, including Capital Stock, acquired (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements or any thereof), or of a Person acquired or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and such Indebtedness was not incurred in contemplation of such transaction;
(12)    Liens granted in favor of a Governmental Authority, including any decommissioning obligations, by a Non-Recourse Subsidiary when required by such Governmental Authority in connection with the operations of such Non-Recourse Subsidiary in the ordinary course of its business;
(13)    Liens on any property or assets of any Non-Recourse Subsidiary arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice or industry norms;
(14)    any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted hereunder (or with respect to any deposits or reserves posted thereunder);
(15)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(16)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to (i) operating leases of personal property entered into in the ordinary course of business, (ii) the sale of accounts receivable and/or (iii) the sale of Permitted Receivables Financing Assets and related assets in connection with any Permitted Receivables Financing;
(17)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(18)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(19)    non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Borrower or such Restricted Subsidiary;
(20)    Liens given to a public authority or other service provider or any other Governmental Authority when required by such public authority or other service provider or other Governmental Authority in connection with the operations of such person in the ordinary course of business;

(21)    any agreement (or provisions therein) to lease, option to lease, license, sub-lease or other right to occupancy assumed or entered by or on behalf of the Borrower or any Restricted Subsidiary in the ordinary course of its business;
(22)    reservations, limitations, provisos and conditions, if any, expressed in any grants, permits, licenses or approvals from any Governmental Authority or any similar authority;
(23)    Liens in the nature of restrictions on changes in the direct or indirect ownership or control of any Non-Recourse Subsidiary;
(24)    Liens in the nature of rights of first refusal, rights of first offer, purchase options and similar rights in respect of the Equity Interests or assets of Non-Recourse Subsidiaries included in documentation evidencing contemplated purchase and sale transactions permitted under this Agreement, any Non-Recourse Financing or any Project Obligations;
(25)    Liens securing insurance premium financing arrangements;
(26)    Liens in favor of credit card companies pursuant to agreements therewith;
(27)    Liens on real estate in connection with the financing of the acquisition or development thereof; provided that facilities are or will be located on such property or assets primarily for the use of the Borrower or any of its Subsidiaries;
(28)    Liens securing Indebtedness permitted under Section 6.01(b)(iii); provided that the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to the First Lien Intercreditor Agreement or other Applicable Intercreditor Agreement;
(29)    Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
(30)    minor survey exceptions, minor encumbrances, minor defects or irregularities in title, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, access rights, sewers, electric lines, open space and conservation easements, railways, water, drainage, gas and oil pipelines, light, power, internet or cable television services, telegraph and telephone lines, other utilities and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Borrower and its Restricted Subsidiaries;
(31)    Liens deemed to exist in connection with repurchase agreements and other similar Investments to the extent such Investments are permitted under this Agreement;
(32)    Liens on the Capital Stock of any Unrestricted Subsidiary or Joint Venture to secure Indebtedness of such Unrestricted Subsidiary or Joint Venture;
(33)    Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date of incurrence of such Lien or Indebtedness secured thereby, the greater of (A) $250,000,000 and (B) 7.5% of Distributable Cash for the applicable Test Period;
(34)    Liens created by or resulting from any litigation or other proceedings or resulting from operation of law with respect to any attachment, judgments, writs, awards, warrants, orders or similar Liens to the extent that such litigation, other proceedings, attachments, judgments, writs, awards, warrants or orders do not cause or constitute an Event of Default;
(35)    Liens securing any security given to a public authority or other service provider or any other Governmental Authority when required by such utility or other Governmental Authority in connection with the operations of such person in the ordinary course of its business;
(36)    Liens created pursuant to the Loan Documents;
(37)    Liens on property or assets of any Non-Recourse Subsidiary under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(38)    Liens on vehicles or equipment of any Non-Recourse Subsidiary in the ordinary course of business or consistent with past practice or industry norms;
(39)    Liens securing Indebtedness of Recourse Persons permitted under Section 6.01; provided that such Liens are secured by Collateral and junior in priority to the Liens securing the Notes;
(40)    Liens on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Borrower or any Restricted Subsidiary;
(41)    Liens securing any Project Obligations, Permitted Project Undertakings or any Permitted Transactions;
(42)    Liens existing, or deemed to exist, in connection with the sale or transfer of any assets in a transaction not prohibited under this Agreement, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; and
(43)    Liens (i) on accounts receivable, royalty or other revenue streams and other rights to payment and any other assets incurred in connection with a Permitted Receivables Financing, (ii) in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business, (iii) on Permitted Receivables Financing Assets or Liens on other assets granted pursuant to Standard Securitization Undertakings, in each case, incurred in connection with Permitted Receivables Financings permitted under this Agreement and (iv) securing Refinancing Indebtedness of the foregoing.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Agreement and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.
“Permitted Project Undertaking” means, as to any Person, any guarantee or other credit support provided by such Person (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness), or any payment, performance or other obligation in respect of which such Person or is directly or indirectly liable (as a guaranteeing person or otherwise) or has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so), in each case, pursuant to any Project Obligation or otherwise arising in connection with any Project Document, any Project or any Permitted Business Investment (whether in favor or vendors, suppliers, contractors, customers, clients or otherwise), in each case excluding any Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit. For the avoidance of doubt, any guarantee to be issued by any Recourse Person in favor of Baker Hughes Energy Services LLC in respect of any Purchase Order for Liquefaction Train System equipment or for Power Island System equipment in connection with any Project shall be a “Permitted Project Undertaking.”
“Permitted Receivables Financing” means any securitization or other similar financing (including any factoring program) of Permitted Receivables Financing Assets that is non-recourse to the Borrower and its Restricted Subsidiaries (except for any customary limited recourse pursuant to the Standard Securitization Undertakings), and in each case, reasonable extensions thereof.
“Permitted Receivables Financing Assets” means (a) any accounts receivable, loan receivables, mortgage receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all assets securing or related to any such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of any such receivable or asset, lockbox accounts and records with respect to any such receivable or assets and any other assets (including inventory and proceeds thereof) customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization, factoring or receivables financing or sale transaction.
“Permitted Transactions” means any of the following: (a) any Equity Financing Transaction, (b) any ECR Transaction, and (c) any prepayment, redemption, purchase, repurchase, or defeasance of all or part of any Equity Interests issued in connection with (including any Stonepeak Equity Interests), or that are the subject of, any Equity Financing Transaction or ECR Transaction.
“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members and (b) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Borrower or any Parent Entity.
“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Pledged Equity” means, with respect to any Grantor, the shares of Capital Stock of any other Person in which such Grantor has granted a security interest to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement, together with any other shares, stock or partnership unit certificates, options or rights of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, such Grantor.
“Post-Petition Interest” has the meaning assigned to such term in Section 9.07(b).

“Preferred Equity” or “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Office” means the Administrative Agent’s “Principal Office” as set forth in Section 10.02, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.
“Private Side Information” has the meaning assigned to such term in Section 5.02(b).
“Pro Rata Share” means, (a) with respect to any Revolving Lender, the percentage obtained by dividing (i) the Revolving Exposure of such Lender by (ii) the aggregate Revolving Exposure of all Lenders and (b) with respect to any Term Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Incremental Term Loans of such Lender by (ii) the aggregate outstanding amount of all Incremental Term Loans.
“Proceeding” means any action, claim, suit, audit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
“Project” means each of the following:
(1)    any individual natural gas liquefaction and export project, together with any other businesses or assets (other than any other separate natural gas liquefaction and export project) that are reasonably related, complementary, incidental, synergistic or ancillary to such project or are, in whole or in part, extensions, expansions or developments of any thereof, as determined by the Borrower in good faith; and
(2)    any one or more assets, facilities or projects in the energy industry, including natural gas pipelines, natural gas shipping assets (including liquefied natural gas carriers, tugs and floating storage units), natural gas gathering and processing projects, upstream gas projects, re-gasification projects, carbon capture and sequestration projects, in each case, together with any other businesses or assets that are reasonably related, ancillary or similar to any of the foregoing or are, in whole or in part, extensions, expansions or developments of any thereof, as determined by the Borrower in good faith.
For the avoidance of doubt, an individual “Project” for purposes of this Agreement may include any one or more of the foregoing (either alone or in combination), in each case to the extent they are reasonably related, complementary, incidental, synergistic, ancillary or similar, and any extensions, expansions or developments of any thereof (as determined by the Borrower in good faith), and still be deemed to be an individual Project for purposes of this Agreement, except that an individual Project may not include more than one individual natural gas liquefaction and export project.

“Project Company” means any Restricted Subsidiary of the Borrower that (i) is the owner, lessor and/or operator of (or is formed to own, lease or operate) any Project, (ii) is the lessee, borrower, issuer or seller (or is formed to be the lessee, borrower, issuer or seller) in respect of any financing transaction entered into in connection with any Project, including any Non-Recourse Financing, Equity Financing Transaction, ECR Transaction or Sale and Leaseback Transaction, (iii) develops or constructs (or is formed to develop or construct) any Project, (iv) engages in, conducts or facilitates (or is formed to engage in, conduct or facilitate) any activities reasonably related or ancillary any activities described in clauses (i), (ii) and (iii) of this definition, and/or (v) any combination of the foregoing, in each case as determined by the Borrower in good faith.
“Project Costs” means any and all costs of evaluating, acquiring, leasing, designing, engineering, procuring, purchasing, developing, constructing and operating a Project, including all costs incurred in connection with preparing for and implementing, optioning, permitting, insuring, constructing, installing, commissioning, financing (including pursuant to any Non-Recourse Financing, Equity Financing Transaction, ECR Transaction or Sale and Leaseback Transaction, and including interest, dividends and other amounts incurred or payable with respect thereto during construction, debt service and other reserves and the cost of any associated letters of credit and other credit support or equity backstop arrangements), testing and starting-up (including costs relating to all equipment, materials, spare parts and labor), in each case, whether incurred before or after the final investment decision with respect to such Project.
“Project Document” means each contract, agreement, instrument or other written undertaking entered into by a Project Company in connection with the engineering, procurement, construction, testing, commissioning, completion, insuring, operation, maintenance or repair of a Project.
“Project Obligations” means as to any Person, any Contractual Obligation under any Project Document or otherwise entered into or arising in connection with any Project Document, any Project, or with respect to any Project Costs, in each case excluding any Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit.
“Property” means any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Capital Stock.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Loan Parties or their securities.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 10.20(a).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Stock” of any Person means any Capital Stock of such Person that is not Disqualified Stock.
“Rating Agency” means any of the following: (a) S&P; (b) Moody’s; or (c) Fitch, and, in each case, their respective successors.
“Receivables Subsidiary” means (i) any direct or indirect Subsidiary of any Restricted Subsidiary, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from such Restricted Subsidiary and/or one or more Subsidiaries of such Restricted Subsidiary, established in connection with a Permitted Receivables Financing and (ii) any Unrestricted Subsidiary involved in a Permitted Receivables Financing, which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations or provide Collateral.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Arranger, as applicable.
“Recourse Persons” means (a) the Borrower, (b) the Guarantors and (c) each other Restricted Subsidiary that is not a Non-Recourse Subsidiary.
“Reference Date” means May 26, 2023, the date of first issuance of the 2028 Notes and the 2031 Notes.
“Refinancing Indebtedness” means any Indebtedness that refinances any Indebtedness in compliance with Section 6.01; provided, however:
(1)    such Refinancing Indebtedness has a stated maturity that is either: (i) no earlier than the stated maturity of the Indebtedness being refinanced; or (ii) after the Maturity Date;
(2)    such Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced;
(3)    such Refinancing Indebtedness has an aggregate principal amount (or if issued with an original issue discount, an aggregate issue price) that is equal to or less than (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed under the Indebtedness being refinanced, plus (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums) and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;
(4)    if the Indebtedness being refinanced is subordinated Indebtedness, such Refinancing Indebtedness has a final maturity date later than the Maturity Date, and is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the Indebtedness being refinanced; and

(5)    if the Indebtedness being refinanced is a Non-Recourse Financing, such Refinancing Indebtedness is a Non-Recourse Financing incurred by one or more Non-Recourse Subsidiaries;
provided, however, that Refinancing Indebtedness shall not include Indebtedness of (i) the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary or a Joint Venture, (ii) the Borrower or a Guarantor that refinances Indebtedness of a Restricted Subsidiary that is not a Guarantor or (iii) a Recourse Person that refinances Indebtedness of a Non-Recourse Subsidiary.
“Register” has the meaning assigned to such term in Section 2.07(b).
“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation D” means Regulation D of the Federal Reserve Board as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Fund” means with respect to any Lender, any fund that (a) invests in commercial loans and (b) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.
“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time, Lenders having Incremental Term Loans, Revolving Exposure or unused Commitments representing more than 50% of the sum of the total Incremental Term Loans, Revolving Exposure and such unused Commitments at such time.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Revolving Commitments of all Lenders at such time.
“Requirements of Law” means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Date” has the meaning assigned to such term in Section 2.26(a).
“Responsible Officer” means with respect to any Loan Party, the chief executive officer, chief financial officer, senior vice president, treasurer, secretary, manager or managing partner of such Loan Party, or any other authorized officer or signatory of such Loan Party reasonably acceptable to the Administrative Agent.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Payments” has the meaning assigned to such term in Section 6.05(a).
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” means, at any time of determination, an amount determined on a cumulative basis of all net proceeds received by the Borrower or any of its Restricted Subsidiaries that, pursuant to application of the Asset Sale Prepayment Percentage (as such term is defined in the applicable Senior Secured Notes Indenture), are or were not required to be applied pursuant to Section 4.10 of the Senior Secured Notes Indentures.
“Revaluation Date” shall mean: (a) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued; (ii) the first Business Day of each calendar month; and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Reversion Date” has the meaning assigned to such term in Section 1.08(d).
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by the Revolving Lenders.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to (a) make Revolving Loans to the Borrower hereunder, (b) purchase participations in Letters of Credit, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or increased pursuant to Section 2.21. The aggregate amount of the Revolving Commitments as of the Effective Date is $2,000,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Revolving Facility” means the Revolving Commitments and the Revolving Loans and other extensions of credit hereunder.
“Revolving Lender” means any Lender with a Revolving Commitment or any Revolving Exposure.
“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.01(a)
“Revolving Maturity Date” means November 7, 2030.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Sanctions” has the meaning assigned to such term in Section 3.22(c).
“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Secured Hedge Agreements” means each Hedge Agreement permitted under Section 6.1(k) that is entered into by and between the Borrower and any Lender Counterparty.
“Secured Parties” means a collective reference to the Administrative Agent, the Lenders and the Lender Counterparties.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Security Agreement, dated as of May 26, 2023 among the Borrower, each other Grantor (as defined and referred to therein) and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Security Documents” means the collective reference to the Security Agreement, the Collateral Agency Agreement, the Applicable Intercreditor Agreements, if any, and all other security documents now or hereafter delivered to the Administrative Agent granting (or purporting to grant) a Lien on any Property of any Person to secure the Obligations.

“Senior Secured Notes” means, collectively, the 2028 Notes, the 2029 Notes, the 2030 Notes, the 2031 Notes and the 2032 Notes.
“Senior Secured Notes Collateral Agent” has the meaning ascribed to the term “Collateral Agent” in the Senior Secured Notes Indentures.
“Senior Secured Notes Indentures” means, collectively the 2028 and 2031 Senior Secured Notes Indenture, the 2029 and 2032 Senior Secured Notes Indenture and the 2030 Senior Secured Notes Indenture.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Standard Securitization Undertakings” means all representations, warranties, covenants, pledges, transfers, purchases, dispositions, guaranties and indemnities (including repurchase obligations in the event of a breach of representation and warranty) and other undertakings made or provided, and servicing obligations undertaken, by any Restricted Subsidiary or Subsidiary thereof that the Borrower has determined in good faith to be customary in connection with a Permitted Receivables Financing.
“Sterling” or “£” mean the lawful currency of the United Kingdom.
“Stonepeak Equity Interests” means the Equity Interests of Calcasieu Pass Holdings, LLC and Calcasieu Pass Funding, LLC owned by Stonepeak Bayou Holdings LP and Stonepeak Bayou Holdings II LP, respectively.
“Subject Lien” has the meaning assigned to such term in Section 6.02(a).
“Subordinated Obligations” has the meaning assigned to such term in Section 9.07.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’

agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
(2)    any partnership, joint venture, limited liability company or similar entity of which: more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) whether in the form of membership, general, special or limited partnership or otherwise, and such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and
(3)    any other entity, the management of which is controlled, directly or indirectly (whether by way of equity ownership or contractual arrangements or otherwise), by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date prepared in accordance with GAAP.
Unless otherwise specified herein, a “Subsidiary” shall refer to a Subsidiary of the Borrower.
“Supported QFC” has the meaning assigned to such term in Section 10.20.
“Suspended Covenants” has the meaning assigned to such term in Section 1.08.
“Suspension Period” has the meaning assigned to such term in Section 1.08(c).
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Borrowing” means a borrowing of a Swingline Loan.
“Swingline Lender” means Sumitomo Mitsui Banking Corporation, in its capacity as lender of Swingline Loans hereunder, or such other Revolving Lender as the Borrower may from time to time select as the Swingline Lender hereunder pursuant to Section 2.03; provided that such Revolving Lender has agreed to be a Swingline Lender.
“Swingline Loan” means a loan made by a Swingline Lender to the Borrower pursuant to Section 2.03.
“Swingline Sublimit” means an amount equal to the lesser of (a) two hundred million Dollars ($200,000,000) and (b) the total amount of the Revolving Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.
“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into after the Effective Date so long as such Tax Restructuring does not (1) materially impair (i) the ability of the Borrower and the Guarantors to make anticipated principal or interest payments on the Loans, (ii) any Guaranties or (iii) the security interests of the Collateral Agent on behalf of the Secured Parties, in each case, taken as a whole, or (2) cause material adverse Tax consequences to the Lenders.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and the same Class and, in the case of Term SOFR Loans, having the same Interest Period made by the applicable Term Lenders.
“Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” has the meaning assigned to such term in Article 5.
“Test Period” means, with respect to any date of determination, the most recently ended four full consecutive fiscal quarters of the Borrower for which internal financial statements are available.
“Test Revenue” means, for any period, the aggregate amount of net proceeds received by the Borrower and its Restricted Subsidiaries from sales generated by assets of any Project or Permitted Business prior to such assets being placed in service for accounting purposes in accordance with the Borrower, and that are recognized as an offset to construction in progress on the balance sheet of the Borrower, determined on a consolidated basis in accordance with GAAP.
“Threshold Amount” means the greater of (A) $100,000,000 and (B) 3.0% of Distributable Cash for the applicable Test Period.
“Transaction Election” has the meaning assigned to such term in Section 1.06.
“Transaction Test Date” has the meaning assigned to such term in Section 1.06.
“Transferee” has the meaning assigned to such term in Section 10.14.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.
“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary (as designated in accordance with Section 5.18);

(2)    any Subsidiary of an Unrestricted Subsidiary; and
(3)    as of the Effective Date, includes VG LNG Marketing, LLC, VG LNG Marketing Pte. Ltd., CPCD, LLC, Venture Global Controls, LLC, VG Aviation, LLC, Bayou Residential, LLC, and SQRD Holding LLC.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.20(a).
“VG Group Member” means each Loan Party and its Restricted Subsidiaries.
“VG Inc.” means Venture Global, Inc., a Delaware corporation.
“VGP Investor” means, collectively, (a) Venture Global Partners II, LLC and its Affiliates and (b) the funds, partnerships or other co-investment vehicles managed, advised or controlled by any Person referred to in the foregoing clause (a).
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at that time entitled to vote in the election of the Board of Directors (or comparable governing body) of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of (x) any prepayment made in respect of such Indebtedness, including any conversion or exchange of convertible or exchangeable Indebtedness, any repurchase of convertible or exchangeable Indebtedness upon a “fundamental change” or otherwise, or any redemption of convertible or exchangeable Indebtedness at the option of the Borrower or its applicable Subsidiary, as the case may be, shall be disregarded in making such calculation and (y) any “AHYDO catch-up” payment that may be required to be made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” means any Person, all of the Capital Stock of which (other than directors’ qualifying shares or other similar shares required pursuant to applicable Law) is owned by either Borrower, either directly or through other Wholly-Owned Subsidiaries.
“Withholding Agent” means the Borrower or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Differential” has the meaning assigned to such term in Section 2.21(a).
Section 1.02.    Other Definitional Provisions
.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time.
(f)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)    Any reference herein to the “knowledge” of any Loan Party means the actual knowledge or awareness of any Responsible Officer of such Loan Party.

(h)    Any reference herein to any Person shall be construed to include such Person’s successors, heirs and permitted assigns.
(i)    For all purposes under the Loan Documents, in connection with any Delaware LLC Division (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.03.    Timing of Payment or Performance
. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day.
Section 1.04.    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.05.    Letter of Credit Amounts
. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 1.06.    Limited Condition Transactions. Notwithstanding anything in this Agreement to the contrary, when (a) calculating availability under any applicable basket or ratio in this Agreement in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of any acquisitions, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (b) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (c) determining compliance with any representations and warranties and any other condition precedent to any action or transaction, in each case of clauses (a) through (c) in connection with a Limited Condition Transaction, the date of determination of such basket or ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Equity is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Equity or such Asset Sale is given to the holders of such Indebtedness, Disqualified Stock or Preferred Equity (any such date, the “Transaction Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, with such baskets and ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred on the relevant Transaction Test Date in compliance with the applicable baskets and ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such baskets, ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Distributable Cash), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such baskets and ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Borrower has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation of any ratio that includes Fixed Charges or otherwise includes interest expense of any Indebtedness to be incurred, such Fixed Charges or interest expense may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
Section 1.07.    Certain Calculations

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(a)    Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Equity (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken based on a ratio basket based on the Holdco Debt Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to (i) amounts being utilized under any other basket (other than a ratio basket based on the Holdco Debt Ratio) on the same date, or (ii) the incurrence of any Indebtedness under any revolving facility or letter of credit facility immediately prior to or in connection therewith. Each item of Indebtedness, Disqualified Stock or Preferred Equity that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the Holdco Debt Ratio test.
(b)    For purposes of any calculation hereunder, the Borrower may elect, at any time (which election may not be changed with respect to such revolving Indebtedness), to either (x) give pro forma effect to the incurrence of the entire committed amount of such revolving Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any provision hereunder, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such revolving Indebtedness will be subject to the provisions hereunder.
Section 1.08.    Suspension of Certain Covenants. (a) Notwithstanding anything to the contrary herein, if on any date following the Effective Date, (i) each Senior Secured Notes has an Investment Grade Rating from at least one (1) Rating Agency and (ii) no Event of Default shall have occurred and be continuing (the occurrence of the events described in the foregoing clause (i) and this clause (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day and subject to the provisions of the following paragraph, the covenants set forth in Section 5.10, 5.17, 6.01, 6.03(a)(iv), 6.04, 6.06 and 6.08, herein will be suspended (the “Suspended Covenants”).
(b)    During the Suspension Period, the Borrower may not designate any of the Borrower’s Subsidiaries as Unrestricted Subsidiaries.
(c)    During the Suspension Period, the Borrower and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for in Section 6.02 (including, without limitation, Permitted Liens). Any Permitted Liens that may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 6.02 and the “Permitted Liens” definition and for no other covenant).
(d)    Notwithstanding the foregoing, if a Rating Agency withdraws its ratings or downgrades the ratings assigned to any Senior Secured Notes such that such Senior Secured Notes no longer have an Investment Grade Rating from at least one (1) Rating Agency, the foregoing covenants shall be reinstated as of and from the date of such rating decline (the “Reversion Date”). The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period”. Any Indebtedness incurred during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified as having been incurred pursuant to Section 6.01(b)(iii).
(e)    If a Covenant Suspension Event has occurred:

(i)    Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.05 will be made as though Section 6.05 had been in effect since the Effective Date and prior to, but not during, the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 6.05(a). In addition, all Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (5) of the definition of “Permitted Investments”;
(ii)    For purposes of Section 6.06, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in Section 6.06(a)(i)-(iv) entered into during the Suspension Period will be deemed to have been in effect on the Effective Date, so that they are permitted under Section 6.06(b)(iv);
(iii)    For purposes of Section 6.08, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Borrower entered into during the Suspension Period will be deemed to have been in effect as of the Effective Date for purposes of Section 6.08(b)(iv);
(iv)    [reserved]; and
(v)    Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (a) no Default, Event of Default or breach of any kind will be deemed to exist hereunder or under any Loan Document with respect to the Suspended Covenants, and none of the Borrower or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any Contractual Obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (b) following a Reversion Date, the Borrower and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.
(f)    Promptly following the occurrence of any Suspension Period or Reversion Date in accordance with this Section 1.08, the Borrower will provide written notice to the Administrative Agent regarding such occurrence, provided that the failure to so notify the Administrative Agent shall not be a default hereunder or under any other Loan Document.
Section 1.09.    Exchange Rates; Currency Equivalents
. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Alternative Currency (other than Dollars) for purposes of the Loan

Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount, as determined by the Administrative Agent or the Issuing Bank, as the case may be.
ARTICLE 2
Commitments And Credit Extensions
Section 2.01.    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans during the Availability Period.
(b)    Subject to the terms and conditions of this Agreement and any applicable Incremental Facility Amendment, each Lender with an Incremental Commitment of a given Class, severally and not jointly, agrees to make Incremental Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Incremental Commitment of such Class of such Lender as set forth in the applicable Incremental Facility Amendment.
Section 2.02.    Loans and Borrowings.
(a)    Borrowings. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required.
(b)    Types of Loans. Each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of Base Rate Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. Each Term SOFR Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000. Each Base Rate Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the applicable Commitments. Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple of $50,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of twenty Term SOFR Borrowings outstanding at any time.
(d)    Borrowing Mechanics for Loans. With respect to each Loan requested by the Borrower, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 11:00 a.m. (New York City time) on the date of the proposed Borrowing with respect to Base Rate Loans and (y) 12:00 p.m. (New York City time) three (3) U.S. Government Securities Business Days prior to the date of the proposed Borrowing with respect to Term SOFR Loans. Each Funding Notice for a Borrowing pursuant to this Section shall specify the following information in compliance with Section 2.01(b): (1) the aggregate amount of the requested Borrowing; (2) the date of such Borrowing (which shall be, for a Base Rate Borrowing, a Business Day, or for a Term SOFR Borrowing, a U.S. Government Securities Business Day); (3) whether such Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; (4) [reserved]; (5) in the case of a Term SOFR Borrowing, the Interest Period therefor; and (6) the location and number of the Borrower’s account to which funds are to be disbursed, or, in the case of any Base Rate Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), the identity of the Issuing Bank that made such LC Disbursement. If no election as to the Type of a Borrowing is specified in the applicable Funding Notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify the Lenders of the proposed borrowing.
Section 2.03.    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender, in reliance on the agreements of the Revolving Lenders set forth in this Section, agrees to make Swingline Loans to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (i)  the Revolving Exposure of any Revolving Lender exceeding its Revolving Commitment, (ii) the total Revolving Exposures exceeding the total Revolving Commitments or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit; provided, further, that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Borrower’s notice to the applicable Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a written Funding Notice, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone (if promptly confirmed in writing by delivery of such a written Funding Notice consistent with such telephonic notice) and must be received by such applicable Swingline Lender and the Administrative Agent not later than 12:00 p.m. (New York City time) on the date of the requested Swingline Borrowing, and such notice shall specify (i)  the amount to be borrowed, which shall be in a minimum of $100,000 or a larger multiple of $50,000, and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Subject to the terms and conditions set forth herein, such Swingline Lender shall make each Swingline Loan available to the Borrower by credit to the Borrower’s account with such Swingline Lender or by wire transfer in accordance with instructions provided to such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the respective

Issuing Bank), not later than 3:00 p.m. (New York City time) on the requested date of such Swingline Loan.
(c)    Participations by Revolving Lenders in Swingline Loans.
(i)    Immediately upon the making of a Swingline Loan by a Swingline Lender, and without any further action on the part of such Swingline Lender or the Revolving Lenders, such Swingline Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Swingline Lender, a participation in such Swingline Loan equal to such Revolving Lender’s Pro Rata Share of the amount of such Swingline Loan. Each Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 p.m. (New York City time), on any Business Day, require the Revolving Lenders to fund participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will fund such participations. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Pro Rata Share of each such Swingline Loan. Each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Revolving Lender’s Pro Rata Share of each such Swingline Loan. Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders.
(ii)    The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to the preceding paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    Resignation of Swingline Lender. Any Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Revolving Lenders and the Borrower. After the resignation of a Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.
Section 2.04.    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, each Issuing Bank severally agrees to issue Letters of Credit from time to time during the Availability Period for the account of the Borrower. The Borrower may request the issuance of Letters of Credit for its own account (or the account of any of its Subsidiaries) from any Issuing Bank, denominated in Dollars or any Alternative Currency and in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. An Issuing Bank shall be required to issue “trade” or “commercial” Letters of Credit only if such type of Letters of Credit is approved for issuance by it consistent with the internal policies of such Issuing Bank. No Issuing Bank shall be required to issue a Letter of Credit if such issuance would violate the policies of such Issuing Bank applicable to letters of credit in general.
(b)    Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension (other than an automatic extension permitted by paragraph (c) of this Section) of an outstanding Letter of Credit), the Borrower shall hand deliver, fax or e-mail to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, and in no event less than two (2) Business Days prior to such requested date) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure shall not exceed the total Revolving Commitments, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Commitment, in each case unless such Issuing Bank shall otherwise agree in writing, in its sole discretion, and shall give the Administrative Agent written notice thereof, (iii) the aggregate amount of the LC Exposure shall not exceed the Letter of Credit Sublimit and (iv) the sum of the total Revolving Exposures shall not exceed the total Commitments. An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof. Each Issuing Bank agrees that it shall not permit any issuance, amendment or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (k) of this Section. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the then-current expiration date at the time of such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that a Letter of Credit may provide for automatic extension for additional periods of up to one year subject to a right on the part of the applicable Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary during a specified period in advance of any such extension (and the failure of such Issuing Bank to give such notice by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit); provided further that in no event shall any Letter of Credit, as extended from time to time, expire after the date that is five Business Days prior to the Revolving Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Revolving Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Revolving Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce or any similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one (1) Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one (1) Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Revolving Lenders shall have notified the Administrative Agent in writing and the Administrative Agent shall notify the applicable Issuing Bank in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(b) or (c) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement (including, for the avoidance of doubt, on the date that such LC Disbursement is made), if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.03 that such payment be financed with a Base Rate Borrowing under the Revolving Facility or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans or Swingline Loans contemplated above) shall not constitute a Loan and shall not relieve the Borrower of their obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce or any similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (with such absence to be presumed unless otherwise finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the period stipulated by terms and conditions of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit and, after such examination, shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery, facsimile or e-mail) of such demand for payment and if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)    Addition and Termination of Issuing Banks.
(i)    Any Revolving Lender may be added as an Issuing Bank at any time pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender.

The Administrative Agent shall notify the Revolving Lenders of each additional Issuing Bank. From and after the effective date of any such addition, (A) the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to include such additional Issuing Bank.
(ii)     Any Issuing Bank may cease being an Issuing Bank at any time pursuant to a written agreement among the Borrower, the Administrative Agent and such Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of each terminating Issuing Bank. At the time such termination is effective, the Borrower shall pay all unpaid fees accrued under Section 2.11(b) for account of the terminating Issuing Bank. After the termination of an Issuing Bank, such Issuing Bank shall remain a party hereto as an Issuing Bank and shall continue to have all the rights and obligations of an Issuing Bank with respect to the Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (f), (g) or (h) of Section 7.01. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.25. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to, in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.25, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(k)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing (which may be by e-mail) to the Administrative Agent (i) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (ii) any expiration or cancelation of any Letter of Credit, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
Section 2.05.    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent not later than 1:00 p.m. (New York City time), by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent in an amount equal to such Lender’s respective Pro Rata Share; provided that Swingline Borrowings shall be made as provided in Section 2.03. The Administrative Agent shall make the proceeds of the Loans available to the Borrower by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders in accordance with the instructions provided in the applicable Funding Notice; provided that Base Rate Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the respective Issuing Bank.
(b)    Presumption by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the proposed date of any Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date in accordance with clause (a) of this Section and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. Any such payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as each Lender has made payment to the Administrative Agent, (ii) any Lender fails to fund to the Administrative Agent all or any portion of the Borrowings required to be funded by the Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the proposed date of any

Borrowing, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s share of such Borrowing for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against such Lender as a result of any default by such Lender hereunder.
Section 2.06.    [Reserved].
Section 2.07.    Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the indebtedness of the Borrower to such Lender, including the amounts of the credit extensions made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that, the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable credit extensions; provided further that, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)    Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders (and each assignee thereof) and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans (and related interest), as well as any assignments thereof, in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount (and related interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.07. This Section 2.07(b) is intended to establish a “book entry system” within the meaning of Treasury Regulation Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently with such intent.
(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least three (3) Business Days prior to the Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a Note to evidence such Lender’s Loan.
Section 2.08.    Interest.
(a)    Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof, as follows:

(i)    if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)    if a Term SOFR Loan, at Term SOFR plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan, shall be selected by the Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.
(c)    In the event the Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the Funding Notice or applicable Conversion/Continuation Notice, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Term SOFR Loan in the Funding Notice or applicable Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. No less than one Business Day before the effective date of the Interest Period, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)    Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365 day or 366 day year, as the case may be, and (ii) in the case of Term SOFR Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date, (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) shall accrue on a daily basis and shall be payable in arrears upon termination of the Commitments; provided that, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f)    Interest hereunder is earned immediately upon accrual.
(g)    In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.09.    Conversion/Continuation.
(a)    Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:
(i)    to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that, a Term SOFR Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Loan unless the Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Term SOFR Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term SOFR Loan.
(b)    Subject to clause (c) below, the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three U.S. Government Securities Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans shall be irrevocable, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
(c)    Any Conversion/Continuation Notice shall be executed by a Responsible Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of such proposed conversion or continuation, as the case may be; provided that, each such notice shall be promptly confirmed in writing by delivery of the applicable Conversion/Continuation Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Conversion/Continuation Notice, the written Conversion/Continuation Notice shall govern. In the case of any Conversion/Continuation Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.
Section 2.10.    Default Interest. Upon the occurrence and during the continuance of an Event of Default set forth in Section 7.01(a), (f), (g) or (h), if any principal of or interest on any Loan or any LC Disbursement or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Loan or LC Disbursement as provided in Section 2.08(a)(ii) or Section 2.04(h) or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are Base Rate Loans as provided in Section 2.08(a)(i); provided that no amount shall be payable pursuant to this Section 2.10 to any Defaulting Lender so long as such Lender is a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.10 on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.
Section 2.11.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a fee (the “Commitment Fee”), which shall accrue at a rate equal to the Commitment Fee Rate per annum on the daily amount of the unused amount of Revolving Commitment of such Lender at all times during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the date hereof, and on the date of termination in full of the Revolving Commitments. For purposes of calculating the Commitment Fees only, no portion of the Revolving Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin used to determine the interest rate applicable to Term SOFR Loans on the daily available balance of such Lender’s LC Exposure attributable to its Revolving Commitment in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure related to its Revolving Commitment in respect of such Letter of Credit (including any such LC Exposure that may exist following the termination of such Revolving Commitments) and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit (or if terminated on an earlier date, to the termination date of such Letter of Credit), computed at a rate per annum equal to the rate agreed by such Issuing Bank and the Borrower (but in any event not to exceed 0.125% per annum) of the daily available balance of such Letter of Credit, as well as such Issuing Bank’s reasonable and customary fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date, and on the date of termination in full of the Revolving Commitments; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand (accompanied by reasonable back-up documentation) therefor.
(c)    The Borrower agrees to pay to the Administrative Agent and the Collateral Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent or the Collateral Agent, as applicable, in writing.

(d)    All fees payable hereunder shall be (i) calculated on the basis of a 360-day year and (ii) paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank or the Collateral Agent, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.12.    Repayment of Principal.
(a)    The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)    The Borrower shall repay to the applicable Swingline Lender (or, to the extent required by Section 2.03(c), to the Administrative Agent for the account of the Revolving Lenders) each Swingline Loan made by such Swingline Lender on the earlier to occur of (i) the date ten Business Days after such Swingline Loan is made and (ii) the Revolving Maturity Date.
(c)    The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders of each Class on such dates as specified in the applicable Incremental Facility Amendment.
Section 2.13.    Voluntary Prepayments.
(a)    Any time and from time to time on and after the Effective Date:
(i)    with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 (or lesser amount if equal to the full remaining outstanding amount) and integral multiples of $1,000,000 in excess of that amount; and
(ii)    with respect to Term SOFR Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 (or lesser amount if equal to the full remaining outstanding amount) and integral multiples of $1,000,000 in excess of that amount.
(b)    All such prepayments shall be made:
(i)    without penalty or premium;
(ii)    upon written notice on the date of prepayment, in the case of Base Rate Loans; and
(iii)    upon not less than two U.S. Government Securities Business Days’ prior written notice in the case of Term SOFR Loans;
in each case, given to the Administrative Agent (or in the case of a Swingline Loan, the applicable Swingline Lender) by the Borrower by 2:00 p.m. (New York City time) on the date required. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that, a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice of prepayment may be revoked or extended by the Borrower (by notice from the Borrower to the Administrative Agent on or prior to the specified date) if such condition is not satisfied or delayed in effectiveness. Any such voluntary prepayment shall be applied ratably to the Loans included in the prepaid Borrowing. In the event that the Borrower provides notice of prepayment but fails to specify the Borrowing or Borrowings to be repaid, such repayment shall be applied, first, to pay any outstanding Base Rate Borrowings and, second, to the outstanding Term SOFR Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).
Section 2.14.    Mandatory Prepayments.
(a)    In the event that the Revolving Exposure exceeds the amount of the Revolving Commitment then in effect, the Borrower shall, within five (5) Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Exposure as of the date of such payment to an amount not to exceed the Revolving Commitment by taking any of the following actions as it shall determine at its sole discretion: (i) prepaying Revolving Loans or Swingline Loans or (ii) with respect to any excess LC Exposure, depositing cash in the LC Collateral Account or “backstopping” or replacing the relevant Letters of Credit, in each case, in an amount equal to 102% of such excess LC Exposure.
(b)    Prepayments shall be accompanied by accrued interest as required by Section 2.08. All prepayments of Borrowings under this Section 2.14 shall be without premium or penalty. Prepayments under this Section 2.14 shall be applied, first, to pay any outstanding Base Rate Borrowings and, second, to the outstanding Term SOFR Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).
Section 2.15.    General Provisions Regarding Payments.
(a)    All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.18, 2.19 and 10.05 shall be made directly to the Persons entitled thereto; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of any fees required to be paid in connection with such principal payment pursuant to Section 2.08 and payment of accrued interest on the principal amount being repaid or prepaid, together with any additional amounts required pursuant to Section 2.17(c), and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due related thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)    Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall (except to the extent otherwise expressly provided for herein) be made on the next succeeding Business Day.
(e)    The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) (unless a later time is otherwise specified herein with respect to such payment) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10, if applicable, from the date such amount was due and payable until the date such amount is paid in full.
Section 2.16.    Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, through the exercise of any right of set off or banker’s lien, or by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.16 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. For purposes of clause (c) of the definition of “Excluded Taxes”, a Lender that acquires a participation pursuant to this Section 2.16 shall be treated as having acquired such participation on the earlier date on which such Lender acquired the applicable interest in the Loan to which such participation relates.

Section 2.17.    Making or Maintaining Term SOFR Loans.
(a)    Subject to Section 2.20, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)    the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (y) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.17(c). Subject to Section 2.20, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)    Any Lender may make, carry or transfer Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(c)    In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.24(b) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.24(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.18.    Increased Costs; Capital Requirements.
(a)    Increased Costs. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement, Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its respective holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.18 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that, the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.19.    Taxes.
(a)    All payments made by or on behalf of any Loan Party to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes (except as required by applicable Law). If applicable Law (as determined in the good faith discretion of any applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Without duplication of Section 2.19(a), the applicable Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Whenever any Indemnified Taxes are payable or remittable by any Loan Party, as soon as reasonably practicable thereafter such Loan Party shall send to the applicable Recipient the original or a certified copy of an original official receipt received by such Loan Party or other reasonably satisfactory evidence showing payment thereof.
(d)    Without duplication of Section 2.19(a), each Loan Party shall jointly and severally indemnify each Recipient for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 2.19) paid or payable by such Recipient, and any liability (including penalties, additions to Tax, interest and any reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be made within ten (10) Business Days after the date the Recipient makes written demand therefor (which demand shall set forth in reasonable detail the nature and amount of Indemnified Taxes for which indemnification is being sought). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the

Administrative Agent), or by an Arranger or the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    If any Recipient determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, each Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to such Loan Party (plus interest attributable to the period during which such Loan Party held such funds and any penalties, additions to Tax, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.19(e) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(f)    Without limiting the generality of Section 2.19(g), each Lender, to the extent such Lender is not a “U.S. person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable, in each case to the extent such Lender is legally entitled to do so:
(i)    two executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party and which provides for an exemption from or reduction in United States federal withholding Tax;
(ii)    two executed copies of IRS Form W-8ECI (or any successor form);
(iii)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate in substantially the form of Exhibit E-1, to the effect that such Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (4) was not engaged in a conduct of a trade or business within the United States to which the interest payment is effectively connected, and (B) two executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form);
(iv)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender granting a participation), a complete and executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, a certificate in substantially the form of Exhibit E-3 or E-4, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner (or any successor forms), as applicable;

provided that, if the Lender is a partnership (and not a participating Lender) and one or more partners of such Lender are claiming the portfolio interest exemption, such Lender shall provide a certificate, in substantially the form of Exhibit E-2, as applicable, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate; or
(v)    any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax on payments under this Agreement and the other Loan Documents executed together with such supplementary documentation as may be prescribed by applicable Law to permit the Withholding Agent to determine the withholding or deduction required to be made; provided that, the completion, execution or submission of such documentation required under this Section 2.19(f)(v) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
To the extent a Lender is a “U.S. person” (as defined in Section 7701(a)(30) of the Code), such Lender shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(g)    Upon the reasonable request of the Withholding Agent, a Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments under this Agreement or any Loan Document shall deliver to the Withholding Agent such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Withholding Agent (in such number of copies as shall be reasonably requested by the Withholding Agent) as will permit such payments to be made without withholding or at a reduced rate prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent); provided that, the completion, execution or submission of such documentation required under this Section 2.19(g) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(h)    If a payment made to any Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with their obligations under FATCA, to determine whether such Recipient has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purpose of this Section 2.19(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    Each Lender shall deliver the forms and other documentation required to be provided under this Section 2.19: (i) on or before the date it becomes a party to this Agreement, (ii) promptly upon the obsolescence, expiration, inaccuracy, or invalidity of any form previously delivered by such Lender, and (iii) at such other times as may be reasonably requested by the Withholding Agent. Each Lender shall promptly notify the Withholding Agent at any time it determines that it is no longer in a position to provide any documentation previously delivered to the Withholding Agent. Notwithstanding any other provision of this Section 2.19, a Lender shall not be required to deliver any documentation pursuant to Section 2.19(f)(v) or Section 2.19(g) if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(j)    If the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal back-up withholding. If the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to the Administrative Agent on behalf of the Lenders, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes.
(k)    The agreements in this Section 2.19 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(l)    For purposes of this Section 2.19, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
Section 2.20.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the

Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 2.21.    Incremental Credit Extensions.
(a)    The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (i) request commitments with respect to one or more new Classes of term facilities and/or increase the principal amount of any then-existing term Loans by requesting new term loan commitments (any such term loan commitments, the “Incremental Term Loan Commitments”) to be added to such Loans (any such new Class or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) increase the aggregate amount of the Revolving Commitments (any such increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”, or either or any thereof, an “Incremental Facility”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”); provided that:
(i)    Immediately after giving effect to such Incremental Facility Amendment, the amount of all Revolving Commitments, unfunded Incremental Term Loan Commitments and Incremental Term Loans outstanding shall not exceed 7.5% of the of consolidated total assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period,
(ii)    no Incremental Commitment in respect of any Incremental Term Facility may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),
(iii)    except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,
(iv)    no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of such Incremental Facility or Incremental Loan,
(v)    any such Incremental Revolving Facility shall be subject to the same terms and conditions as any then-existing Revolving Facility (and be deemed added to, and made a part of, such Revolving Facility); provided that: (a) the Borrower, at its election, may pay upfront and closing fees with respect to any such Incremental Revolving Facility as agreed with the lenders providing such Incremental Revolving Facility; and (b) with respect to any Incremental Loans that are made prior to the date that is six (6) months after the Effective Date and are scheduled to mature prior to the date that is twelve (12) months after the Revolving Maturity Date (other than (i) Incremental Loans that are unsecured or rank junior in right of payment and of security to the Loans, (ii) customary bridge loan facilities and (iii) any Incremental Loan that is not syndicated, is not subject to floating rate interest or is not denominated in Dollars), if the All-In Yield applicable to such Incremental Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Revolving Loans by more than fifty (50) basis points per annum (the amount of such excess of the All-In Yield applicable to such Incremental Loans over the sum of the All-In Yield applicable to the Revolving Loans plus fifty (50) basis points per annum, the “Yield Differential”) then the interest rate (together with, as provided in the proviso below, the SOFR or Base Rate floor) with respect to the Revolving Loans shall be increased by the applicable Yield Differential (this proviso, the “MFN Protection”),
(vi)    the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Revolving Maturity Date; provided, that the foregoing limitation shall not apply to customary bridge loans to finance Permitted Business Investments or similar Investments so long as either (x) such bridge loans provide for the automatic exchange or conversion, subject to customary conditions, into indebtedness meeting the requirements set forth above in this clause (vi) or (y) such bridge loans are intended to be refinanced with qualified equity or indebtedness meeting the requirements set forth above in this clause (vi),
(vii)    the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Revolving Facility; provided, that the foregoing limitation shall not apply to customary bridge loans to finance Permitted Business Investments or similar Investments so long as either (x) such bridge loans provide for the automatic exchange or conversion, subject to customary conditions, into indebtedness meeting the requirements set forth above in this clause (vii) or (y) such bridge loans are intended to be refinanced with qualified equity or indebtedness meeting the requirements set forth above in this clause (vii),
(viii)    subject to clauses (vi) and (vii) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Term Facility,
(ix)    to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,
(x)    (A) each Incremental Facility shall rank pari passu with the Revolving Facility, in each case in right of payment and, if secured, security and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by Liens on any assets other than the Collateral,
(xi)    (A) no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such Incremental Facility (except in connection with any Permitted Business Investment or other Investment permitted hereunder or irrevocable repayment or redemption of Indebtedness, where no Event of Default set forth in Section 7.01(a), (f), (g) or (h) shall exist at the time as elected by the Borrower pursuant to Section 1.06) and (B) subject to Section 1.06, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the effectiveness of such Incremental Facility to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof,
(xii)    except as otherwise required or permitted in clauses (vi) through (x) above, all other terms of any Incremental Term Facility shall be as agreed between the Borrower and the lenders providing such Incremental Term Facility and administratively feasible to the Administrative Agent (it being understood that if any financial maintenance covenant is added for the benefit of any Incremental Term Facility and such financial maintenance covenant is more favorable to the lenders under the Incremental Term Facility than the Financial Covenants, either (x) such financial maintenance covenant shall only be applicable after the Latest Maturity Date or (y) the Revolving Lenders shall also receive the benefit of such more favorable financial maintenance covenant (together with, at the election of the Borrower, any applicable “equity cure” (or equivalent) provisions with respect thereto)), and

(xiii)    the proceeds of any Incremental Facility may be used for general corporate purposes of the Borrower and its Subsidiaries or any other purpose not prohibited by the terms of the Loan Documents.
(b)    Incremental Commitments may be provided by any existing Lender or by any other Eligible Assignee (any such other Eligible Assignee being called an “Incremental Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, the Swingline Lender and any Issuing Bank) shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 10.06(a) for an assignment of Loans to such Incremental Lender, mutatis mutandis, to the same extent as if the relevant Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.
(c)    Each Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.
(d)    Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.21, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Lender, and each relevant Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Lender’s) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.21) and (ii) the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.21); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (d).
(e)    On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure and/or Swingline Loans, as applicable, permitted hereunder shall increase by an amount, if any, agreed upon by the Administrative Agent, the Borrower and the relevant Issuing Bank and/or the Swingline Lender, as applicable.
(f)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document with the Borrower as may be necessary in order to establish new or any increase in any Classes in respect of Loans or commitments pursuant to this Section 2.21 (including, for instance, to increase the amortization of any existing Class of Incremental Term Loans (or to provide for any existing Class of Incremental Term

Loans to have (or to again have) amortization) in order to have such existing Class of Incremental Term Loans be “fungible” with any Incremental Term Facility that is to be added to such Loans) and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment or increase, as applicable, of such Classes, in each case on terms consistent with this Section 2.21.
(g)    This Section 2.21 shall supersede any provision in Section 2.15, 2.16 or 10.01 to the contrary.
Section 2.22.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Revolving Commitments of each Lender shall terminate on the Revolving Maturity Date.
(b)    The Borrower may at any time or from time to time terminate or reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to such termination or reduction, as applicable, and any concurrent prepayment of Revolving Loans and Swingline Loans, the aggregate amount of the Revolving Exposure attributable to the Revolving Commitments would exceed the aggregate amount of the Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.22 by no later than 12:00 p.m. (New York City time), at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of one or more other events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.23.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all Affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each Affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17(c).
Section 2.24.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.18 or such Lender determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.17, or any Loan Party is required to pay any additional amount to or indemnify any Lender, Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank, or such Lender is otherwise entitled to receive payment, in each case, pursuant to Section 2.19, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or 2.19, as applicable, in the future or mitigate the impact of Section 2.17, as the case may be, and (ii) would not subject such Lender or Issuing Bank to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.18 or such Lender determines it can no longer make or maintain Term SOFR Loans pursuant to Section 2.17, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender, or such Lender is otherwise entitled to receive payments, in each case, pursuant to Section 2.19, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Incremental Commitments of such Lender, and procure the repayment of all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to transfer and assign (and such Lender shall be obligated to transfer and assign), without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17(c), Section 2.18 or Section 2.19) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, in each case of such Class of Loans, Commitments and/or Incremental Commitments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans, Commitments and/or Incremental Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments, (C) such assignment does not conflict with applicable law and (D) in the case of any assignment with respect to a Non-Consenting Lender, such Eligible Assignee shall have consented to the applicable amendment, waiver or consent. No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the amounts described in clause (A) of the immediately preceding sentence. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender and the Borrower may not terminate its Commitments or Incremental Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.24, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by one or more Notes) subject to such Assignment and Acceptance (provided that the failure of any Lender replaced pursuant to this Section 2.24 to execute an Assignment and Acceptance or deliver any such Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Acceptance or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
Section 2.25.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Commitment Fees shall cease to accrue on the otherwise applicable portion of any Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.11(b)(i) and pursuant to any other provisions of this Agreement or other Loan Document.
(b)    The Commitments, Loans and LC Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Revolving Lenders have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 10.01).
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.13, Section 2.14, Section 2.16, Section 2.17(c), Section 2.18, Section 2.19, Section 7.01, Section 10.06 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.07), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Collateral Agent and the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank and/or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post cash collateral pursuant to this Section 2.25(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)    If any Swingline Loans or LC Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:
(i)    all or any part of such Swingline Loans and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share but only to the extent (i) the sum of all non-Defaulting Lenders’ Revolving Exposures does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (ii) such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment; provided that, subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two Business Days following notice by the Administrative Agent, cash collateralize 102% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loan (after giving effect to any partial reallocation pursuant to paragraph (i) above and any cash collateral provided by such Defaulting Lender or pursuant to Section 2.25(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or Swingline Lender with respect to such LC Exposure and/or Swingline Loans and obligations to fund participations. cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.24)) or (B) the Administrative Agent’s good faith determination that there exists excess cash collateral (including as a result of any subsequent reallocation of Swingline Loans and LC Exposure among non-Defaulting Lenders described in clause (i) above);
(iii)    (A) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.25(d), then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b)(i), as the case may be, shall be adjusted to give effect to such reallocation and (B) if the LC Exposure of any Defaulting Lender is cash collateralized pursuant to this Section 2.25(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Lender or the Borrower hereunder, no letter of credit fees shall be payable under Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure; and
(iv)    if any Defaulting Lender’s LC Exposure is not cash collateralized, prepaid or reallocated pursuant to this Section 2.25(d) then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is cash collateralized or reallocated.
(e)    So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, extend, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders, cash collateral provided pursuant to Section 2.25(c) and/or cash collateral provided by the Borrower in accordance with Section 2.25(d), and participating interests in any such or newly issued or extended Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(d)(i) (it being understood that Defaulting Lenders shall not participate therein).
(f)    In the event that the Administrative Agent and the Borrower (and, in the case of a Revolving Lender that is a Defaulting Lender, each of the Issuing Banks) agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Pro Rata Share of Swingline Loans and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) or participations in Revolving Loans as the Administrative Agent shall determine as are necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Pro Rata Share. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.26.    Extensions of Maturity Date.
(a)    The Borrower may, by notice to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than ninety (90) days in advance of the Maturity Date of any Class of Loans or Commitments hereunder in effect at such time (the “Existing Maturity Date”), request that the Lenders of the applicable Class extend the Existing Maturity Date to the first anniversary of such Existing Maturity Date (an “Extension Request”). Each Lender of the applicable Class, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the twentieth (20th) day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-extending Lender. The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than two (2) times pursuant to this Section 2.26.
(b)    (i) If, by the Response Date, Lenders holding Commitments or Loans of the applicable Class that aggregate fifty percent (50%) or more of the total Commitments or Loans of such Class shall constitute Non-extending Lenders, then the Existing Maturity Date shall not be extended and the outstanding principal balance of all Loans of such Class and other amounts payable hereunder shall be payable, and the Commitments of the applicable Class shall terminate, on the Existing Maturity Date in effect prior to such extension.
(ii)    If (and only if), by the Response Date, Lenders holding Commitments or Loans of the applicable Class that aggregate more than fifty percent (50%) of the total Commitments or Loans of the applicable Class shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 2.26, the Maturity Date with respect to Commitments or Loans of the applicable Class for such Extending Lenders shall be extended to the first anniversary of the Existing Maturity Date (subject to satisfaction of the conditions set forth in Section 2.26(d)) (such date, the “Extended Maturity Date”). In the event of such extension, the Commitment of the applicable Class of each Non-extending Lender shall terminate on the Existing Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans of such Class and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.26(c) below, the total Commitments of the applicable Class hereunder shall be reduced by the Commitments of the Non-extending Lenders so terminated on such Existing Maturity Date.
(c)    In the event of any extension of the Existing Maturity Date pursuant to Section 2.26(b)(ii), the Borrower shall have the right on or before the Existing Maturity Date, at its own expense, to replace any Non-extending Lender pursuant to Section 2.24(b).
(d)    Notwithstanding the foregoing, the extension of the Existing maturity Date shall be effective only if:
(i)    no Default shall have occurred and be continuing on each of the date of the notice requesting such extension and on the Response Date;
(ii)    the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the notice requesting such extension and the Response Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof;
(iii)    the Administrative Agent shall have received (x) a certificate, dated the Response Date and signed by a Responsible Officer of the Borrower, confirming the satisfaction of the conditions referred to in clauses (i) and (ii) above and (y) such documents, certificates and opinions as the Administrative Agent or its counsel may reasonably request relating to the authorization of such extension; and
(iv)    on or before the applicable Maturity Date, all Letters of Credit issued by each Issuing Bank that is a Non-extending lender shall have expired with no pending drawings or have been terminated (or have been (x) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank or (y) deemed reissued under another agreement in a manner reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank).
ARTICLE 3
Representations And Warranties
The Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Effective Date and thereafter as of each date required by Section 4.02, that:
Section 3.01.    Financial Condition. The financial statements most recently provided pursuant to Section 5.01(a) or Section 5.01(b), as applicable, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein).
Section 3.02.    No Change
. Since December 31, 2024, there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.03.    Existence; Compliance with Law
. Each VG Group Member (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has (i) the organizational power and authority and (ii) all requisite Permits from Governmental Authorities, in each case, to own and operate its Property, to lease the Property it leases as lessee, and to conduct the business in which it is currently engaged, (c) is duly qualified as a corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.04.    Power; Authorization; Enforceable Obligations
. Each Loan Party has the requisite corporate or other organizational power and authority to make, deliver and perform the Loan Documents to which it is a party. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance of this Agreement or any of the other Loan Documents, except (a) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (b) the filings or other actions referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 3.05.    No Legal Bar
. The execution, delivery and performance of this Agreement and the other Loan Documents, including, the borrowings and other extensions of credit hereunder and the use of the proceeds thereof, do not and will not (a) contravene, violate or result in a breach of or default under (i) in any material respect, any Requirement of Law, (ii) any of the organizational documents of any Loan Party, or (iii) any other Contractual Obligation of any Loan Party, other than, in the case of this clause (iii) only, any violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien on any Loan Party’s properties (other than the Liens created by the Security Documents).
Section 3.06.    No Litigation
. No litigation, action, suit, claim, dispute, investigation or proceeding, whether public or non-public, of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Borrower, threatened in writing by or against any VG Group Member or against any of their respective properties (a) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (other than the Disclosed Matters) or (b) purports to affect or pertain to any of the Loan Documents or any of the transactions contemplated hereby or thereby. As of the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 3.07.    No Default
. No Default or Event of Default has occurred and is continuing. No VG Group Member is in default under or with respect to, or a party to, any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.08.    Ownership of Property; Liens
. Each VG Group Member has title in fee simple or good and valid title, as the case may be, to, or a valid leasehold interest in, or a valid and binding option agreement in respect of, or easements or other limited property interests in, all its material real or immoveable property necessary in the ordinary conduct of its business, and good title to, or a valid leasehold interest in, or valid license of or other right to use, all its other material Property necessary for the conduct of its business as currently conducted, and none of such Property is subject to any Lien except as permitted by Section 6.02.
Section 3.09.    Intellectual Property
. Each VG Group Member owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except to the extent that any such claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, the use of Intellectual Property by the VG Group Members does not infringe on the Intellectual Property rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10.    Taxes
. Each of the VG Group Members has filed or caused to be filed all tax returns and reports that are required to be filed and has paid all Taxes due and payable by it (including in its capacity as a withholding agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of the relevant VG Group Member or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Lien for Tax has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 3.11.    Margin Regulations
. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulations T, U or X.
Section 3.12.    Nature of Business
. Neither the Borrower nor any other VG Group Member is engaged in any business or operation other than a Permitted Business.
Section 3.13.    ERISA
. No ERISA Event has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.
Section 3.14.    Investment Company Act

. The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.
Section 3.15.    Subsidiaries; Capitalization. The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of the Borrower and any other entity in which the Borrower or any Subsidiary holds a direct or indirect Equity Interest as of the Effective Date. Schedule 3.15 sets forth the name and jurisdiction of incorporation or organization of each such Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock thereof owned by the applicable VG Group Member as of the Effective Date.
(a)    The Capital Stock of each Loan Party has been duly authorized and validly issued. There are no outstanding subscriptions, options, warrants, calls, rights or other commitments granted to any Person of any nature relating to any Capital Stock of any Loan Party.
Section 3.16.    [Reserved].
Section 3.17.    Environmental Matters
. Other than the Disclosed Matters and exceptions to any of the following that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (a) each of the Loan Parties and their respective operations are in compliance with all applicable Environmental Laws, (b) none of the Loan Parties has received written notice of any Environmental Claim, (c) none of the Loan Parties is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location and (d) none of the Loan Parties has treated, stored, transported, released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or formerly owned or operated property nor, to the knowledge of the Loan Parties, has there been any other Release of Hazardous Materials at, on, under or from any such properties.
Section 3.18.    Accuracy of Information, Etc
. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Arrangers, the Administrative Agent or the Lenders or any of them, by or on behalf of the Loan Parties for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contains as of the Effective Date, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced herein are based upon good faith estimates and assumptions believed by management of the Borrower, to be reasonable at the time made, it being recognized by the Lenders that such projections and pro forma financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected results set forth therein by a material amount. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.19.    Security Documents. Upon execution and delivery by the parties thereto, each of the Security Documents is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (a) any Pledged Equity as described in the Security Documents which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Equity are delivered to, and in the possession of, the Administrative Agent, together with an undated stock power for each such certificate executed in blank by a duly authorized representative or officer of the applicable Loan Party and (b) the other Collateral described in the Security Documents, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19, the security interest created in favor of the Administrative Agent for the benefit of the Secured Parties in such Pledged Equity and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Party in such Pledged Equity and other Collateral and the proceeds thereof, in which a security interest may be perfected by (i) delivery to the Administrative Agent of such Pledged Equity, together with a duly executed instrument of transfer executed in blank, or (ii) by filing a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by to be incurred pursuant to Section 6.02).
Section 3.20.    Solvency; Bankruptcy
. On the Effective Date, after giving effect to the making of the Loans on such date, the application of the proceeds thereof and the granting of Liens contemplated by the Security Agreement, the VG Group Members, on a consolidated basis, are Solvent. There are no bankruptcy Proceedings pending, being contemplated by, or to the knowledge of the Borrower, threatened against any VG Group Member.
Section 3.21.    Indebtedness and Liabilities
. No VG Group Member has any undisclosed liabilities, other than (a) those which are set forth in Schedule 3.21(a), or (b) those which are not, individually or in the aggregate, material in amount to the VG Group Members, taken as a whole.
Section 3.22.    Anti-Money Laundering and Anti-Corruption Laws; Sanctions.
(a)    To the extent applicable, each VG Group Member is in compliance and the operations of each VG Group Member are and have been conducted at all times in compliance, in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and Sanctions, (ii) the PATRIOT Act, including all amendments thereto and regulations promulgated thereunder, (iii) the Money Laundering Control Act of 1986, and (iv) the applicable anti-money laundering statutes of jurisdictions where such VG Group Member conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority in such jurisdictions (together with (ii) and (iii), the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Authority in such jurisdictions involving any VG Group Member with respect to the Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions is pending or, to the best knowledge of the Borrower, threatened. No part of the proceeds of the Loans or other Credit Extensions hereunder will be used, directly, or to the knowledge of any Loan Party, indirectly, or lent, contributed or otherwise made available to any Person to fund or facilitate any money laundering or terrorist financing activities, or in any other manner that would cause or result in a violation of any Anti-Money Laundering Laws.

(b)    No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (together with the FCPA, “Anti-Corruption Laws”), or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. No VG Group Member or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of any Loan Party, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) in order to influence official action, or to any Person in violation of any Anti-Corruption Laws. The VG Group Members have conducted their businesses (i) in compliance in all material respects with the Anti-Corruption Laws and (ii) in accordance with the policies and procedures instituted and maintained by the Borrower, which are reasonably designed to promote and achieve compliance with such laws.
(c)    No VG Group Member or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative of any VG Group Member, is a Person that is, or is 50% or more owned or controlled by one or more Persons that are, (i) on the list of “Specially Designated Nationals and Blocked Persons” or (ii) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over any VG Group Member (collectively, “Sanctions”) or (iii) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this agreement, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea); and the Borrower will not directly or, to the knowledge of any Loan Party, indirectly use the proceeds of the Loans or other Credit Extensions or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person.
Section 3.23.    Insurance
. The properties of the Borrower and each other VG Group Member are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable VG Group Member operates and necessary for the conduct of its business as currently conducted. There is no material claim pending under any insurance policies as to which coverage has been denied or disputed by the applicable underwriters.
Section 3.24.    Pari Passu Ranking

. The Borrower’s obligations under this Agreement rank and will rank at least pari passu in priority of payment and in all other respects with all other Indebtedness of the Borrower except for Indebtedness that is mandatorily preferred by law, including by operation of bankruptcy, insolvency, liquidation or similar laws of general application.
Section 3.25.    Labor and Employment Laws
. Each VG Group Member that has one or more employees is in material compliance with all applicable labor and employment Laws.
ARTICLE 4
Conditions Precedent
Section 4.01.    Conditions to Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01):
(a)    Loan Documents. The Administrative Agent shall have received this Agreement executed and delivered by a duly authorized officer or signatory of the Borrower and, if applicable, the other Loan Parties party thereto.
(b)    Security Documents. The Administrative Agent shall have received counterparts of (i) an Additional Agent Joinder in substantially the same of Exhibit A-1 to the Collateral Agency Agreement, executed by the Collateral Agent and (ii) an Additional Agent Joinder in substantially the form of Exhibit A-1 to the First Lien Intercreditor Agreement executed by the Collateral Agent.
(c)    Lien Searches. The Administrative Agent shall have received the results of recent Uniform Commercial Code, Tax and judgment lien searches in each relevant jurisdiction reasonably requested by the Administrative Agent with respect to each of the entities set forth on Schedule 4.1(h); and such searches shall reveal no Liens except for Liens permitted by Section 6.02 or Liens to be discharged on or prior to the Effective Date.
(d)    PATRIOT Act. The Lenders shall have received, at least three days prior to the Effective Date, to the extent requested at least 10 days in advance thereof, all documentation and other information with respect to the Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(e)    Beneficial Ownership Certification. To the extent requested at least ten days prior to the Effective Date, with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification at least three days prior to the Effective Date.
(f)    No Material Adverse Effect. Since December 31, 2024, there shall not have occurred any development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)    Fees and Expenses. The Borrower shall have paid, all fees due and payable as of the Effective Date pursuant to Section 2.11 and all expenses required to be paid pursuant to Section 10.05 for which reasonably detailed invoices have been presented at least two Business Days prior to the Effective Date shall have been paid.

(h)    Solvency Certificate. The Lenders shall have received a solvency certificate, substantially in the form of Exhibit F, executed by a Responsible Officer of the Borrower.
(i)    Legal Opinions. The Administrative Agent shall have received, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders, dated the Effective Date and addressed to the Administrative Agent and the Lenders, (i) a legal opinion of Davis Polk & Wardwell LLP, New York counsel to the Borrower and the other Loan Parties and (ii) a legal opinion of Morris Nichols Arsht & Tunnell, special Delaware counsel to the Borrower and the other Loan Parties.
(j)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required as of the Effective Date by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation, or arrangements reasonably satisfactory to the Administrative Agent for such filing, registration, recordation and/or filing shall have been made.
(k)    Closing and Secretary’s Certificates. The Administrative Agent shall have received certificates of the Borrower and each other Loan Party, dated the Effective Date, substantially in the forms of Exhibit B-1 and Exhibit B-2 and, in each case, with the attachments contemplated thereby.
(l)    Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.
(m)    No Default. No event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 4.02.    Conditions to Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit (each, a “Credit Extension”), is subject to the satisfaction of the following conditions:
(a)    Funding Notice. The Administrative Agent shall have received a fully executed and delivered Funding Notice (in the case of a Loan) or a Letter of Credit Request (in the case of a Letter of Credit) in accordance herewith.
(b)    Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.

(c)    No Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
(d)    Upfront Fees. In respect of the initial Credit Extension only, the Borrower shall have paid or caused to be paid the fees then due and payable pursuant to the Facility Fee Letter or shall have made accommodations to pay such fees substantially concurrently with the initial Credit Extension with the proceeds thereof (or other accommodations satisfactory to the Administrative Agent shall be in place to make such payment).
Each Borrowing (other than any conversion or continuation of any Loan) and each issuance, amendment to increase the amount thereof or extension of a Letter of Credit shall constitute a representation and warranty made by the Borrower on the date thereof that the conditions specified in this Section 4.02 have been satisfied.
ARTICLE 5
Affirmative Covenants
Until the date on which all Commitments have expired with no pending drawings or terminated and the principal of and interest on each Loan and all fees, expenses and other Obligations (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full and all Letters of Credit have expired with no pending drawings or have been terminated (or have been (x) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank or (y) deemed reissued under another agreement in a manner reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrower covenants and agrees with the Lenders that:
Section 5.01.    Financial Statements. The Borrower shall furnish to the Administrative Agent for delivery to each Lender:
(a)    within one hundred twenty (120) days after the end of each fiscal year of the Borrower (i) a copy of the audited consolidated balance sheets of the Borrower and audited consolidated income statements and audited statements of cash flow of the Borrower as of and for the two most recent fiscal years, including appropriate footnotes to such financial statements, audited by an internationally recognized firm of independent public accountants, and the report of the independent public accountants of the Borrower on such financial statements; and (ii) a “management’s discussion and analysis” of the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the periods presented.
(b)    within sixty (60) days after the end of the first three (3) fiscal quarters in each fiscal year of the Borrower (i) a copy of the unaudited condensed consolidated balance sheet of the Borrower as of the end of such fiscal quarter and unaudited condensed statements of income and cash flow for the most recent fiscal interim period ending on the date of the unaudited condensed balance sheet, and the comparable prior year period (or comparable prior year end, in the case of such balance sheet), together with condensed footnote disclosure; and (ii) a “management’s discussion and analysis” of the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the periods presented.

All such annual and quarterly financial statements will be prepared in accordance with GAAP (with the absence of year-end adjustments in the case of quarterly financial statements). For the avoidance of doubt, no report needs to include separate financial statements for the Borrower, any Guarantor or any Subsidiary that is not a Guarantor.
Notwithstanding the foregoing, with respect to any financial statements, reports, information and other disclosures provided in clauses (a) and (b) above, (A) such financial statements, reports, information and other disclosures shall not be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Borrower (or any Parent Entity or Subsidiaries of the Borrower) and any director, manager or officer, of the Borrower (or any Parent Entity or Subsidiaries of the Borrower), (B) no such financial statements, reports, information or other disclosures will be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein, (C) no such report will be required to comply with Regulation S-K or Regulation S-X including, without limitation, Rules 3-05, 3-09, 3-10, 3-16, 13-01, 13-02 or Article 11 thereof, (D) no such financial statements, reports, information or other disclosures will be required to provide any information that is not otherwise similar to information currently required to be provided under the Senior Secured Notes Indentures, (E) in no event will such financial statements, reports, information or other disclosures be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits under the SEC rules, (F) trade secrets and other information that could, in the Borrower’s good faith judgment, cause competitive harm to the Borrower and its Subsidiaries may be excluded from any such financial statements, reports, information or other disclosures, (G) such financial statements or information will not be required to contain any “segment reporting,” (H) such financial statements and information may, at the election of the Borrower, be prepared in accordance with GAAP or IFRS, (I) the Borrower may elect to change its fiscal year end, and (J) no acquired business financial statements or pro forma financial statements shall be required to be disclosed.
Notwithstanding the foregoing, the Borrower may satisfy its obligations in this Section 5.01 with respect to financial information relating to the Borrower by furnishing financial information relating to any Parent Entity, including by furnishing such Parent Entity’s Form 10-Q or 10-K, as applicable, filed with the SEC or any securities exchange without requirement to provide notice of such filing to the Administrative Agent or to any Lender; provided that, if such financial information relates to any such Parent Entity that is not a Guarantor, then the same is accompanied by selected financial metrics that show the differences (in the Borrower’s sole discretion) between the information relating to such Parent Entity, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand.
The Borrower shall use its commercially reasonable efforts to participate in quarterly conference calls (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Borrower, its Restricted Subsidiaries and/or any direct or indirect parent of the Borrower) to discuss results of operations at a date and time to be determined by the Borrower with reasonable advance notice to the Administrative Agent.
To the extent any information is not provided within the time periods specified in this Section 5.01 and such information is subsequently provided, the Borrower will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 5.02.    Certificates; Other Information. The Borrower shall furnish to the Administrative Agent for delivery to each Lender:
(a)    concurrently with the delivery of any financial statements pursuant to Sections 5.01(a) and (b), a Compliance Certificate of the Borrower certifying as to whether a Default then exists and, if a Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(b)    promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any other Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request in writing, or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Notwithstanding anything set forth in Section 5.01 or this Section 5.02, no Loan Party shall be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, or any law, rule or regulation or any obligation of confidentiality binding on such Loan Party or any of its Subsidiaries or Affiliates (it being understood that if any Loan Party withholds any document, information or other matter in reliance on this sentence, the Borrower agrees to inform the Administrative Agent promptly to the extent permitted by applicable Law and shall use commercially reasonable efforts to disclose such document, information or other matter to the extent not in violation of such restrictions).
The Borrower hereby acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.01 or this Section 5.02 or otherwise are being distributed through the Approved Electronic Platform, any document or notice that the Borrower has not clearly and conspicuously marked “PUBLIC” shall not be posted on that portion of the Approved Electronic Platform designated for such Public Lenders. The Borrower agrees to use commercially reasonable efforts to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this paragraph contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Approved Electronic Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries and their securities (“Private Side Information”). Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected to receive Private Side Information in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to communications that are not made through the “Public” portion of the Approved Electronic Platform and that may contain Non-Public Information.
Section 5.03.    Payment of Taxes and Other Obligations. Each Loan Party shall pay, discharge or otherwise satisfy, and shall cause each of its Restricted Subsidiaries to pay, discharge or otherwise satisfy, (a) all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all other material obligations, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party or its Restricted Subsidiaries, as the case may be, or (ii) the failure could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.04.    Conduct of Business and Maintenance of Existence; Compliance with Law. Each Loan Party shall (a) (i) preserve, renew and keep, and cause each of its Restricted Subsidiaries to preserve, renew and keep, in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and (ii) maintain, and cause each of its Restricted Subsidiaries to maintain, all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to maintain thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) comply, and cause each of its Restricted Subsidiaries to comply, with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.05.    Maintenance of Property; Insurance. Each Loan Party shall (a) keep all real and tangible Property and systems used, useful, or necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) if such Loan Party owns any property other than cash, Cash Equivalents, accounts or equity interests, maintain, and cause each of its applicable Restricted Subsidiaries to maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
Section 5.06.    Inspection of Property; Books and Records; Discussions. Each Loan Party shall (a) keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities, (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but, the Administrative Agent may not have more than one visit per any twelve (12) month period except during an Event of Default), upon reasonable advance notice to such Loan Party and/or its Restricted Subsidiaries, and to discuss the business, operations, properties and financial and other condition of such Loan Party and its Restricted Subsidiaries with officers and employees of such Loan Party and its Restricted Subsidiaries and with their independent certified public accountants (and such Loan Party will be given the opportunity to participate in any such discussions with such independent certified public accountants) and (c) upon the request of the Administrative Agent on behalf of the Required Lenders, participate in a meeting or conference call with the Administrative Agent and the Lenders once during each fiscal quarter at such time as may be agreed to by the Borrower and the Administrative Agent.
Section 5.07.    Notices. The Borrower shall promptly (and in any event not later than three (3) Business Days) after the Borrower obtains knowledge of the same, give notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default;
(b)    any dispute, claim, litigation, investigation or proceeding (i) affecting the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby;

(c)    any cancellation or material adverse change in the terms, coverages or amounts of any insurance described in Section 5.05(b) that is held by a Loan Party;
(d)    [reserved];
(e)    [reserved];
(f)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(g)    any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Each notice pursuant to this Section 5.07 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant other Loan Party has taken or proposes to take with respect thereto.
Section 5.08.    Environmental Laws
. Each Loan Party shall comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all environmental Permits, in each case, except for such failure to so comply, maintain or obtain, as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.09.    [Reserved].
Section 5.10.    Maintenance of Lien; Further Assurances; Additional Collateral.
(a)    From and after the Effective Date, each Loan Party shall take, or cause to be taken all actions reasonably required to maintain and preserve the Liens created or purported to be created by the Security Documents and the priority of such Liens.
(b)    From and after the Effective Date, each Loan Party shall from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of more fully creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Grantor which are required to become part of the Collateral) pursuant hereto or thereto.
(c)    From and after the Effective Date, each Loan Party shall make commercially reasonable efforts to cause to be discharged, at the Borrower’s cost and expense, any Lien (other than Liens permitted under Section 6.02) on the Collateral.
(d)    From and after the Effective Date, upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement, the other Loan

Documents or any Secured Hedge Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Loan Party shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Secured Party may be reasonably required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.
Section 5.11.    [Reserved].
Section 5.12.    [Reserved].
Section 5.13.    Use of Proceeds. The proceeds of the Loans will be used only for the general corporate purposes of the Borrower and its Subsidiaries. Letters of Credit will be issued only for the general corporate purposes of the Borrower and its Subsidiaries.
Section 5.14.    [Reserved].
Section 5.15.    Sanctions; Anti-Money Laundering and Anti-Corruption Laws. Each Loan Party will conduct its business in compliance in all material respects with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.
Section 5.16.    Maintenance of Title. Except as otherwise permitted hereunder, each Loan Party shall preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, good, legal and valid title to, or rights in, all of its material properties (including the Collateral) free and clear of Liens other than Liens permitted under Section 6.02.
Section 5.17.    Guarantees and Security. If, on any date (a “Guarantee Date”), the aggregate amount of Indebtedness for borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit of any Restricted Subsidiary that is not a Guarantor or a Non-Recourse Subsidiary then outstanding (other than any such Indebtedness owing to the Borrower or any Guarantor) exceeds the greater of (A) $250,000,000 and (B) 7.5% of Distributable Cash for the applicable Test Period (tested at the time of incurrence of the applicable Indebtedness without regard to any subsequent change in Distributable Cash), the Borrower will cause such Restricted Subsidiary to, within forty-five (45) days after such Guarantee Date, become a Guarantor as and to the extent required by Section 9.01 by executing and delivering a joinder agreement in substantially the form of Exhibit J (a “Guarantor Joinder”).
Section 5.18.    Designation of Restricted and Unrestricted Subsidiaries.
(a)    The Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary only if:
(i)    such Subsidiary or any of its Subsidiaries does not own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided that each Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any

Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary); and
(ii)    such designation and the Investment of the Borrower or any of the Restricted Subsidiaries in such Subsidiary complies with Section 6.05.
(b)    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (i) no Event of Default would result therefrom and (ii) (x) any outstanding Indebtedness of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 6.01 and shall be deemed to be incurred thereunder, and (y) all Liens encumbering the assets of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 6.02 and shall be deemed to be incurred thereunder, in each case calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period on a pro forma basis taking into account such designation.
ARTICLE 6
Negative Covenants
Until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 6.01.    Limitation on Indebtedness; Disqualified Stock and Preferred Equity.
(a)    Subject to the exceptions in Section 6.01(b), the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “Incurrence”) any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or any Restricted Subsidiary that is not a Loan Party to issue Preferred Equity; provided, however, that any Recourse Person may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Recourse Person (other than the Borrower) may issue Preferred Equity, if on the date of incurrence or issuance thereof the Holdco Debt Ratio for the applicable Test Period would have been equal to or less than 5.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Equity had been issued, as the case may be, on the first day of the relevant Test Period.
(b)    Section 6.01(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(i)    Indebtedness of the Loan Parties pursuant to any Loan Document;
(ii)    Indebtedness of the Borrower or any of its Restricted Subsidiaries under Credit Facilities, excluding, for the avoidance of doubt, this Agreement and any other Loan Document; provided that, immediately after giving effect to any such incurrence or issuance (including pro forma application of the net proceeds therefrom), the aggregate principal amount of all such Indebtedness pursuant to this clause (ii) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (ii) and then outstanding) does not exceed the greater of (x) $2,000,000,000 and (y) 60.0% of Distributable Cash for the applicable Test Period;

(iii)    Indebtedness of the Loan Parties in respect of any Senior Secured Notes;
(iv)    the Existing Indebtedness;
(v)    Indebtedness, Disqualified Stock or Preferred Equity of the Borrower or its Restricted Subsidiaries represented by Finance Lease Obligations, Sale and Leaseback Transactions, mortgage financings or purchase money obligations, or, incurred to finance or refinance the acquisition, purchase, leasing, development, construction, repair, replacement, refurbishment, repositioning, design, installment or improvement of property (real or personal), equipment, or other assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, in an aggregate outstanding principal amount as of the date of any incurrence pursuant to this clause (v) which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (v) and then outstanding), will not exceed the greater of (x) $250,000,000 and (y) 7.5% of Distributable Cash for the applicable Test Period;
(vi)    (A) Indebtedness of the Borrower owing to any of its Restricted Subsidiaries or the Borrower or Indebtedness of any of its Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary of the Borrower; provided that any such Indebtedness of a Loan Party owing to a Restricted Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations; and provided further,(x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary and (y) any transfer of such Indebtedness to a Person that is not the Borrower or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi); and (B) in connection with any Indebtedness permitted by subclause (A), any such Indebtedness that is secured by a Lien on any assets or property that is required to be pledged as collateral in order to obtain or maintain any Non-Recourse Financing shall be permitted and such Indebtedness and Lien may be assigned or transferred to third party lenders providing such Non-Recourse Financing;
(vii)    the issuance by any of the Borrower’s Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of Preferred Equity; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Equity being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower, and (B) any sale or other transfer of any such Preferred Equity to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower, will be deemed, in each case, to constitute an issuance of such Preferred Equity by such Restricted Subsidiary that was not permitted by this clause (vii);
(viii)    (x) Indebtedness or Disqualified Stock incurred or issued by the Borrower or a Restricted Subsidiary to finance an acquisition or Investment or (y) Indebtedness, Disqualified Stock or Preferred Equity of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was directly or indirectly acquired by the Borrower or a Restricted Subsidiary after the Effective Date or on the date it otherwise becomes a Restricted Subsidiary; provided that if, in the case of clause (x), such Indebtedness, Disqualified Stock is incurred or issued by a Recourse Person or is otherwise recourse to a Recourse Person, or in the case of clause (y), such Restricted Subsidiary is a Recourse Person or such Indebtedness, Disqualified Stock or Preferred Equity is otherwise recourse to a Recourse Person, then in each such case after giving pro forma effect to such incurrence, issuance or acquisition, as applicable, either (A) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Holdco Debt Ratio test set forth in Section 6.01(a) or (B) the Holdco Debt Ratio for the applicable Test Period would be equal to or less than immediately prior to such acquisition and incurrence; and provided further, that Indebtedness, Disqualified Stock or Preferred Equity incurred or issued under this clause (viii) in contemplation of such transaction will only be permitted if (1) such Restricted Subsidiary becomes a Guarantor to the extent required to do so pursuant to Section 5.17 or (2) such Restricted Subsidiary is a Non-Recourse Subsidiary;
(ix)    Indebtedness of the Borrower and its Restricted Subsidiaries incurred in respect of worker’s compensation claims or claims arising under similar legislation, self-insurance or similar obligations, performance, surety and similar bonds and performance and completion guarantees provided by the Borrower and its Restricted Subsidiaries in the ordinary course of business, or consistent with past practice or industry norms (including, for the avoidance of doubt, incurred in connection with the development, financing (including refinancing), engineering, procurement, construction, commissioning, completion, operation, maintenance or insuring of any Project by any Subsidiary or any related activities to the extent incurred prior to the date of any Non-Recourse Financing by such Project);
(x)    Indebtedness, Disqualified Stock and Preferred Stock of the Borrower and its Restricted Subsidiaries providing for indemnification, payment obligations in respect of any non-compete, consulting or similar arrangement, adjustment of purchase price, deferred purchase price (including adjustments thereof, contingent obligations, earn-outs and similar obligations) or progress payments for property or services, or other similar adjustments or obligations in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary of the Borrower after the Effective Date;
(xi)    Indebtedness consisting of cash management obligations, netting services, overdraft protection and similar arrangements incurred in the ordinary course of business;
(xii)    (A) advance payments received from customers for goods and services purchased and credit periods in the ordinary course of business, and (B) trade or other similar Indebtedness incurred in the ordinary course of business, which is (x) not more than ninety (90) days past due or (y) being contested in good faith and by appropriate proceedings;
(xiii)    Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, or similar instruments or obligations, in each case incurred or issued in the ordinary course of business or consistent with past practice or industry norms;
(xiv)    Indebtedness in respect of (A) cash pooling arrangements, (B) Bank Product Obligations and (C) Hedging Obligations (other than Hedging Obligations incurred for speculative purposes);
(xv)    the guarantee by (A) the Borrower or a Restricted Subsidiary of Indebtedness (other than any Non-Recourse Financing) that is permitted to be incurred pursuant to another provision of this Section 6.01; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations, then the guarantee will be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and (B) any Non-Recourse Subsidiary of Indebtedness of any other Non-Recourse Subsidiary to the extent such Indebtedness constitutes a Non-Recourse Financing after giving effect to such guarantee;
(xvi)    Indebtedness in connection with any Permitted Receivables Financing;
(xvii)    Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary and any Disqualified Stock and Preferred Equity issued by a Non-Recourse Subsidiary (including Disqualified Stock and Preferred Equity outstanding at the time such Non-Recourse Subsidiary becomes a Restricted Subsidiary);
(xviii)    the guarantee by, or any other credit support from, a Recourse Person of any Non-Recourse Financing; provided that the aggregate principal amount of all Indebtedness incurred under this clause (xviii) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (xviii) and then outstanding) does not exceed the greater of (A) $250,000,000 and (B) 7.5% of Distributable Cash for the applicable Test Period;
(xix)    Indebtedness of the Borrower or its Restricted Subsidiaries incurred pursuant to an ECR Transaction;
(xx)    guarantees by the Borrower or its Restricted Subsidiaries in the ordinary course of business of obligations to suppliers, customers, franchisees and licensees;
(xxi)    Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries;
(xxii)    Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
(xxiii)    Indebtedness, Disqualified Stock or Preferred Equity of the Borrower or any of its Restricted Subsidiaries in an aggregate outstanding principal amount as of the date of any incurrence pursuant to this clause (xxiii) which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (xxiii) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (xxiii) that is then outstanding), will not exceed the greater of (A) $250,000,000 and (B) 7.5% of Distributable Cash for the applicable Test Period;
(xxiv)    the guarantee by, or any other credit support from, the Borrower or any of its Restricted Subsidiaries of Indebtedness of any Unrestricted Subsidiary or any Joint Venture; provided that the aggregate principal amount of all Indebtedness incurred by any Recourse Person under this clause (xxiv) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (xxiv) and then outstanding) does not exceed the greater of (A) $500,000,000 and (B) 15.0% of Distributable Cash for the applicable Test Period;

(xxv)    any Refinancing Indebtedness incurred with respect to the refinancing of any Indebtedness permitted under Section 6.01(a) or clauses (ii), (iii), (iv), (v), (vii), (xviii), (xxiii), (xxiv), this (xxv), (xxvi) or (xxxi) of this Section 6.01(b);
(xxvi)    Indebtedness, Disqualified Stock and Preferred Stock represented by Management Advances;
(xxvii)    Indebtedness, Disqualified Stock or Preferred Equity of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred or issued pursuant to clause (xxv) above, not greater than 100.0% of the net cash proceeds received by the Borrower and the Restricted Subsidiaries since immediately after the Reference Date from the issue or sale of Equity Interests of the Borrower or any Parent Entity (which proceeds are contributed to the Borrower or a Restricted Subsidiary) or cash contributed to the capital of the Borrower (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 6.05(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (2) of the definition thereof) and are not included in Incremental Funds;
(xxviii)    any Indebtedness representing Project Obligations or Permitted Project Undertakings;
(xxix)    [reserved];
(xxx)    Indebtedness, Disqualified Stock and Preferred Stock arising from Permitted Intercompany Activities;
(xxxi)    Indebtedness of any Loan Party that is unsecured and is expressly subordinated in right of payment to the Obligations; provided, that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xxxi) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (xxxi) and then outstanding) shall not exceed the greater of (A) $1,000,000,000 and (B) 30.0% of Distributable Cash for the applicable Test Period; and
(xxxii)    Contractual Obligations of any Loan Party to the extent characterized as Indebtedness, other than Indebtedness for borrowed money.
For purposes of this Agreement, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Loan Parties solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in paragraphs (b)(ii) through (xxxii) of this Section 6.01, or is entitled to be incurred in whole or in part pursuant to paragraph (a) of this Section 6.01, the Borrower will be permitted to divide and classify such item of Indebtedness on the date of its incurrence and later divide and reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.01; for the avoidance of doubt, any incurrence of Indebtedness may, if applicable, be classified in part as being incurred and outstanding under the first paragraph of this covenant and in part as being incurred and outstanding under one or more categories of Permitted Debt.
(c)    For purposes of determining compliance with this Section 6.01, (i) guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included, and (ii) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of Section 6.01(b) or Section 6.01(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, Disqualified Stock or Preferred Stock, then such other Indebtedness, Disqualified Stock or Preferred Stock shall not be included.
The accrual of interest or Preferred Equity dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Equity or Disqualified Stock in the form of additional shares of the same class of Preferred Equity or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Equity or Disqualified Stock for purposes of this Section 6.01. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this Section 6.01 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. In the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.
The amount of any Indebtedness outstanding as of any date will be:
(i)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(ii)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)    the Fair Market Value of such assets at the date of determination; and
(B)    the amount of the Indebtedness of the other Person.
Section 6.02.    Limitation on Liens.

(a)    The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, any Lien upon the whole or any part of the currently owned or after-acquired property of the Borrower or any of its Restricted Subsidiaries or assets (each, a “Subject Lien”) to secure any Indebtedness or any guarantee or indemnity in respect of any Indebtedness (other than Permitted Liens), unless, in the case of any Subject Lien on any asset or property that is not Collateral, the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any subordinated Indebtedness) the obligations secured by such Subject Lien until such time as such obligations are no longer secured by such Subject Lien.
(b)    Any Lien created for the benefit of the Secured Parties pursuant to this Section 6.02 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Obligations. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Borrower may, at its option and without consent from any Lender or the Administrative Agent, elect to release and discharge any Lien created for the benefit of the Secured Parties pursuant to Section 6.02(a) in respect of such Subject Lien.
(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 6.03.    Limitation on Fundamental Changes.
(a)    The Borrower shall not directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Borrower is the surviving Person); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:
(i)    either: (x) the Borrower is the surviving Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(ii)    the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Loan Documents;
(iii)    immediately after such transaction, no Event of Default exists;
(iv)    the Borrower, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Holdco Debt Ratio test set forth in Section 6.01(a) or (B) would have had a Holdco Debt Ratio equal to or less than the actual Holdco Debt Ratio for the applicable Test Period;
(v)    [reserved]; and
(vi)    to the extent any assets of the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral, such Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Liens securing the Obligations in the manner and to the extent required hereunder or under any Loan Document and shall take all reasonably necessary action required hereunder or under any Loan Document so that such Lien is perfected to the extent required hereunder or under any Loan Document.
In addition, the Borrower may not, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries’ properties or assets, in one or more related transactions, to any other Person.
This Section 6.03(a) will not apply to (1) a merger of the Borrower with an Affiliate solely for the purpose of reforming the Borrower in another jurisdiction in the United States; (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and any Restricted Subsidiary of the Borrower, including by way of merger or consolidation; (3) a conversion by the Borrower into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Borrower or the laws of a jurisdiction in the United States; and (4) a change of the Borrower’s name.
(b)    Subject to Section 9.10, no Guarantor will, and the Borrower will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)    either: (a) such Guarantor is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Guarantor under Loan Documents;
(ii)    immediately after such transaction, no Event of Default exists;
(iii)    [reserved]; and
(iv)    to the extent any assets of the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral, such Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Liens securing the Obligations in the manner and to the extent required hereunder or under any Loan Document and shall take all reasonably necessary action required hereunder or under any Loan Document so that such Lien is perfected to the extent required hereunder or under any Loan Document; or
(A)    the transaction is not prohibited by Section 6.04; or

(B)    in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries, provided that if such Equity Interests constitute Collateral they will continue to constitute Collateral following such disposition.
This Section 6.03(b) will not apply to (1) a merger of the Guarantor with an Affiliate solely for the purpose of reforming the Guarantor in another jurisdiction in the United States, (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower or a Guarantor, (3) a conversion by the Guarantor into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, or (4) a liquidation or dissolution or change of the Guarantor’s legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower, in each case, without regard to the requirements set forth in the preceding paragraph.
Section 6.04.    Limitation on Sales of Assets. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:
(a)    the Borrower (or the relevant Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by the Borrower at the time of contractually agreeing to such Asset Sale);
(b)    at least 75% of the consideration received in the Asset Sale, calculated on a cumulative basis, by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(i)    any liabilities, as recorded on the balance sheet of the Borrower or any Restricted Subsidiary (contingent or otherwise), that are assumed or discharged by the transferee (or a third party in connection with such transfer) of any such assets and as a result of which the Borrower and its Restricted Subsidiaries are no longer obliged with respect to such liabilities or are indemnified against further liabilities;
(ii)    any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;
(iii)    any Capital Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition and that is involved principally in Permitted Businesses or properties and assets (other than cash or any Capital Stock or other security) that will be used in a Permitted Business of the Borrower and its Restricted Subsidiaries;
(iv)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Borrower and each other Restricted Subsidiary are released from any guarantee of such Indebtedness in connection with such Asset Sale;
(v)    consideration consisting of Indebtedness of the Borrower or any Guarantor received from persons who are not the Borrower or any Restricted Subsidiary;

(vi)    any consideration consisting of Equity Interests in an entity (including a Non-Recourse Subsidiary) engaged in a Permitted Business received in connection with the sale or exchange of an Equity Interest in a Restricted Subsidiary so long as after giving effect to such transaction, the entity in which the Equity Interests have been sold or exchanged remains a Restricted Subsidiary, provided that if such Equity Interests sold or exchanged constituted Collateral the Equity Interests received as consideration constitute Collateral subsequent to such sale or exchange; and
(vii)    any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received since the Effective Date pursuant to this clause (vii) that is at that time outstanding, not to exceed the greater of (x) $100,000,000 and (B) 3.0% of Distributable Cash for the applicable Test Period, determined at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined as of the date of receipt thereof and without giving effect to subsequent changes in value).
Section 6.05.    Limitation on Restricted Payments.
(a)    The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or any of its Restricted Subsidiaries and other than dividends or distributions payable to the Borrower or its Restricted Subsidiaries on at least a pro rata basis);
(ii)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower other than Equity Interests held by the Borrower or any of its Restricted Subsidiaries;
(iii)    make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries), except (i) a payment of principal at the stated maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement for value; or
(iv)    make any Restricted Investment in any Person,

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of any such Restricted Payment, (x) if a Suspension Period is then in effect and no Event of Default as described in Section 7.01(a), Section 7.01(f), Section 7.01(g), Section 7.01(h) or, solely to the extent relating to a breach of Section 6.03(a), Section 7.01(c) has occurred and is continuing or would occur as a consequence of such Restricted Payment, or (y) if no Suspension Period is then in effect, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, and:
(A)    if the Fixed Charge Coverage Ratio for the applicable Test Period at the time of such Restricted Payment is greater than or equal to 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries since the Reference Date (excluding Restricted Payments permitted by clauses (ii) through (xxiii) of Section 6.05(b)), is less than the sum, without duplication, of:
(1)    Cumulative Distributable Cash, determined as of the date such Restricted Payment is made; plus
(2)    100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities and other property received by the Borrower since the Reference Date (x) as a contribution to its common equity capital or (y) in consideration of the sale or issuance of Equity Interests of the Borrower (other than Disqualified Stock or Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Borrower or convertible or exchangeable Indebtedness of the Borrower, in each case that have been converted into or exchanged for Equity Interests of the Borrower or any Parent Entity (other than Equity Interests (or Disqualified Stock or convertible or exchangeable Indebtedness) sold to a Subsidiary of the Borrower); plus
(3)    the aggregate amount of Retained Asset Sale Proceeds and Declined Excess Proceeds since the Reference Date; plus
(4)    to the extent that any Restricted Investment that was made after the Reference Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received by the Borrower or its Restricted Subsidiaries in cash and the Fair Market Value of property other than cash received; plus
(5)    the net reduction in Restricted Investments after the Reference Date resulting from dividends, liquidating distributions, redemptions, repayments of loans or advances, or other transfers of assets in each case to the Borrower or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries and Joint Ventures) or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries; plus
(6)    $2,000,000,000, in the case of each of the foregoing items (2) through (5) for purposes of this clause (A), to the extent such amounts have not been included in Cumulative Distributable Cash for any period commencing on or after the Reference Date (such items (2) through (5) being referred to collectively as “Incremental Funds”); minus
(7)    the aggregate amount of Incremental Funds previously expended pursuant to this clause (A) or clause (B) below; or
(B)    if the Fixed Charge Coverage Ratio for the applicable Test Period at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (ii) through (xix) of Section 6.05(b)) is less than the sum, without duplication, of:
(1)    the greater of (x) $2,000,000,000 and (y) 60.0% of Distributable Cash for the applicable Test Period, less the aggregate amount of all Restricted Payments made by the Borrower and its Restricted Subsidiaries pursuant to this clause (B)(1) during the period beginning on the Reference Date and ending on the last day of the fiscal quarter immediately preceding the quarter in which such Restricted Payment is made; plus
(2)    Incremental Funds to the extent such amounts have not previously been expended pursuant to this clause (B) or clause (A) above (including any amounts that were included in Cumulative Distributable Cash for any period commencing on or after the Reference Date and expended pursuant to clause (A) above).
(b)    The preceding provisions will not prohibit:
(i)    the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with this Agreement;
(ii)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock), or from the substantially concurrent contribution to the common equity capital of the Borrower (other than from a Subsidiary of the Borrower); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment will not be or not have been included in Incremental Funds;
(iii)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Debt Fund Affiliates or Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); and

provided further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds from (A) the sale of Equity Interests of the Borrower received by the Borrower or a Restricted Subsidiary during such calendar year, in each case to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Debt Fund Affiliates or Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries (to the extent not included in Incremental Funds) and (B) key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries in such calendar year;
(iv)    the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Refinancing Indebtedness;
(v)    the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock, any Disqualified Stock or any subordinated Indebtedness pursuant to provisions similar to those described in Section 6.04;
(vi)    [reserved];
(vii)    [reserved];
(viii)    the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Borrower or its Restricted Subsidiaries or any Preferred Equity of any Restricted Subsidiary (other than a Loan Party) issued on or after the Reference Date in accordance with Section 6.01;
(ix)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Borrower or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar securities or the conversion or exchange of Capital Stock of any such Person;
(x)    (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Reference Date; provided, that for the applicable Test Period, after giving effect to such issuance or declaration on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(a); and (B) the declaration and payment of dividends to any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such Parent Entity after the Effective Date; provided that the amount of dividends paid pursuant to this subclause (B) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock;
(xi)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Restricted Subsidiary or on a pro rata basis or a more favorable basis to the Borrower or the Restricted Subsidiary that is the parent of the Restricted Subsidiary making such payment;

(xii)    any payments pursuant to clauses (xix) through (xxi) of Section 6.08(b);
(xiii)    additional Restricted Payments made after the Effective Date in an aggregate amount pursuant to this clause (xiii) not to exceed the greater of (A) $100,000,000 and (B) 3.0% of Distributable Cash for the applicable Test Period;
(xiv)    other Restricted Payments, so long as the Holdco Debt Ratio is no greater than 0.95 to 1.0 determined on a pro forma basis for the applicable Test Period; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (xiv), no Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof;
(xv)    the purchase by the Borrower of fractional shares arising out of stock dividends, splits or combinations or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets;
(xvi)    dividends or other distributions by the Borrower or any Restricted Subsidiary of (x) Capital Stock of an Unrestricted Subsidiary, or (y) Indebtedness owed to the Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary, in each case, other than an Unrestricted Subsidiary the principal asset of which is (A) cash and Cash Equivalents or (B) intellectual property that is material to the Borrower and its Subsidiaries, taken as a whole;
(xvii)    any prepayment, redemption, purchase, repurchase or defeasance of Equity Interests or subordinated Indebtedness pursuant to a Permitted Transaction;
(xviii)    any prepayment, redemption, purchase, repurchase or defeasance of any Equity Interests (x) pursuant to any definitive agreement in effect as of the Effective Date and (y) up to an additional aggregate amount pursuant to this clause (xviii) not to exceed $1,500,000,000;
(xix)    the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness that constitutes a Non-Recourse Financing;
(xx)    the declaration and payment of dividends on the common stock or common Equity Interests of the Borrower or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common Equity Interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Capital Stock), in an amount in any fiscal year not to exceed the sum of (A) 7% of the amount of net cash proceeds received by or contributed to the Borrower or any of its Restricted Subsidiaries from any such public offering and (B) 7% of Market Capitalization; or (y) in lieu of all or a portion of the dividends permitted by subclause (x), any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of the Borrower’s Capital Stock (and any equivalent prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any Parent Entity to fund the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of such entity’s Capital Stock) for aggregate consideration that, when taken together with dividends permitted by subclause (x), does not exceed the amount contemplated by subclause (x);
(xxi)    Restricted Payments made in connection with or relating to, and deemed reasonably necessary by the Borrower in good faith for the consummation of, any IPO Reorganization Transactions, or Tax Restructuring; provided that if immediately after giving pro forma effect to any such IPO Reorganization Transactions. or Tax Restructuring and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Borrower or any Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this covenant (and constitute utilization of such other Restricted Payment exception or capacity);
(xxii)    payments made or expected to be made (including repurchases of Capital Stock) by the Borrower or any of its Restricted Subsidiaries in respect of withholding or similar Taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Debt Fund Affiliates or Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries or any Parent Entity and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof or payments in respect of withholding or similar Taxes payable upon exercise or vesting thereof; and
(xxiii)    distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Permitted Receivables Financing.
(c)    The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, without giving effect to subsequent changes in value. The Fair Market Value of any cash Restricted Payment shall be its face amount.
(d)    For purposes of determining compliance with this Section 6.05, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xxiii) of Section 6.05(b) or is entitled to be made pursuant to Section 6.05(a) or as a Permitted Investment, the Borrower will be able to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such of clauses (i) through (xxiii) of Section 6.05(b) and Section 6.05(a) or as a Permitted Investment in any manner that otherwise complies with this Section 6.05.
(e)    For the avoidance of doubt, this Section 6.05 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Borrower or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Agreement.

Section 6.06.    Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
(i)    pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;
(ii)    pay any Indebtedness owed to the Borrower or any other Restricted Subsidiary;
(iii)    make loans or advances to the Borrower, or any other Restricted Subsidiary; or
(iv)    transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary.
(b)    Section 6.06(a) will not apply to:
(i)    encumbrances and restrictions existing under or by reason of (x) the Senior Secured Notes, the Senior Secured Notes Indentures or any guarantee related thereto or (y) the Loan Documents;
(ii)    encumbrances and restrictions existing under or by reason of (x) any agreement or instrument relating to, or entered into in connection with, any Project, any Project Obligations, any Permitted Project Undertaking, any Permitted Business Investment, any Permitted Transaction, or any Non-Recourse Financing, in each case that is not prohibited by this Agreement, or (y) any Project Document;
(iii)    any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Effective Date pursuant to Section 6.01 if (A)such encumbrance or restriction will not materially impair the ability of the Borrower and the Guarantors, taken as a whole, to make anticipated principal or interest payments on the Obligations (as determined in good faith by the Borrower), (B) such encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Borrower), or (C) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness, Disqualified Stock or Preferred Stock;
(iv)    any agreement or instrument in effect on the Effective Date;
(v)    with respect to restrictions or encumbrances referred to in clause (a)(iv) of this Section 6.06, encumbrances and restrictions: (A) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Borrower or any Restricted Subsidiary is a party; and (B) contained in Finance Lease Obligations, purchase money obligations or operating leases that impose such restrictions or encumbrances on the property so purchased, leased, expanded, constructed, developed, installed, replaced, relocated, renewed, maintained, upgraded, repaired or improved;
(vi)    encumbrances or restrictions contained in any agreement or other instrument of (A) a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary in effect at the time of such acquisition. Merger, amalgamation or consolidation, as applicable, or (B) an Unrestricted Subsidiary, at the time it is designated or deemed to become a Restricted Subsidiary, in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, and was not put in place in contemplation of such event;
(vii)    encumbrances or restrictions contained in contracts for sales of Capital Stock or assets that are not prohibited by Section 6.04 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Borrower’s Subsidiaries by another Person;
(viii)    encumbrances or restrictions existing under or by reason of applicable law, regulation or similar restriction or by governmental licenses, concessions, franchises or permits;
(ix)    encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;
(x)    customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture (as determined by the Borrower in good faith);
(xi)    in the case of clause (a)(iv) of this Section 6.06, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings, Finance Lease Obligations and Sale and Leaseback Transactions;
(xii)    any encumbrance or restriction arising by reason of customary non-assignment provisions;
(xiii)    customary restrictions on fiduciary cash held by the Borrower’s Restricted Subsidiaries;
(xiv)    customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements;
(xv)    customary restrictions on the transfer of non-cash assets contained in power purchase agreements and similar agreements;
(xvi)    [reserved];
(xvii)    customary provisions in agreements governing Hedging Obligations;
(xviii)    customary provisions contained in agreements entered into in the ordinary course of business or encumbrances or restrictions existing under or by reason of any Lien permitted to be incurred pursuant to Section 6.02;

(xix)    encumbrances or restrictions contained in the charter, partnership agreement or limited liability company agreement or other governing documents of a Restricted Subsidiary relating to tax equity or similar financings;
(xx)    any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, renewal, replacement or refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refunds, increases, supplements, modifies, refinances or replaces, an agreement, contract, obligation or instrument referred to in clauses (i) through (xix) of this Section 6.06(b) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (i) through (xix) of this Section 6.06(b); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument (x) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement or instrument or (y) will not materially impair the ability of the Borrower and the Guarantors, taken as a whole, to make anticipated principal or interest payments on the Obligations (as determined in good faith by the Borrower); or
(xxi)    restrictions created in connection with any Permitted Receivables Financing.
For purposes of determining compliance with this Section 6.06, (1) the priority of any Preferred Equity in receiving dividends or distributions prior to dividends or distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness incurred by the Borrower or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.
Section 6.07.    Financial Covenant. The Borrower will not permit the Leverage Ratio, calculated as of the last day of any fiscal quarter (beginning with the last day of the first full fiscal quarter ending after the Effective Date), solely to the extent that on such date the Covenant Testing Condition is satisfied, to exceed 6.00:1.00 (the “Financial Covenant”).
Section 6.08.    Limitation on Transactions with Affiliates.
(a)    The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower or any Restricted Subsidiary involving aggregate payments or consideration in excess of the greater of (x) $75,000,000 and (y) 2.0% of Distributable Cash for the applicable Test Period (each, an “Affiliate Transaction”), unless:
(i)    such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis with third parties that are not Affiliates, or, if in the good faith judgment of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii)    with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services, in each case having a value that exceeds the greater of (A) $150,000,000 and (B) 4.5% of Distributable Cash for the applicable Test Period, the Borrower’s Board of Directors must approve such transaction (including a majority of the disinterested directors).
(b)    Notwithstanding the foregoing, the restrictions set forth in Section 6.08(a) will not apply to:
(i)    customary directors’ fees and expenses, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including stock options or legal fees, as determined in good faith by the Borrower;
(ii)    Permitted Investments and Restricted Payments that are permitted by Section 6.05 (including any transaction that would otherwise constitute a Restricted Payment but is expressly excluded from the definition of the term “Restricted Payments”);
(iii)    any Management Advances and any waiver or transaction with respect thereto;
(iv)    agreements and arrangements existing on the Effective Date, and the performance by the Borrower or any Restricted Subsidiary of their obligations thereunder and any amendments, modifications, replacements or supplements thereto or similar agreements entered into in the future; provided that any such amendments, modifications, replacements or supplements, taken as a whole, or any such similar agreements, are not more disadvantageous to the Lenders in any material respect than the original agreements or arrangements as in effect on the Effective Date (as determined by the Borrower in good faith) or as are not otherwise prohibited by this Section 6.08;
(v)    the issuance of securities pursuant to, or for the purpose of the funding of, employment, termination or severance arrangements, stock options and stock ownership plans, as long as the terms thereof are or have been previously approved by the Borrower’s or the relevant Restricted Subsidiary’s Board of Directors;
(vi)    (A) transactions between or among, or for the benefit of, the Borrower and the Restricted Subsidiaries (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries, and (B) any merger, amalgamation or consolidation with any Parent Entity, provided that, in the case of this clause (B), such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower and such merger, amalgamation or consolidation is otherwise not prohibited under this Agreement;
(vii)    payments to or from, and transactions with, customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services (including any cash management activities related thereto), in each case in the ordinary course of business or consistent with past practice or industry norms, or that are on terms, taken as a whole, which are fair to the Borrower or the applicable Restricted Subsidiary or at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Borrower in good faith;
(viii)    any issuance of Equity Interests (other than Disqualified Stock) of the Borrower;
(ix)    the pledge of Equity Interests of Unrestricted Subsidiaries;
(x)    any contribution to the capital of the Borrower;
(xi)    transactions with respect to which the Borrower has obtained an opinion as to the fairness to the Borrower and its Restricted Subsidiaries from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;
(xii)    transactions permitted by, and complying with, the provisions of, Section 6.03;
(xiii)    transactions with (A) Unrestricted Subsidiaries or (B) Joint Ventures in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) or any partners of any such Joint Venture, in each case entered into in the ordinary course or business or consistent with past practice or industry norms (including, without limitation, any cash management activities related thereto), or that are on terms, taken as a whole, which are fair to the Borrower or the applicable Restricted Subsidiary or at least as favorable to the Borrower or the applicable Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Borrower in good faith);
(xiv)    transactions between the Borrower or any of its Restricted Subsidiaries and any Person that is an Affiliate solely as a result of the ownership by the Borrower or any of the Restricted Subsidiaries of Capital Stock of such Person;
(xv)    transactions with Persons solely in their capacity as holders of Indebtedness of the Borrower or any of its Restricted Subsidiaries where such Persons are treated no more favorably than holders of Indebtedness of the Borrower or such Restricted Subsidiaries generally;
(xvi)    transactions entered into by (x) an Unrestricted Subsidiary with an Affiliate prior to the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or (y) a Person acquired by or merged, amalgamated, or consolidated with or into the Borrower or any Restricted Subsidiary prior to the time of such acquisition, merger, amalgamation or consolidation, as applicable;
(xvii)    (A) investments by Affiliates in securities or loans or other Indebtedness of the Borrower or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (B) payments to Affiliates in respect of securities or loans or other Indebtedness of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(xviii)    transfers of leases, servitudes or similar assets and the entry into related license agreements, in each case, in the ordinary course of business or consistent with past practice or industry norms;
(xix)    any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in each case entered into in the ordinary course of business or consistent with past practice or industry norms, or that is on terms, taken as a whole, which are fair to the Borrower or the applicable Restricted Subsidiary or at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Borrower in good faith;
(xx)    any administrative services agreement, operations and maintenance agreement, marketing agreement, charter agreement, shipping agency agreement, reciprocal services agreement, excess capacity offtake agreement (including any sale and purchase agreement entered into in connection therewith) or other similar agreement or arrangement with the VGP Investor or any of its Affiliates relating to, or otherwise entered into in connection with, any Project or Permitted Business, in each case entered into in the ordinary course or business or consistent with past practice or industry norms, or that are on terms, taken as a whole, which are fair to the Borrower or the applicable Restricted Subsidiary or at least as favorable to the Borrower or the applicable Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Borrower in good faith;
(xxi)    payments by the Borrower or any Restricted Subsidiary (including any payment to any Parent Entity for further payment by such Parent Entity), (A) to reimburse the VGP Investor and any of its Affiliates and designees for any reasonable or customary out-of-pocket costs and expenses incurred in connection with the provision of any management, advisory, consulting or other similar services, and (B) to pay reasonable or customary management, monitoring, consulting and similar fees to the VGP Investor; provided that, in the case of the foregoing subclause (B), no such payments shall be made if an Event of Default shall have occurred and be continuing or would immediately result after giving pro forma effect to such payments (it being agreed that such amounts may accrue, but not be payable in cash during such period; provided that all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default);
(xxii)    the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement relating thereto) in effect as of the Effective Date and any amendments, modifications, replacements or supplements thereto or similar agreements entered into in the future; provided that any such amendments, modifications, replacements or supplements, taken as a whole, or any such similar agreements, are not more disadvantageous to the Lenders in any material respect than the original agreements or arrangements as in effect on the Effective Date (as determined by the Borrower in good faith) or as are not otherwise prohibited by this Section 6.08;
(xxiii)    any transactions with any Captive Insurance Subsidiary;
(xxiv)    any Project Obligations, Permitted Project Undertakings and ECR Transactions;

(xxv)    any Permitted Intercompany Activities, any IPO Reorganization Transactions, any Tax Restructuring, and related transactions; and
(xxvi)    sales of accounts receivable, or participations therein, or accounts receivable, royalty or other revenue streams and other rights to payment and any other assets, or other transactions, in connection with any Permitted Receivables Financing.
Section 6.09.    Limitation on Amendments to Organizational Documents. No Loan Party shall amend its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational documents in any manner that is materially adverse to the Lenders without the prior written consent of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.10.    Margin Regulations. The Loan Parties shall not use any part of the proceeds of the Loans to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X.
Section 6.11.    Anti-Money Laundering and Anti-Corruption Laws. Each Loan Party shall not, and shall not permit any of its Subsidiaries to directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person,(i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
ARTICLE 7
Events Of Default
Section 7.01.    Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of or premium on any Loan, or any reimbursement obligation in respect of any LC Disbursement, in each case, when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof;
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect in any respect) on or as of the date made or deemed made, and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower obtains knowledge of such default and (ii) the date on which the Borrower have received written notice of such default from the Administrative Agent;

(c)    any Loan Party shall default in the observance or performance of any agreement, condition or covenant contained in clause (i) of Section 5.04(a), Section 5.07(a) (provided that subsequent delivery of a notice of Default or Event of Default shall cure such Event of Default for failure to provide notice, unless a Responsible Officer of the Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and should have reasonably known in the course of his or her duties that failure to provide such notice would constitute an Event of Default and such failure to provide notice had a material adverse effect on the rights and remedies available to the Lenders or the Administrative Agent under any Loan Document) or Section 6 (provided that no Default or Event of Default shall arise under Section 6.07 after a breach thereof in accordance with its terms until the twentieth (20th) Business Day after the date on which financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, for the relevant fiscal quarter or fiscal year, unless the Borrower notifies the Administrative Agent that it does not intend to, or if it is not eligible to at such time (pursuant to Section 7.02), make a Cure Contribution to cure such Event of Default or is otherwise unable to utilize any cure rights available under Section 7.02);
(d)    any Loan Party shall default in the observance or performance of any other agreement, condition or covenant contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 7.01), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower obtains knowledge of such default and (ii) the date on which the Borrower have received written notice of such default from the Administrative Agent;
(e)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary (other than a Non-Recourse Subsidiary), or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary (other than a Non-Recourse Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Effective Date, if both:
(i)    such default either results from the failure to pay principal on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and
(ii)    the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to applicable grace periods), or the maturity of which has been so accelerated, exceeds the Threshold Amount, provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Borrower; provided further that, if the default under such other Indebtedness described in this Section 7.01(e) ceases to exist or is cured, waived or annulled, then the Event of Default (and the consequences thereof) hereunder shall be deemed cured, annulled and cease to exist hereunder;
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against any Loan Party in an involuntary case;

(ii)    appoints a custodian of the Borrower or any Loan Party; or
(iii)    orders the liquidation of the Borrower or any Loan Party;
and the order or decree remains unstayed and in effect for 60 consecutive days;
(g)    any Loan Party pursuant to or within the meaning of Bankruptcy Law:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, or
(v)    generally is not paying its debts as they become due;
(h)    any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(i)    one or more judgments or arbitral awards for the payment of money in an aggregate amount in excess of the Threshold Amount (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Borrower or any Restricted Subsidiary (other than a Non-Recourse Subsidiary) or any combination thereof and the same shall not have been paid, discharged or stayed for a period of sixty (60) days after such judgment or arbitral award became final and non-appealable;
(j)    [reserved];
(k)    any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert in writing, or from and after the Effective Date, any Lien created by any of the Security Documents shall cease for any reason (other than by reason of the express release thereof pursuant to Section 10.18 or the terms thereof or as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner) to be valid, perfected, enforceable and of the same effect and priority purported to be created thereby with respect to any material portion of the Collateral, or any Loan Party or any Affiliate of any Loan Party shall so assert in writing;
(l)    [reserved];
(m)    any Change of Control shall occur; or
(n)    any ERISA Event shall occur, and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect.
In every such Event of Default (other than an Event of Default with respect to any Loan Party described in clause (f), (g) or (h) of this Section 7.01), and at any time thereafter during the continuance of such

Event of Default, the Administrative Agent may, and at the request of the Required Lenders (or in the case of clauses (i) and (iii) below, solely at the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)    terminate the Commitments, and thereupon the Commitments shall terminate immediately along with the obligation of Issuing Banks to issue any Letter of Credit;
(ii)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
(iii)    require that the Borrower provide cash collateral as required in Section 2.04(j); and
(iv)    exercise on behalf of itself and the Lenders and the Issuing Banks all rights and remedies available to it and the Lenders under the Loan Documents and Requirements of Law;
provided that, in case of any Event of Default with respect to any Loan Party described in clause (f), (g) or (h) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 7.02.    Right to Cure. Notwithstanding anything to the contrary in this Agreement, if the Borrower reasonably expects to fail (or has failed) to comply with the Financial Covenant from the first day of the applicable fiscal quarter until the expiration of the twentieth (20th) Business Day after the date on which financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable (the “Cure Expiration Period”), then:
(a)    The Borrower and any Parent Entity shall have the right to issue Permitted Equity for cash or otherwise receive cash contributions to the capital of such entities, and in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Contribution” and the right to issue or receive any Cure Contribution, the “Cure Right”), and upon the receipt by the Borrower of such cash (the amount of such cash, the “Cure Amount”), and if so designated by the Borrower, pursuant to the exercise of the Cure Right, the Financial Covenant shall be recalculated giving effect to a pro forma adjustment by which Adjusted Cash From Operating Activities shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including in the determination of any financial ratio based conditions or any baskets), by an amount equal to the Cure Amount; provided, that (i) in each four (4) consecutive fiscal quarter period in which the Covenant Testing Condition is satisfied as of the last day of each such fiscal quarter, there shall be at least two (2) fiscal quarters in which the Financial Covenant shall not be recalculated pursuant to this clause (a), (ii) the Financial Covenant shall not be recalculated pursuant to this clause (ii) more than five (5) times during the term of the Revolving Facility, (iii) for purposes of this Section 7.02, the Cure Amount may be given effect in an amount greater than the amount required for purposes of complying with the Financial Covenant, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right pursuant to this clause (a) for determining compliance with the Financial Covenant for the fiscal quarter in respect of which such Cure Right is exercised (other than, for future periods, with respect to any portion of such Cure Amount that is used to repay Loans (in the case of Revolving Loans, to the extent accompanied by permanent reductions in the Revolving Commitments)) and (v) Cure Amounts utilized pursuant to this clause (a) shall not count towards any other calculation, permission or usage under or in respect of the Loan Documents;
(b)    the Borrower may, at its option and in its sole discretion, with or without the use of proceeds from a prior (but after the Effective Date) or concurrent Cure Contribution, repay Revolving Loans, Swingline Loans and/or LC Exposure to reduce the Revolving Exposure in an amount such that, at any time prior to the Cure Expiration Period, immediately after giving effect to such repayment, the Covenant Testing Condition shall not be satisfied (and the Covenant Testing Condition shall be deemed not to have been satisfied as of the last day of the relevant Test Period, and there shall be no obligation to comply with the Financial Covenant for the relevant Test Period, and it is agreed there shall be no Default or Event of Default resulting from non-compliance with Section 6.07 for the relevant Test Period).
Notwithstanding anything to the contrary contained in Section 7.01, (A)(i) upon receipt of the Cure Amount by the Borrower in at least the amount necessary to cause the Borrower to be in compliance with the Financial Covenant as of the end of and for the applicable fiscal quarter, the Financial Covenant under Section 6.07 shall be deemed satisfied and complied with as of the end of and for such fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant under Section 6.07, and any Default or Event of Default related to any failure to comply with the Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents and (ii) upon receipt of the Cure Amount by the Administrative Agent in at least the amount necessary to cause the Covenant Testing Condition to not be satisfied as of the end of and for the applicable fiscal quarter, upon such repayment in cash, the Covenant Testing Condition as of the end of and for such fiscal quarter will be deemed not to be satisfied, and the Financial Covenant under Section 6.07 shall be deemed not to have been tested as of the end of and for such applicable fiscal quarter with the same effect as though the sum set forth in clause (a) of the definition of “Covenant Testing Condition” had not exceeded an amount equal to 50% of the aggregate amount of the Revolving Commitments as of the at such time, and any Default or Event of Default related to any failure to comply with the Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents, (B) unless and until the Cure Expiration Period has passed and no Cure Right has been exercised in accordance with the preceding clause (A) by such time, (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Financial Covenant, (ii) no Lender or Issuing Bank shall be obligated to extend new Revolving Loans or Swingline Loans or issue and/or renew Letters of Credit after the Cure Expiration Period has ended if a Cure Right is not exercised prior to such date (provided, that Lenders and Issuing Banks may, in their sole discretion, elect to continue to extend such Revolving Loans or Swingline Loans or issue and/or renew Letters of Credit after the date by which financial statements shall have been required to have been delivered and prior to such Cure Right having been exercised) and (iii) none of the Administrative Agent, the Collateral Agent, any Lender or Issuing Bank shall exercise any of the remedial rights otherwise available to it upon an Event of Default, including the right to accelerate the Loans, to terminate Commitments or to foreclose on the Collateral solely on the basis of an Event of Default having occurred or purportedly occurred as a result of a violation of Section 6.07 and (C) if no Cure Right is exercised on or before the end of the Cure Expiration Period, such Event of Default or potential Event of Default shall spring into existence after such time.

Section 7.03.    Application of Proceeds. All proceeds collected by the Administrative Agent upon any collection, sale, foreclosure or other realization upon any Collateral (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall, subject to any Applicable Intercreditor Agreement then in effect, be applied as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (other than principal and interest, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees, but including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 10.05) arising under this Agreement or any Loan Document, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
THIRD, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans, unreimbursed LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
FOURTH, (A) to the payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.04 or 2.25, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.04 or 2.25, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause Fourth shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;
FIFTH, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
SIXTH, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
In addition, in the event that the Administrative Agent receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the Administrative Agent; provided that, the Administrative Agent shall apply any cash distribution in accordance with this Section 7.03 prior to application of any such non-cash distribution. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
ARTICLE 8
The Administrative Agent
Section 8.01.    Appointment and Authority.
(a)    Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided that, the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that, the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and each issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)    where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;
(iii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or any Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)    No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.05, 2.07, 2.08, 2.16, 2.17 and 10.05) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.05). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)    Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party, any Subsidiary of any Loan Party or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    Each Lender, each Issuing Bank and each other Secured Party (by acceptance of the benefits of the Security Documents) hereby (i) acknowledges that it has received a copy of the First Lien Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement to the extent then in effect, and (iii) authorizes and instructs the Administrative Agent to enter into each of the Collateral Agency Agreement and the First Lien Intercreditor Agreement as an additional agent and on behalf of such Lender or Secured Party.
(i)    The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth herein, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guaranty of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Section.
Section 8.02.    Rights as a Lender. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, as the case may be. The terms “Lenders”, “Required Lenders”, “Required Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
Section 8.03.    Reliance by Administrative Agent.
(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.07 unless and until written notice thereof stating that it is a “notice under Section 5.07” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, (F) perfecting, maintaining, monitoring, preserving or protecting the security interest of lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (G) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (H) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (I) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.06, (ii) may rely on the Register to the extent set forth in Section 2.07(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.04.    Resignation of Administrative Agent.
(a)    The Administrative Agent may resign as Administrative Agent at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan

Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as Administrative Agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article 8 and Section 10.05 shall, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (ii) above.
Section 8.05.    Non-Reliance on Administrative Agent and Other Lenders.
(a)    Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, as applicable, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender and each Issuing Bank, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender or Issuing Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders or Issuing Banks on the Effective Date.
(c)    Each Loan Party and each Lender acknowledges and agrees that the Administrative Agent shall have no obligation to monitor or enforce compliance with any restrictions on the selling of participations or the making of assignments to Disqualified Lenders or the restriction on any exercise of rights or remedies of any Net Short Lender.
(d)    The Administrative Agent, and each Arranger hereby informs the Lenders and the Issuing Banks that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans for an amount less than the amount being paid for an interest in the Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.06.    Collateral Matters; Rights Under Hedge Agreements.
(a)    Each of the Lenders and the Issuing Banks irrevocably authorizes the Administrative Agent to release or evidence the release of any Lien on any property granted to or held by the Administrative Agent under any Loan Document, in each case as provided in Section 10.18.
(b)    Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to Section 10.18.
(c)    No Secured Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights to manage or release any Collateral under the Loan Documents. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
Section 8.07.    Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax except to the extent that such Lender has established an exemption from or reduction of such withholding Tax by complying with the requirements of clause (f) or (g) of Section 2.19 or that such Tax has been withheld by any Loan Party. Without limiting or expanding the provisions of Section 2.19, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within thirty (30) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.07. The agreements in this Section 8.07 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 8.08.    Certain ERISA Matters.
(a)    Each Lender and each Issuing Bank (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender or Issuing Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender or Issuing Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender or Issuing Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender or such Issuing Bank, the requirements of sub-section (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s or such Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such Lender or Issuing Bank shall have made such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or Issuing Bank.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or Issuing Bank or (2) a Lender or Issuing Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender or Issuing Bank further (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender or Issuing Bank involved in such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 8.09.    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 8.10.    Erroneous Payments.
(a)    If the Administrative Agent (i) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.10 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such

Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank, Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 8.10(a).
(d)

(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 8.10(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.
(ii)    Subject to Section 9.08, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (A) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (B) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that, this Section 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided further that, for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE 9
Guaranty
Section 9.01.    Obligation to Guaranty. Upon the execution and delivery by any Restricted Subsidiary of a Guarantor Joinder in accordance with Section 5.17, such Person shall become and be a Guarantor hereunder, and each reference in this Agreement and any other Loan Document to a Guarantor or a Loan Party shall include such Restricted Subsidiary.
Section 9.02.    Guaranty. Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Guarantor now or hereafter existing under or in respect of the Loan Documents (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise and all Obligations under any Secured Hedge Agreement (such Obligations (excluding the Excluded Swap Obligations) being the “Guarantor Obligations”), and agrees to pay any and all expenses (including reasonable fees and expenses of counsel) incurred by the Administrative Agent, Lender Counterparty or any other Lender in enforcing any rights under this Guaranty, any other Loan Document and any Secured Hedge Agreement. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guarantor Obligations and would be owed by the Borrower or any other Guarantor to any Lender or Lender Counterparty under or in respect of the Loan Documents or any Secured Hedge Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such other Guarantor. This Guaranty is a guarantee of payment, not merely of collection.
Section 9.03.    Limitation of Liability. Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guarantor Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance under any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guarantor Obligations of such Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and such Guarantor hereby irrevocably agree that the Guarantor Obligations of such Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guarantor Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
Section 9.04.    Guaranty Absolute. Each Guarantor guarantees that the Guarantor Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The Guarantor Obligations of each Guarantor under or in respect of this Guaranty are independent of the Obligations of the Borrower or any other Loan Party under or in respect of the Loan Documents and any Secured Hedge Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Guarantor or whether the Borrower or any other Guarantor is joined in any such action or actions. The liability of such Guarantor under this Guaranty shall be joint and several, irrevocable, absolute and unconditional irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantor Obligations or any other Obligations of any Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantor Obligations resulting from the extension of additional credit to any Guarantor or the Borrower or otherwise;
(c)    any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guarantor Obligations;
(d)    any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guarantor Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guarantor Obligations or any other Obligations of the Borrower or any other Guarantor under the Loan Documents or any other Property of the Borrower or any other Guarantor;
(e)    any change, restructuring or termination of the corporate structure or existence of the Borrower or any other Guarantor;
(f)    any failure of any Lender to disclose to the Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the

Borrower now or hereafter known to such Lender (such Guarantor waiving any duty on the part of the Lenders to disclose such information);
(g)    the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of such Guarantor, any other Guarantor or other guarantor or surety with respect to the Guarantor Obligations; or
(h)    any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, any other Guarantor or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantor Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.
Section 9.05.    Waivers and Acknowledgments.
(a)    Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guarantor Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Guarantor or any other Person or any Collateral.
(b)    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guarantor Obligations, whether existing now or in the future.
(c)    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any other Guarantor, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
(d)    Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and such Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
(e)    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any other Guarantor now or hereafter known by such Lender.

(f)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 9.04 and this Section 9.05 are knowingly made in contemplation of such benefits.
Section 9.06.    Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower, any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guarantor Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Notes shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to such Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guarantor Obligations and all other amounts payable under this Guaranty, (b) the Maturity Date and (c) the latest date of expiration or termination of all Notes, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guarantor Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guarantor Obligations or other amounts payable under this Guaranty thereafter arising. If (i) such Guarantor shall make payment to any Lender of all or any part of the Guarantor Obligations, (ii) all of the Guarantor Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Maturity Date shall have occurred and (iv) all Notes shall have expired or been terminated, the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guarantor Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
Section 9.07.    Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by the Borrower or any other Guarantor (the “Subordinated Obligations”) to the Guarantor Obligations to the extent and in the manner hereinafter set forth in this Section 9.07:
(a)    Such Guarantor may receive regularly scheduled payments from the Borrower or such other Guarantor on account of the Subordinated Obligations; provided that, from and after the occurrence during the continuance of any Event of Default no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)    In any proceeding under any Debtor Relief Law relating to the Borrower or any other Guarantor, such Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guarantor Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)    After the occurrence and during the continuance of any Default, such Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guarantor Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
(d)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of such Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guarantor Obligations (including any and all Post-Petition Interest), and (ii) to require such Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to apply any amounts received on such obligations to the Guarantor Obligations (including any and all Post-Petition Interest).
Section 9.08.    Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement in accordance with Section 10.06 (including all or any portion of its Commitments, any advances owing to it pursuant to the Loan Documents, and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
Section 9.09.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided that, each Qualified ECP Guarantor shall only be liable under this Section 9.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.09, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.09 shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 9.09 constitute, and this Section 9.09 shall be deemed to constitute a “keepwell, support or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 9.10.    Release of Guarantors. (a) If, in compliance with the terms and provisions of the Loan Documents, (i) any Equity Interests of any Guarantor is sold or otherwise transferred to a Person or Persons none of which is a Loan Party, (ii) any Guarantor becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or (iii) in the case of any Affiliate of the Borrower that is not a Wholly-Owned Subsidiary, upon notice by the Borrower to the Administrative Agent, such Guarantor shall, upon the consummation of such sale or transfer, notice from the Borrower or other transaction, be automatically released from its obligations under this Agreement (including this Guaranty) and the other Loan Documents, including its obligations to pledge any Equity Interests owned by it pursuant to the Security Agreement, which pledge shall be automatically released, and the Administrative Agent shall take such actions as are reasonably requested by the Borrower to effect or evidence the release described in this Section 9.10; provided that, no such automatic release shall occur if such

Guarantor becomes an Excluded Subsidiary solely under clause (i) of the definition of “Excluded Subsidiary” unless the transaction by which such Guarantor ceases to be a Wholly-Owned Subsidiary of a Loan Party is a transaction with an unaffiliated third party, is for a bona fide business purpose and not to evade the guarantee required pursuant to this Agreement.
(b)    Upon the occurrence of a Covenant Suspension Event, each Guarantor shall be automatically released from its obligations under this Agreement (including this Guaranty) and the other Loan Documents and the Administrative Agent shall take such actions as are reasonably requested by the Borrower to effect or evidence the release described in this Section 9.10(b), provided that if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and within ninety (90) days after such Reversion Date or as soon as reasonably practicable thereafter (or such longer period as the Required Lenders may agree), the Borrower or the applicable Guarantor shall, at their own expense, take all actions reasonably necessary to provide that the Obligations shall have been unconditionally guaranteed by such Guarantor (if and to the extent such guarantee is required pursuant to the terms hereunder).
ARTICLE 10
Miscellaneous
Section 10.01.    Amendments and Waivers. Except as provided in Section 2.21 with respect to an Incremental Facility Amendment, and Section 2.10, neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.01. The Required Lenders and the Loan Parties may, or (with the written consent of the Required Lenders) the Administrative Agent and the Loan Parties may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding or removing any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences (except that, for the avoidance of doubt, no Lender consent shall be required for the purposes of any such amendment, supplement, modification or waiver of the terms and conditions of the Fee Letter); provided that, the Administrative Agent may, with the consent of the Borrower only and without the need to obtain the consent of any Lender, amend, supplement or modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, supplement or modification does not adversely affect the rights of any Lender or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided further that, no such waiver and no such amendment, supplement or modification shall:
(i)    increase the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.21 in respect of which such Lender has agreed to be an Incremental Lender) without the consent of each Lender directly and adversely affected thereby; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(ii)    forgive the principal amount of any Loan, extend the Maturity Date, reduce the stated rate of any interest (subject to Section 2.15), fee or premium payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)), extend the time for payment of any interest, fees or premium or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly and adversely affected thereby;
(iii)    extend the expiry date of such Lender’s Commitment without the consent of each Lender directly and adversely affected thereby; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender;
(iv)    impose any additional restriction on any Lender’s ability to assign any of its rights or obligations hereunder or under the other Loan Documents without the consent of each Lender directly and adversely affected thereby;
(v)    amend, modify or waive any provision of this Section 10.01 without the consent of each Lender, or reduce any percentage specified in the definition of “Required Lenders” or “Required Revolving Lenders” or reduce the consent required under any provision pursuant to which the consent of the Required Lenders or the Required Revolving Lenders, as applicable, is necessary, in each case, without the consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.21 to be parties to an Incremental Facility Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and Loans are included);
(vi)    amend, modify or waive any provision of Article 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent, without the consent of the Administrative Agent;
(vii)    amend, modify or waive any provision affecting the rights, duties or obligations of any Issuing Bank or the Swingline Lender without the consent of such Issuing bank or the Swingline Lender, as the case may be;
(viii)    amend, modify or waive any provision of Section 2.16, any provision in respect of the order of application of payments or any other provision hereof requiring pro rata payments to Lenders or pro rata sharing by Lenders of payments, in each case without the consent of each Lender directly affected thereby;
(ix)    except upon the occurrence of the Termination Date or as expressly provided in the Loan Documents as in effect on the Effective Date (including upon the occurrence of a Covenant Suspension Event), release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(x)    except upon occurrence of the Termination Date or as expressly provided in the Loan Documents as in effect on the Effective Date (including upon the occurrence of a Covenant

Suspension Event), release of all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;
(xi)    amend, modify or waive (A) any provision of Section 7.03 or any other provision hereof related to the application of the proceeds of enforcement or of Collateral without the consent of each Lender directly affected thereby;
(xii)    amend, modify or waive any provision of Section 4.02 with respect to a Borrowing of a Revolving Loan or any other provision that only affects the Revolving Lenders or the Revolving Facility without the consent of the Required Revolving Lenders (other than those otherwise specified herein as requiring the consent of all Lenders or all Lenders directly affected thereby); or
(xiii)    without the consent of each Lender directly and adversely affected thereby: (i) subordinate, or have the effect of subordinating, any of the Liens securing all or any portion of the Obligations to any Lien securing other Indebtedness, or (ii) subordinate, or have the effect of subordinating, all or any portion of the Obligations in right of payment to any other Indebtedness, in each case except (x) any Indebtedness that is permitted by this Agreement (as in effect on the Effective Date) to rank (or be made to rank) senior in lien priority to the Obligations as of the Effective Date, (y) if each adversely affected Lender is offered the opportunity to participate on a pro rata basis in such other Indebtedness on the same terms and conditions, and with the same fees and other economics, as is offered to all other providers (or their respective Affiliates) of such other Indebtedness and (z) pursuant to any debtor-in-possession financing to be provided under Section 364 of the Bankruptcy Code or pursuant to any analogous financing under any other Debtor Relief Laws;
provided further that, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (without the consent of any Lender) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 10.01.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder that requires the vote of the Required Lenders or the Required Revolving Lenders, as applicable, and the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.25(b)). Notwithstanding the foregoing, but without limiting the provisions of Section 2.21, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank, (y) any Person that is a Lender as of the Effective Date and (z) any Person that becomes a Lender as a result of the primary syndication of the initial Loans and Commitments hereunder) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall not, without the consent of the Borrower (in its sole discretion), have any right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative

Agent shall be entitled to rely on each such representation and deemed representation with independent verification thereof).
Section 10.02.    Notices. Except as otherwise provided in Section 2.09(c), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telefacsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telefacsimile notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows, or (b) in the case of any Lender or Issuing Bank, as indicated to the Administrative Agent in writing or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance:
Borrower:     Venture Global LNG, Inc.
1001 19th Street North, Suite 1500
Arlington, VA 22209
E-mail: [***]
Attention: [***]

Administrative Agent:    Sumitomo Mitsui Banking Corporation, as Administrative Agent
277 Park Ave,
New York, NY 10172
Attention: [***]
Email: [***]
Fax: [***]

The Borrower agrees that (i) the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”) and (ii) the Administrative Agent shall, and the Borrower hereby expressly authorizes the Administrative Agent to, promptly (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) and the Disqualified Advisor List on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for Public Lenders and/or(B) provide the DQ List and the Disqualified Advisor List to each Lender requesting the same.
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.03.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Issuing Bank, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 10.04.    Survival. All covenants, agreements, representations and warranties made by the Borrower or any other Loan Party herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the

Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time of the making of such Loans or other extensions of credit.
Section 10.05.    Payment of Expenses; Limitation of Liability; Indemnity, Etc.
(a)    Expenses. The Borrower agrees (i) to pay or reimburse each of the Agent Parties and the Arrangers, for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single law firm as counsel to the Administrative Agent and the Arrangers and one local counsel to the Administrative Agent in any relevant jurisdiction and (ii) to pay or reimburse each Lender and the Agent Parties for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the reasonable and documented fees and disbursements of a single law firm as counsel to the Lenders and the Agent Parties taken as a whole and one local counsel to the Lenders and the Agent Parties taken as a whole in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction) and, if a conflict exists among such Persons, one additional primary counsel and, if necessary and advisable, one local counsel in each relevant jurisdiction.
(b)    Limitation of Liability. To the extent permitted by applicable Law, (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials (including any personal data) obtained through electronic, telecommunications or other information transmission systems (including the Internet), (ii) the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Lender-Related Person other than those resulting from the gross negligence, or willful misconduct of such Lender-Related Person and (iii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 10.05(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.05(c), against any special, direct, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    Indemnity. The Borrower shall indemnify each Lender, each Issuing Bank, the Arrangers, the Agent Parties, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons and the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, (ii) any Loan, Letter of Credit or the use or proposed use of the proceeds thereof, (iii) the generation, use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing, by the Borrower or any of their Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, in each case, relating to this Agreement or any other Loan Document, or (iv) any actual or prospective claim, litigation, investigation or proceeding arising out of, or as a result of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower, their affiliates, equity holders, creditors or security holders, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), but excluding, in each case, Taxes other than any Taxes that represent losses, damages, etc., arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(d)    Reimbursement by Lenders. To the extent that either Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 10.05 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s or such Issuing Bank’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(e)    Payments; Survival. All amounts due under this Section 10.05 shall be payable not later than 10 days after written demand therefor. The agreements in this Section 10.05 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(f)    Recourse Liability. Notwithstanding anything else herein or in any other Loan Document to the contrary, the payment and performance of the Obligations shall be fully recourse solely to the Loan Parties and no recourse under or upon any obligation, covenant, or agreement contained herein or in any other Loan Document shall be had against any Permitted Holder or any other Person (each, a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for any obligation, covenant, or agreement contained herein or in any other Loan Document, including payment of the Loans or other Obligations or other amounts due in respect thereof (all such liability being expressly waived and released by the Administrative Agent, the Lenders and the Issuing Banks).
Section 10.06.    Successors and Assigns; Participations and Assignments.

(a)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that except as provided under Section 6.03, no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (and any attempted assignment or transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted assignment or transfer to any Disqualified Lender, subject to Section 10.06(e)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (b) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arranger, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Incremental Commitment added pursuant to Section 2.21 and the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided, that (1) no consent of the Borrower shall be required (x) for any assignment of Revolving Loans or Revolving Commitments to another Revolving Lender, an Affiliate of any Revolving Lender or an Approved Fund or (y) for any assignment during the continuance of an Event of Default set forth in Section 7.01(a), (f), (g) or (h); provided, further, that with respect to an assignment of Incremental Term Loans, the Borrower shall be deemed to have consented to any such assignment of Incremental Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof from a Responsible Officer of the Borrower;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund; and
(C)    in the case of any Revolving Facility, each Issuing Bank and the Swingline Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to the relevant assignment (determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent to a lesser amount;
(B)    any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)    the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent and the Borrower (irrespective of whether an Event of Default exists) any form required under Section 2.19.
(iii)    Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Section 2.17(c), 2.18, 2.19 and 10.05 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 10.14). If any assignment by any Lender holding any Note is made after the issuance of such Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(iv)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee and any tax certification required by paragraph (b)(ii)(D) of this Section, the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swingline Lender or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clauses (i)-(v), (viii) and (xi) of the first proviso to Section 10.01 that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (ix) and (x) of the first proviso to Section 10.01. The Borrower also agrees that each Participant shall be entitled through the Lender granting the participation to the benefits of Section 2.15, 2.16 or 2.17 (subject to the requirements and limitations of such Sections, Section 2.18 and Section 2.19, including the requirements of Section 2.19(f) through Section 2.19(i) (it being agreed that any required forms shall be provided solely to the participating Lender)) with respect to its participation in the Loans outstanding from time to time as if such Participant were a Lender; provided that, no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent that entitlement to a greater amount results from a Change in Law that occurs after such Participant acquires the applicable participation, unless such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Lender, Defaulting Lender or any natural Person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    To the extent any assignment is made by a Lender to any Disqualified Lender without the Borrower’s consent, to the extent the Borrower’s consent is required under this Section 10.06, then such assignment shall not be null and void, but (x) such Disqualified Lender shall not be entitled to the benefit of any expense reimbursement or indemnification provisions of the Loan Documents (including without limitation Section 10.05 hereof) and (y) the Borrower may, at its sole expense and effort, upon notice to such Disqualified Lender and the Administrative Agent, (A) terminate any Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender, (B) in the case of any outstanding Loans held by such Disqualified Lender, purchase such Loans by paying the lesser of (x) the amount that such Disqualified Lender paid to acquire such Loans and (y) par, plus accrued interest thereon, but excluding any premium, penalty, prepayment fee or breakage costs and/or (C) require that such Disqualified Lender assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees (and if such Person does not execute and deliver to the

Administrative Agent a duly executed assignment agreement reflecting such assignment within five Business Days of the date on which such Eligible Assignee executes and delivers such assignment agreement to such Person, then such Person shall be deemed to have executed and delivered such assignment agreement without any action on its part); provided that in the case of clause (C), the relevant assignment shall otherwise comply with this Section 10.06 (except that no registration and processing fee required under this Section 10.06 shall be required with any assignment pursuant to this paragraph); provided, further, that in the case of the foregoing clauses (A)-(C), the Borrower shall not be liable to any Person for breakage costs. Further, any Disqualified Lender identified by the Borrower to the Administrative Agent, (D) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (E) (x) shall not for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required any Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require any Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Lender shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or all Lenders have taken any action and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Lenders in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party. The rights and remedies available to the Borrower pursuant to the foregoing provisions of this Section 10.06(e) shall be in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity; it being understood and agreed that the Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 10.06 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Lender or any Affiliate thereof or any other Person to whom the Borrower’s consent is required but not obtained. Nothing in this Section 10.06(e) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity.
Section 10.07.    Adjustments; Set-off.
(a)    If any Lender or any Issuing Bank (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.01(f) or Section 7.01(g) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender or Issuing Bank, if any, in respect of such other Lender’s or Issuing Bank’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders and Issuing Banks a participating interest in such portion of each such other Lender’s and Issuing Bank’s Obligations, or shall provide such other Lenders or Issuing Banks with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders and Issuing Banks; provided that, if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders or Issuing Banks provided by law, upon the occurrence and during the continuation of any Event of Default, each Lender and each Issuing

Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Bank or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender and each issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.08.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (w) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (x) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waives any claim against any Lender or Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 10.09.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.10.    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, the Lenders and the Issuing Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any Lender or any Issuing Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 10.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 10.12.    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 10.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that the Administrative Agent, the Lenders and the Issuing Banks retain the right to bring proceedings against the Borrower in the courts of any other jurisdiction in connection with the exercise of any rights under any Loan Document or the enforcement of any judgment;

(e)    agrees that nothing herein shall affect the right of the Administrative Agent, the Lenders and the Issuing Bank to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(f)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, indirect, exemplary, punitive or consequential damages.
Section 10.13.    Acknowledgments. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and their Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (ii) the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (b)(i) the Administrative Agent and the Arrangers are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of their Affiliates, or any other Person, and (ii) neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and release any claims that they may have against the Administrative Agent and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.14.    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of all information provided to it by the Borrower relating to the Borrower, its subsidiaries or their respective businesses, other than (a) any such information that is available to the Administrative Agent, such Lender or such Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower and (b) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, provided that, in the case of information provided by the Borrower after the Effective Date, such information is clearly identified at the time of delivery by the Borrower as confidential (“Information”); provided that, nothing herein shall prevent the Administrative Agent, any Lender or any Issuing Bank from disclosing any Information (i) to the Administrative Agent, any other Lender, any Issuing Bank or any Affiliate of any thereof, (ii) to any Participant or assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section 10.14 or substantially equivalent provisions (it being understood that the DQ List may be disclosed to any Transferee or prospective Transferee in reliance on this clause (ii)), (iii) to any of its Affiliates or any of its or its Affiliates’ employees, partners, directors, officers, agents, trustees, administrators, managers, attorneys, accountants, advisors (excluding any Disqualified Advisors) and other representatives, it being understood and agreed that such Persons to whom such Information is disclosed will be informed of the confidential nature of such Information and will be instructed to keep such Information confidential, (iv) to any financial institution (or its Related Parties) that is an actual or prospective direct or indirect contractual counterparty in any swap, derivative or other transaction to any Loan Party and its obligations hereunder, or such contractual counterparty’s professional advisor (excluding any Disqualified Advisors) (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14 or substantially equivalent provisions), (v) upon the request or demand of any Governmental Authority having jurisdiction over such Person, (vi) to the extent required by order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law or by any subpoena or similar legal process, (vii) that becomes publicly available other than in breach of this Section 10.14 or that becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 10.14, (viii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any similar organization), (ix) on a confidential basis to any nationally recognized rating agency (A) in connection with any rating of the Borrower or (B) that requires access to information about a Lender’s or Issuing Bank’s investment portfolio in connection with ratings issued with respect to such Lender or Issuing Bank, as applicable, (x) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities, (xi) to any other party hereto, (xii) on a confidential basis to any actual or potential provider of credit insurance for a Lender, (xiii) with the consent of the Borrower or (xiv) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that, in the event a Lender or an Issuing Bank receives a summons or subpoena to disclose confidential information to any party, such Lender or Issuing Bank, as applicable, shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Borrower an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower may deem reasonable. Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary in this Section 10.14, no Information shall be disclosed to a Disqualified Lender that is a Disqualified Lender at the time of such disclosure without the Borrower’s prior written consent. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
Section 10.15.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.    USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Section 10.17.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any Lender or any Issuing Bank, or the Administrative Agent, any Lender or any Issuing Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.18.    Releases of Collateral. Each of the Lenders (including in its capacity as a potential Lender Counterparty) irrevocably authorizes the Administrative Agent to be the agent for the representative of the Lenders with respect to the Collateral and the Security Documents; provided that, the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreements, and the Administrative Agent agrees that:
(a)    The Administrative Agent’s Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically and fully released (i) on the Termination Date or as otherwise provided in Section 10.18(b), (ii) at the time the Property subject to such Lien is sold to a Person that is not a Loan Party as part of or in connection with any Asset Sale permitted hereunder or under any other Loan Document, (iii) to the extent (and only for so long as) such property constitutes an Excluded Asset, (iv) upon the occurrence of a Covenant Suspension Event (provided that if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and within one hundred twenty (120) days after such Reversion Date or as soon as reasonably practicable thereafter (or such longer period as the Required Lenders may agree), the Borrower or the applicable Guarantor shall, at their own expense, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the Administrative Agent and the Secured Parties with respect to the Collateral) or (v) if approved, authorized or ratified in writing in accordance with Section 10.01.

(b)    On the Termination Date, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower under the Security Documents shall terminate, all without the need to deliver any instrument or performance of any act by any Person; provided that, in connection with the occurrence of the Termination Date and the corresponding release of Collateral, the Administrative Agent hereby agrees, at the request of the Borrower, to execute a payoff letter and the other documentation contemplated by clause (c) below (all at the Borrower’ sole cost and expense).
(c)    It will promptly execute, authorize or file such documentation as may be reasonably requested by the Borrower to release, or evidence the release (in registrable form, if applicable), its Liens with respect to any Collateral as set forth in this Section 10.18; provided that, the foregoing shall be at the Borrower’s sole cost and expense.
Section 10.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.20.    Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)    In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
Section 10.21.    Reaffirmation of Security Grant. The Borrower hereby (a) confirms the security interest in the Collateral granted by it in favor of the Collateral Agent for itself and for the ratable benefit of the Secured Parties pursuant to the Security Documents and (b) to the extent not otherwise effected by the preceding clause (a), as security for the prompt and complete payment and performance when due of all of the Obligations, further grants to the Collateral Agent for itself and for the ratable benefit of the Secured Parties a continuing security interest, in the Borrower’s right, title and interest in, to and under the Collateral, in each case, whether now owned or existing or hereafter acquired, arising or created, and wherever located.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VENTURE GLOBAL LNG, INC., as Borrower
By:	/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Chief Financial Officer

1

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent
By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director

2

BANCO BILBAO VIZCAYA ARGENTARIA S.A. NEW YORK BRANCH, as Revolving Lender
By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

3

BANCO SANTANDER, S.A. NEW YORK BRANCH, as Revolving Lender
By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Ryan Peters
Name: Ryan Peters
Title: Authorized Signatory

4

BANK OF AMERICA, N.A., as Revolving Lender
By:	/s/ Christopher Baethge
Name: Christopher Baethge
Title: Vice President

5

GOLDMAN SACHS BANK USA, as Revolving Lender
By:	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

6

ING CAPITAL LLC, as Revolving Lender
By:	/s/ Subha Pasumarti
Name: Subha Pasumarti
Title: Managing Director

By:	/s/ Gabriel D’Huart
Name: Gabriel D’Huart
Title: Director

7

JPMORGAN CHASE BANK, N.A., as Revolving Lender
By:	/s/ Omar Valdez
Name: Omar Valdez
Title: Authorized Officer

8

MIZUHO BANK, LTD., as Revolving Lender
By:	/s/ Dominick D’Ascoli
Name: Dominick D’Ascoli
Title: Director

9

NATIONAL BANK OF CANADA, as Revolving Lender
By:	/s/ John Hunt
Name: John Hunt
Title: Authorized signatory

By:	/s/ Jason Huang
Name: Jason Huang
Title: Authorized Signatory

10

TRUIST BANK, as Revolving Lender
By:	/s/ David Rhodes
Name: David Rhodes
Title: Director

11

SUMITOMO MITSUI BANKING CORPORATION, as Revolving Lender
By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director

12

WELLS FARGO BANK, N.A., as Revolving Lender
By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Managing Director

13

MUFG BANK, LTD., as Revolving Lender and Issuing Bank
By:	/s/ Kevin Sparks
Name: Kevin Sparks
Title: Director

14

BANCO BILBAO VIZCAYA ARGENTARIA S.A. NEW YORK BRANCH, as Issuing Bank
By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

15

BANCO SANTANDER, S.A. NEW YORK BRANCH, as Issuing Bank
By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Ryan Peters
Name: Ryan Peters
Title: Authorized Signatory

16

BANK OF AMERICA, N.A., as Issuing Bank
By:	/s/ Christopher Baethge
Name: Christopher Baethge
Title: Vice President

17

GOLDMAN SACHS BANK USA, as Issuing Bank
By:	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

18

JPMORGAN CHASE BANK, N.A., as Issuing Bank
By:	/s/ Omar Valdez
Name: Omar Valdez
Title: Authorized Officer

19

TRUIST BANK, as Issuing Bank
By:	/s/ David Rhodes
Name: David Rhodes
Title: Director

20

SUMITOMO MITSUI BANKING CORPORATION, as Issuing Bank
By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director

21

WELLS FARGO BANK, N.A., as Issuing Bank
By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Managing Director

22

SCHEDULE 1.1A

Commitments

(i)    Revolving Commitments

Lender	Revolving Commitments
Sumitomo Mitsui Banking Corporation	$[***]
Bank of America, N.A.	$[***]
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]
Goldman Sachs Bank USA	$[***]
JPMorgan Chase Bank, N.A.	$[***]
MUFG Bank, Ltd.	$[***]
Banco Santander, S.A., New York Branch	$[***]
Truist Bank	$[***]
Wells Fargo Bank, N.A.	$[***]
ING Capital LLC	$[***]
Mizuho Bank, Ltd.	$[***]
National Bank of Canada	$[***]
Total Commitments	$2,000,000,000.00

(ii)    Letter of Credit Commitments

Lender	Letter of Credit Commitments
Sumitomo Mitsui Banking Corporation	$[***]
Bank of America, N.A.	$[***]
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]
Goldman Sachs Bank USA	$[***]
JPMorgan Chase Bank, N.A.	$[***]
MUFG Bank, Ltd.	$[***]
Banco Santander, S.A., New York Branch	$[***]
Truist Bank	$[***]
Wells Fargo Bank, N.A.	$[***]
Total Commitments	$1,000,000,000.00
Schedule 1.1A - 1

SCHEDULE 1.1B

Disqualified Advisors

[Omitted]

Schedule 1.1B - 1

SCHEDULE 1.1C

Disclosed Matters

[Omitted]

Schedule 1.1C - 1

SCHEDULE 3.15

Subsidiaries

[Omitted]
Schedule 3.15 - 1

SCHEDULE 3.19

UCC Filing Jurisdictions

[Omitted]

Schedule 3.19 - 1

SCHEDULE 3.21(a)

Liabilities

[Omitted]
Schedule 3.21(a) - 1

SCHEDULE 4.1(h)

Effective Date Lien Searches

[Omitted]

Schedule 4.1(h) - 1

EXHIBIT A TO
CREDIT AGREEMENT
[FORM OF] COMPLIANCE CERTIFICATE
[Omitted]

A-1

EXHIBIT B-1 TO
CREDIT AGREEMENT
FORM OF CLOSING CERTIFICATE
[Omitted]

B-1-1

EXHIBIT B-2 TO
CREDIT AGREEMENT
FORM OF SECRETARY’S CERTIFICATE
[Omitted]

B-2-1

EXHIBIT C TO
CREDIT AGREEMENT
[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
[Omitted]
C-1

EXHIBIT D TO
CREDIT AGREEMENT
[FORM OF] NOTE
[Omitted]

D-1

EXHIBIT E-1 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]

E-1-1

EXHIBIT E-2
TO CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]

E-2-1

EXHIBIT E-3 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]
E-3-1

EXHIBIT E-4 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]

E-4-1

EXHIBIT F TO
CREDIT AGREEMENT
FORM OF SOLVENCY CERTIFICATE
[Omitted]

F-1

EXHIBIT G-1 TO
CREDIT AGREEMENT
[FORM OF] FUNDING NOTICE
[Omitted]

G-1

EXHIBIT G-2 TO
CREDIT AGREEMENT
[FORM OF] CONVERSION/CONTINUATION NOTICE
[Omitted]

G-2-1

EXHIBIT H TO
CREDIT AGREEMENT
[RESERVED]

H-1

EXHIBIT I TO
CREDIT AGREEMENT
[RESERVED]

I-1

EXHIBIT J TO
CREDIT AGREEMENT
[FORM OF] GUARANTOR JOINDER

[Omitted]

J-1